   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 7, 1996

                                                 REGISTRATION NO. 333-2924

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- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                --------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1

                            REGISTRATION STATEMENT
                                   UNDER THE
                            SECURITIES ACT OF 1933

                                --------------

                           TREX MEDICAL CORPORATION
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                --------------

        DELAWARE                     3844                    06-1439632
     (STATE OR OTHER    (PRIMARY STANDARD INDUSTRIAL      (I.R.S. EMPLOYER
     JURISDICTION OF     CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)
    INCORPORATION OR
      ORGANIZATION)

                                --------------

                36 APPLE RIDGE ROAD, DANBURY, CONNECTICUT 06810
                                (203)-790-1188
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                --------------

                         SANDRA L. LAMBERT, SECRETARY
                           TREX MEDICAL CORPORATION
                        C/O THERMO ELECTRON CORPORATION
                                81 WYMAN STREET
                             POST OFFICE BOX 9046
                       WALTHAM, MASSACHUSETTS 02254-9046
                                (617) 622-1000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                  COPIES TO:

   SETH H. HOOGASIAN,       DAVID E. REDLICK, ESQUIRE    EDWIN L. MILLER, JR.,
         ESQUIRE                  HALE AND DORR                ESQUIRE
     GENERAL COUNSEL             60 STATE STREET           TESTA, HURWITZ &
TREX MEDICAL CORPORATION   BOSTON, MASSACHUSETTS 02109        THIBEAULT
   C/O THERMO ELECTRON           (617) 526-6000            125 HIGH STREET
       CORPORATION                                      BOSTON, MASSACHUSETTS
     81 WYMAN STREET                                            02110
  POST OFFICE BOX 9046                                     (617) 248-7000
 WALTHAM, MASSACHUSETTS
       02254-9046
     (617) 622-1000

                                --------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the Registration Statement has become effective.

                                --------------

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [_]

                                --------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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

                            TREX MEDICAL CORPORATION

                             CROSS REFERENCE SHEET
                    BETWEEN ITEMS OF FORM S-1 AND PROSPECTUS

 ITEM                                                LOCATION IN PROSPECTUS
 ----                                                ----------------------
  1.  Forepart of Registration Statement and
       Outside Front Cover Page of
       Prospectus............................  Outside Front Cover Page
  2.  Inside Front and Outside Back Cover
       Pages of Prospectus...................  Inside Front Cover Page; Outside
                                               Back Cover Page; Additional
                                               Information; Reports to Security
                                               Holders
  3.  Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges....  Prospectus Summary; Risk Factors;
                                               The Company
  4.  Use of Proceeds........................  Prospectus Summary; Use of
                                               Proceeds
  5.  Determination of Offering Price........  Outside Front Cover Page; The
                                               Rights Offering
  6.  Dilution...............................  Dilution
  7.  Selling Security Holders...............  Not Applicable
  8.  Plan of Distribution...................  Outside Front Cover Page; The
                                               Rights Offering
  9.  Description of Securities to be
       Registered............................  Outside Front Cover Page;
                                               Capitalization; Description of
                                               Capital Stock
 10.  Interests of Named Experts and
       Counsel...............................  Experts; Legal Opinions
 11.  Information With Respect to the
       Registrant:
      (a) Description of Business............  Business; Management's Discussion
                                               and Analysis of Financial
                                               Condition and Results of
                                               Operations
      (b) Description of Property............  Business--Facilities
      (c) Legal Proceedings..................  Risk Factors--Risks Associated
                                               With Pending and Threatened
                                               Patent Litigation; Business--
                                               Patents and Proprietary
                                               Technology; Business--Legal
                                               Proceedings
      (d) Market Price of and Dividends on
          the Registrant's Common Equity and
          Related Stockholder Matters........  Outside Front Cover Page;
                                               Dividend Policy; Executive
                                               Compensation; Description of
                                               Capital Stock; Shares Eligible
                                               for Future Sale
      (e) Financial Statements...............  Consolidated Financial
                                               Statements; Capitalization
      (f) Selected Financial Data............  Selected Financial Information
      (g) Supplementary Financial
          Information........................  Not Applicable

 ITEM                                               LOCATION IN PROSPECTUS
 ----                                               ----------------------
      (h) Management's Discussion and
          Analysis of Financial Condition
          and Results of Operations........   Management's Discussion and
                                              Analysis of Financial Condition
                                              and Results of Operations
      (i) Changes in and Disagreements with
          Accountants on Accounting and
          Financial Disclosure.............   Not Applicable
      (j) Directors, Executive Officers,
          Promoters and Control Persons....   Relationship and Potential
                                              Conflicts of Interest with Thermo
                                              Electron and ThermoTrex;
                                              Management
      (k) Executive Compensation...........   Executive Compensation
      (l) Security Ownership of Certain
          Beneficial Owners and
          Management.......................   Security Ownership of Certain
                                              Beneficial Owners and Management
      (m) Certain Relationships and Related
          Transactions.....................   Relationship and Potential
                                              Conflicts of Interest with Thermo
                                              Electron and ThermoTrex;
                                              Management--Certain Transactions
 12.  Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities.........................   Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION--DATED MAY 7, 1996

PROSPECTUS

                                1,250,000 Shares

                            TREX MEDICAL CORPORATION

                                  Common Stock

  All of the shares of Common Stock offered hereby (the "Rights Offering") are being sold by Trex Medical Corporation (the "Company"), a majority-owned subsidiary of ThermoTrex Corporation ("ThermoTrex"), which is a majority-owned subsidiary of Thermo Electron Corporation ("Thermo Electron"). The Company is
issuing to holders of record of its Common Stock as of   , 1996 (the "Record
Date") nontransferable subscription rights (the "Rights") to subscribe for and purchase an additional 1,250,000 shares of Common Stock. Shareholders of record of the Company, including ThermoTrex, will receive .10 non-transferable Rights for every share of Common Stock held by them of record on the Record Date (or one Right for every ten shares held). Shareholders of record of ThermoTrex will receive .10 non-transferable Rights for every share of ThermoTrex Common Stock held by them of record on the Record Date (or one Right for every ten shares held). The subscription price per share of Common Stock is $16.00 per share (the "Subscription Price"), subject to a refund of the amount, if any, by which $16.00 exceeds the initial public offering price per share (the "Public Offering Price") of Common Stock in the Underwritten Public Offering (defined below). If the initial public offering price in the Underwritten Public Offering is more than $16.00 per share, the Rights Offering will be terminated and all amounts tendered by subscribers will be refunded. The closing of this Rights Offering is conditioned upon the closing of the Underwritten Public Offering. Any subscription funds received will be held in escrow pending the closing of this Rights Offering. All subscriptions received by the Company or its agent are irrevocable. The Rights Offering is not contingent on subscriptions for a minimum number of shares of Common Stock.

  Prior to this offering, there has been no public market for the Common Stock of the Company. The Company has applied to have the Common Stock approved for listing on the American Stock Exchange.

  Subscriptions must be received by 5:00 p.m., Eastern time on    , 1996 (the
"Expiration Time"). No subscription will be considered complete until received by American Stock Transfer & Trust Company, the Company's subscription agent (the "Subscription Agent") by the Expiration Time. See "The Rights Offering."

  Concurrently with the offering of Common Stock hereby, the Company is offering 2,400,000 shares of Common Stock in a firm commitment underwritten offering to the public (the "Underwritten Public Offering" and, collectively with the Rights Offering, the "Offerings"). A total of 3,650,000 shares of Common Stock (or up to a total of 4,010,000 shares if the Underwriters' over-allotment option is exercised in full) will be offered hereby and in the Underwritten Public Offering. Following the Offerings, ThermoTrex will own approximately 80% of the outstanding shares of Common Stock of the Company (assuming no exercise of the Underwriters' over-allotment option in the Underwritten Public Offering).

    THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.SEE "RISK
                         FACTORS" BEGINNING ON PAGE 9.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

- --------------------------------------------------------------------------------
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
                                                       UNDERWRITING
                                          SUBSCRIPTION DISCOUNTS AND PROCEEDS TO
                                             PRICE      COMMISSIONS  COMPANY (1)
- --------------------------------------------------------------------------------
Per Share...............................     $16.00        None        $16.00
- --------------------------------------------------------------------------------
Total...................................  $20,000,000      None      $20,000,000

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(1) Before deducting expenses payable by the Company estimated at $30,000.
    Assumes all Rights (other than Rights distributed to Thermo Electron or to be retained by ThermoTrex) are exercised and the Public Offering Price is $16.00 per share.

                   The date of this Prospectus is    , 1996.

The Company's LORAD M-IV mammography system, which the Company expects to begin shipping in mid-1996, features enhanced image quality as well as modular upgrades. The Contour mammography system offers a patented tilt C-arm, which permits the system to tilt toward or away from the patient for imaging of a greater area of breast tissue.

     The picture at the upper left-hand side of the page illustrates the Company's Lorad M-IV Mammography System, which consists of a rectangular base or platform standing upright on its side (for wall mounting) with an attached arm which may be moved vertically up and down, and attached to the arm is a rotatable X-ray stem.

     The picture at the upper right-hand side of the page illustrates a laboratory technician taking a mammographic image of a patient using the Company's Console Mammography System. The patient's image is being taken by the systems C-arm, which consists of a rotatable C-shape apparatus with X-ray equipment mounted on both ends of the "C", and which apparatus is shown titled toward the patient.

                                  [PICTURES]


                               ----------------

  IN CONNECTION WITH THE UNDERWRITTEN PUBLIC OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE AMERICAN STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

  FOR UNITED KINGDOM PURCHASERS: THE COMMON STOCK MAY NOT BE OFFERED FOR SALE IN THE UNITED KINGDOM EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE COMPANIES ACT 1985 AND THEREFORE OFFERS MAY NOT BE MADE OTHER THAN TO PERSONS WHO, AT THE DATE OF THIS DOCUMENT, ARE (I) PERSONS WHOSE ORDINARY BUSINESS IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, (II) EXISTING REGISTERED HOLDERS OF COMMON STOCK, OR (III) EXISTING REGISTERED HOLDERS OF THERMOTREX COMMON STOCK, AND IN THE CASE OF (III), THAT SUCH PERSONS WILL ONLY BE ELIGIBLE TO SUBSCRIBE FOR SUCH SHARES IF IN DOING SO THEY REPRESENT THAT THEY ARE SUBSCRIBING WITH A VIEW TO HOLDING THE SHARES AS AN INVESTMENT AND THAT THEY HAVE NO IMMEDIATE INTENTION TO RESELL THE SHARES.

  THIS DOCUMENT MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1995 OR WITHIN ARTICLE 8(1) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) (NO. 2) ORDER 1995.

  NO APPLICATION HAS BEEN MADE TO THE FRENCH COMMISSION DES OPERATIONS DE BOURSE IN RESPECT OF THIS PROSPECTUS OR ANY PART HEREOF. THE COMPANY HEREBY REPRESENTS AND AGREES, AND EACH FRENCH RECIPIENT, BY HIS ACCEPTANCE OF THIS PROSPECTUS AGREES, THAT NEITHER THIS PROSPECTUS NOR ANY PART HEREOF CONSTITUTES A PUBLIC OFFERING OF RIGHTS OR SHARES OF COMMON STOCK IN FRANCE. THE COMPANY AND THERMOTREX FURTHER CONFIRM THAT THEY HAVE NOT, AND EACH FRENCH RECIPIENT, BY HIS ACCEPTANCE OF THIS PROSPECTUS, CONFIRMS THAT SUCH RECIPIENT HAS NEITHER OFFERED FOR SALE NOR SOLD NOR WILL OFFER FOR SALE OR SELL (WHETHER BY USE OF THIS PROSPECTUS OR ANY PART HEREOF, ANY INFORMATION CONTAINED HEREIN OR ANY CONNECTED OR RELATED DOCUMENT OR OTHERWISE) ANY OF THE RIGHTS OR SHARES OF COMMON STOCK TO THE PUBLIC IN FRANCE.

                               ----------------

  LORAD, LORAD DSM, StereoLoc, StereoGuide and Contour are registered trademarks, and Bennett is a trademark, of Trex Medical Corporation. All other trademarks or tradenames referred to in this Prospectus are the property of their respective owners.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and the Consolidated Financial Statements and the Notes thereto appearing elsewhere in this Prospectus. Except as otherwise indicated, all information in this Prospectus assumes (i) the exercise of all subscription rights distributed in the Rights Offering (other than subscription rights distributed to Thermo Electron or to be retained by ThermoTrex) and (ii) assumes no exercise of the Underwriters' over-allotment option in the Underwritten Public Offering. Investors should carefully consider the information set forth under the heading "Risk Factors."

                                  THE COMPANY

  The Company is a worldwide leader in the design, manufacture and marketing of mammography equipment and minimally invasive stereotactic needle biopsy systems used for the detection of breast cancer, as well as a leading designer and manufacturer of general radiography (X-ray) equipment. A mammography system is a dedicated radiographic system designed specifically to image breast tissue. Stereotactic needle biopsy systems, which use a guided hollow needle to extract a sample of tissues from the breast, offer a cost-effective, less invasive alternative to open surgery for the biopsy of suspicious breast lesions. The Company recently broadened its product base by acquiring Bennett X-Ray Corporation ("Bennett"), a leading producer of specialty and general purpose radiographic systems, including mammography systems.

  The Company's mammography and stereotactic needle biopsy systems are used by radiologists and physicians in offices, hospitals and dedicated breast-care centers, and its general radiography systems are used by physicians and radiologists, both in office and hospital settings, as well as by veterinarians and chiropractors. The Company sells its systems worldwide principally through a network of independent dealers. In addition, the Company manufactures mammography and radiography systems and components as an original equipment manufacturer for other medical equipment companies such as United States Surgical Corporation ("U.S. Surgical"), the GE Medical Systems division of General Electric Company, Inc. ("GE"), and the Philips Medical Systems North America Company subsidiary of Philips N.V. ("Philips").

  The Company's strategy includes maintaining its market position and expanding into complementary markets through continued technological innovation and strategic acquisitions. The Company recently introduced a proprietary High Transmission Cellular ("HTC") grid for use with its mammography systems that provides better image contrast than existing grids at lower radiation doses, and a patented autoexposure tomography option to its general radiography systems that reduces the need for multiple exposures during tomography procedures, thereby reducing the radiation exposure to the patient. The Company believes the most promising technological advances in the radiography field will be derived from the substitution of electronic detectors for the film currently used in substantially all radiographic systems. This digital imaging technology is expected to be capable of higher image quality, permit the enhancement of an X-ray image through software and allow near-real-time, off-site analysis of the X-ray image by radiologists. The Company is currently developing a full-view digital imaging mammography system and has working prototypes at two clinical sites. The Company believes that the digital imaging technology being developed for this system may be adaptable to general radiography and cardiac diagnostic imaging systems, and the Company will seek to develop applications in these markets.

  The Company also intends to expand or augment its product line through the acquisition of one or more additional companies or technologies. The Company's strategy includes making acquisitions of companies that can benefit from the Company's distribution channels and technology. In February 1996, the Company signed a non-binding letter of intent to acquire XRE Corporation ("XRE"). XRE designs, manufactures and markets X-ray imaging systems used for cardiac catheterization and angiography. XRE manufactures systems and system components as an original equipment manufacturer for other medical equipment companies such as Philips and the Picker International, Inc. subsidiary of GEC, Inc. ("Picker International"). It also sells its systems in the United States directly and through distributors. In April 1996, the Company signed a non-binding letter of intent to acquire Continental X-Ray Corporation and certain of its affiliates (collectively, "Continental"). Continental designs, manufactures and markets radiographic/fluoroscopic products, general radiography systems, electrophysiology products used in cardiac laboratories and dedicated mammography systems. There can be no assurance that either the XRE or Continental transactions will be successfully completed.

                              THE RIGHTS OFFERING

Rights......................  The Company is distributing to holders of Common
                              Stock of record at the close of business on     ,
                              1996 (the "Record Date"), including ThermoTrex, subscription rights (the "Rights") to subscribe for and purchase additional shares of Common Stock. The Rights are generally non-transferrable, except that ThermoTrex may distribute Rights to holders of its Common Stock ("ThermoTrex Common Stock"). Each holder of Common Stock will receive one non-transferable Right for every ten shares of Common Stock held of record on the Record Date. Of the Rights received by ThermoTrex, it will distribute to each holder of ThermoTrex Common Stock on the Record Date, including Thermo Electron, one Right for every ten shares of ThermoTrex Common Stock held by such holder and will retain the remaining Rights. ThermoTrex has irrevocably elected not to exercise the Rights which it does not distribute to its shareholders and such Rights will expire unexercised. The terms of the Rights further provide that they may not be exercised by any person holding a majority of the outstanding shares of ThermoTrex Common Stock. As holder of a majority of the outstanding shares of ThermoTrex Common Stock, Thermo Electron will have no right to exercise the Rights it receives from ThermoTrex and such Rights will expire unexercised. The number of Rights distributed by the Company and ThermoTrex to each holder of Common Stock or ThermoTrex Common Stock will be rounded up to the nearest whole number. An aggregate of approximately 1,250,000 Rights (excluding those Rights to be distributed to Thermo Electron or to be retained by Thermo Trex) will be distributed pursuant to the Rights Offering. Each Right will be exercisable for one share of Common Stock. An aggregate of approximately 1,250,000 shares of Common Stock has been reserved for issuance upon exercise of the Rights (the "Underlying Shares"). The distribution of the Rights by the Company and ThermoTrex and the sale of shares of Common Stock upon the exercise of Rights are referred to herein as the "Rights Offering." See "The Rights Offering --The Rights."

Record Date.................       , 1996

Expiration Date.............       , 1996, 5:00 p.m., Eastern time, or such
                              later date to which the Company may extend the expiration of the Rights. The Company will not, in any event, extend the Expiration Date beyond
                                  , 1996.

Subscription Privilege......  Rights holders are entitled to purchase for the
                              Subscription Price one share of Common Stock for each whole Right held (the

                              "Subscription Privilege"). There is no
                              oversubscription privilege or other right to subscribe for Underlying Shares other than pursuant to the Subscription Privilege. See "The Rights Offering--Subscription Privilege."

Subscription Price..........
                              $16.00 in cash per share of Common Stock subscribed for pursuant to the Subscription Privilege (the "Subscription Price"). If the Subscription Price is greater than the price per share to the public of Common Stock in the Underwritten Public Offering (the "Public Offering Price"), the Company will refund to holders exercising Rights an amount per share equal to the amount by which the Subscription Price exceeds the Public Offering Price. If the Public Offering Price is more than $16.00, the Rights Offering will be terminated, and the Company will refund all amounts to holders who tendered subscription amounts to the Subscription Agent with no interest.

Common Stock Outstanding
 after Rights Offering......

                              A maximum of 25,866,452 shares. This number includes 2,400,000 shares issuable in connection with the Underwritten Public Offering and excludes 1,161,000 shares issuable at a weighted average price of $10.96 per share pursuant to stock options outstanding under the Company's stock-based compensation plans at May 6, 1996, but assumes the sale of all of the Underlying Shares, other than Underlying Shares issuable upon the exercise of Rights to be distributed to Thermo Electron or to be retained by ThermoTrex. See "The Rights Offering," "Capitalization," "Management" and "Security Ownership Of Certain Beneficial Owners And Management."

Non-Transferability of
 Rights and Common Stock....
                              The Rights are non-transferable and may not be exercised by any person other than the holder to which they were originally issued (except that ThermoTrex may distribute its Rights to holders of ThermoTrex Common Stock of record on the Record Date). The Common Stock will be listed on the American Stock Exchange ("AMEX"). See "The Rights Offering--Exercise of Rights."

Procedure for Exercising      The Subscription Privilege may be exercised by
 Rights.....................  properly completing the Subscription Certificate evidencing the Rights (a "Subscription
                              Certificate") and forwarding such Subscription
                              Certificate, with payment of the Subscription
                              Price for each Underlying Share subscribed for pursuant to the Subscription Privilege, to the Subscription Agent on or prior to the Expiration
                              Date. If the mail is used to forward Subscription
                              Certificates, it is recommended that insured, registered mail be used. Once a holder of Rights has exercised the Subscription Privilege, such exercise may not be revoked. See "The Rights
                              Offering--Exercise of Rights."

Procedure for Exercising
 Rights by Foreign
 Stockholders...............
                              Subscription Certificates will not be mailed to holders of Common Stock or ThermoTrex Common Stock whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise the Rights represented thereby, such holders must notify the Subscription Agent by completing an International Holder Subscription Form, which will be delivered to such holders in lieu of a Subscription Certificate, and sending it by mail or telecopy to the Subscription Agent. Holders located in the United Kingdom will not initially be provided with an International Holder Subscription Form and, if they are interested in participating in the Rights Offering, should contact NatWest Securities Limited, 135 Bishopsgate, London, England EC2M 3UR, telephone 44-171-375-8726, telecopier 44-171-375-6580, attention: Mr. Melvyn Rowe. International Holder Subscription Forms with payment of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription privilege must be returned to the Subscription Agent at or prior to 11:00 a.m., Eastern time, on the date that is two AMEX trading days prior to the Expiration Date. Certain restrictions applicable to the exercise of Rights by persons located outside of the United States are set forth on the inside front cover page of this Prospectus. See "The Rights Offering--Foreign and Certain Other Stockholders."

Persons Holding Shares, or
 Wishing to Exercise
 Rights, Through Others.....  Persons holding Common Stock or ThermoTrex Common
                              Stock, and receiving the Rights distributable with respect thereto through a broker, dealer, commercial bank, trust company or other nominee, as well as persons holding stock certificates personally who would prefer to have such institutions effect the exercise of the Rights on their behalf, should contact the appropriate institution or nominee and request it to effect the exercise for them. Such holders should be aware that brokers or other nominee holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of the Expiration Date. See "The Rights Offering--Exercise of Rights."


Issuance of Common Stock....  The closing of the Rights Offering is conditioned upon the closing of the Underwritten Public
                              Offering. Certificates representing shares of Common Stock purchased pursuant to the exercise of Rights will be delivered to subscribers as soon as practicable after the closing of the Underwritten Public Offering.

Use of Proceeds.............  For acquisitions, to fund research and development and for general corporate purposes. See "Use Of Proceeds."


Subscription Agent..........  American Stock Transfer & Trust Company

American Stock Exchange
Symbol.....................   TXM

                                 THE OFFERINGS

Common Stock Offered by the Company in the
 Underwritten Public Offering.............. 2,400,000 shares
Common Stock Offered by the Company in the
 Rights Offering........................... 1,250,000 shares
Common Stock to be Outstanding after the
 Offerings (1)............................. 25,866,452 shares
Proposed AMEX Symbol....................... TXM
Use of Proceeds............................ For acquisitions, to fund research and development and for general
                                            corporate purposes

- --------

(1) Does not include 1,925,000 shares of Common Stock reserved for issuance under the Company's stock-based compensation plans and 3,307,888 shares of Common Stock reserved for issuance upon the conversion of $39,000,000 principal amount of the Company's 4.2% Subordinated Convertible Note, due to ThermoTrex (the "Convertible Note"). Options to purchase 1,161,000 shares of Common Stock had been granted and were outstanding under the Company's stock-based compensation plans as of May 6, 1996. See "Capitalization," "Dilution," "Management--Compensation of Directors," "Executive Compensation," "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex" and Note 9 of Notes to Consolidated Financial Statements.

                  SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                            PRO FORMA COMBINED (6)
                                                                                                           ------------------------
                                                                                            SIX MONTHS
                                   FISCAL YEAR (1)(2)          NINE MONTHS ENDED (1)(2)    ENDED (1)(4)     NINE MONTHS  SIX MONTHS
                          ------------------------------------ ------------------------ ------------------     ENDED       ENDED
                                                               OCTOBER 1, SEPTEMBER 30, APRIL 1, MARCH 30, SEPTEMBER 30, MARCH 30,
                          1991 (4) 1992 (3)(4)  1993    1994    1994 (4)    1995 (5)      1995     1996        1995         1996
                          -------- ----------- ------  ------- ---------- ------------- -------- --------- ------------- ----------
STATEMENT OF INCOME DATA:
Revenues........           $  --     $ 4,128   $37,519 $54,410  $39,196      $55,291    $31,315   $66,829    $126,185     $92,959
Gross Profit....              --       1,964    18,930  26,616   19,542       27,111     15,190    29,237      47,783      38,622
Research and
Development
Expenses........              313      1,683     7,182  10,662    7,320        8,595      6,270     8,170      13,918      10,825
Operating Income
(Loss)..........             (313)      (746)    1,960   2,682    2,428        6,342      1,803     7,372       4,277       7,952
Net Income
(Loss)..........             (190)      (544)      827   1,194    1,085        3,483        966     3,734         598       3,678
Earnings (Loss) per Share
(7).............             (.01)      (.03)      .04     .06      .05          .17        .05       .17         .02         .15
Weighted Average Shares
(7).............           20,151     20,151    20,151  20,151   20,151       20,151     20,151    21,547      24,667      24,700

                                                                 MARCH 30, 1996
                                                 ----------------------------------------------
                                                                               AS ADJUSTED,
                                                  PRO FORMA        AS           INCLUDING
                                                 COMBINED (8) ADJUSTED (9) RIGHTS OFFERING (10)
                                                 ------------ ------------ --------------------
BALANCE SHEET DATA:
Working Capital................................    $ 10,626     $ 39,068         $ 55,318
Total Assets...................................     161,295      189,737          205,987
Long-term Obligations..........................      39,236       39,236           39,236
Shareholders' Investment ......................      63,432       91,874          108,124

- ----
(1) All periods presented include ThermoTrex Corporation's ("ThermoTrex") research and development business pertaining to its Sonic CT system.
(2) The Company's 1991, 1992, 1993 and 1994 fiscal years, set forth in this table and referred to elsewhere in this Prospectus, ended on December 28, 1991, January 2, 1993, January 1, 1994, and December 31, 1994,
    respectively. In September 1995, the Company changed its fiscal year-end from the Saturday nearest December 31 to the Saturday nearest September
    30. Accordingly, the Company's transition period from January 1, 1995 to September 30, 1995 ("fiscal 1995") is presented. The unaudited data for the nine months ended October 1, 1994 is presented for comparative purposes only.
(3) Includes the results of Lorad Corporation ("Lorad") since its acquisition by ThermoTrex on November 17, 1992.
(4) Derived from unaudited financial statements.
(5) Includes the results of Bennett X-Ray Corporation ("Bennett") since its acquisition by ThermoTrex on September 15, 1995.

(6) The pro forma combined statement of income data was derived from the pro forma combined condensed statements of income included elsewhere in this Prospectus. The pro forma combined statement of income data sets forth the results of operations for the nine months ended September 30, 1995 and the six months ended March 30, 1996, as if the acquisitions of Bennett, XRE Corporation ("XRE") and Continental X-Ray Corporation and certain of its affiliates ("Continental") had occurred on January 1, 1995.
(7) Pursuant to Securities and Exchange Commission requirements, earnings
    (loss) per share have been presented for all periods. Weighted average shares for all periods include the 20,000,000 shares issued to ThermoTrex in connection with the initial capitalization of the Company and the effect of the assumed exercise of stock options issued within one year prior to the Company's proposed initial public offering.

(8) The pro forma combined balance sheet data as of March 30, 1996 sets forth the financial position of the Company as if the acquisitions of XRE and Continental had occurred on March 30, 1996. See the pro forma combined condensed balance sheet included elsewhere in this Prospectus.

(9) Adjusted to reflect the sale by the Company of 2,400,000 shares of Common Stock offered in the Underwritten Public Offering at an assumed initial public offering price of $13.00, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company.

(10) Adjusted to reflect the sale by the Company of 2,400,000 shares of Common Stock offered in the Underwritten Public Offering and 1,250,000 shares offered in the Rights Offering at an assumed initial public offering price of $13.00, after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company.

                                 RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a high degree of risk. Accordingly, the following factors should be considered carefully in evaluating the Company and its business before purchasing any of such shares.

  Technological Change and New Products. The market for the Company's products is characterized by rapid and significant technological change, evolving industry standards and new product introductions. Many of the Company's products are technologically innovative, and require significant planning, design, development and testing at the technological, product and manufacturing process levels. These activities require significant capital commitments and investment by the Company. The high cost of technological innovation is matched by the rapid and significant change in the technologies governing the products that are competitive in the Company's market, by industry standards that may change on short notice and by the introduction of new products and technologies such as magnetic resonance imaging and ultrasound which may render existing products and technologies uncompetitive or obsolete. There can be no assurance that the Company's products or proprietary technologies will not become uncompetitive or obsolete.

  Patents and Proprietary Rights. The Company places considerable importance on obtaining patent and trade secret protection for significant new technologies, products and processes because of the length of time and expense associated with bringing new products through the development and regulatory approval process and to the marketplace. The Company's success depends in part on whether it can develop patentable products and obtain and enforce patent protection for its products both in the United States and in other countries. The Company has filed and intends to file applications as appropriate for patents covering both its products and manufacturing processes. No assurance can be given that patents will issue from any pending or future patent applications owned by or licensed to the Company or that the claims allowed under any issued patents will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any issued patents owned by or licensed to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company. The Company could incur substantial costs in defending itself in suits brought against it or in suits in which the Company may assert its patent rights against others. If the outcome of any such litigation is unfavorable to the Company, the Company's business and results of operations could be materially adversely affected.

  The Company relies on trade secrets and proprietary know-how which it seeks to protect, in part, by confidentiality agreements with its collaborators, employees and consultants. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors. See "Business--Patents and Proprietary Technology."

  Risks Associated With Pending and Threatened Patent Litigation. In April 1992, Fischer Imaging Corporation ("Fischer") commenced a lawsuit in the United States District Court, District of Colorado, against the Company's Lorad division, alleging that the Lorad StereoGuide prone breast biopsy system infringes a Fischer patent on a precision mammographic needle biopsy system. As of September 30, 1995, the Company had sold 351 StereoGuide systems for aggregate revenues of approximately $34.4 million. The suit requests a permanent injunction, treble damages and attorneys' fees and expenses. If the Company is unsuccessful in defending this lawsuit, it may be enjoined from manufacturing and selling its StereoGuide system without a license from Fischer. No assurance can be given that the Company will be able to obtain such a license, if required, on commercially reasonable terms, if at all. In addition, the Company may be subject to damages for past infringement. No assurance can be given as to whether the Company will be subject to such damages or, if so, the amount of damages which the Company may be required to pay. The outcome of patent litigation, particularly in jury trials, is inherently uncertain, and an unfavorable outcome in the Fischer litigation could have a material adverse effect on the Company's business and results of operations.

  The Company also is aware of a U.S. patent held by Nicola E. Yanaki which has been asserted by him against certain automatic exposure control features included in most of the Company's current mammography systems. The Company has been informed by the holder of this patent that a competitor of the Company has obtained a license for use of this patent. If Mr. Yanaki were successful in enforcing such patent, the Company could be subject to damages for past infringement and enjoined from manufacturing and selling imaging equipment utilizing certain automatic exposure control features, which would have a material adverse effect on the Company's business and results of operations.

  The Company is also aware of an issued European patent with counterparts in other non-U.S. countries applicable to imaging equipment utilizing certain automatic exposure control features. The European patent is the subject of an opposition proceeding before the European Patent Office. There can be no assurance as to the outcome of such opposition.

  In connection with the organization of the Company, ThermoTrex agreed to indemnify the Company for any and all cash damages in connection with the Fischer lawsuit and any potential claims by Mr. Yanaki with respect to sales of the Company's products occurring prior to October 1995, when the businesses of Lorad and Bennett were transferred to the Company. Notwithstanding this indemnification, the Company would be required to report as an expense the full amount, including any reimbursable amount, of any damages in excess of the amount accrued ($2.3 million as of March 30, 1996), with any indemnification payment it receives from ThermoTrex being treated as a contribution to shareholders' investment. An unsuccessful outcome in any of these matters may have a material adverse effect on the business of the Company and on its results of operations for the period in which such outcome occurs. See "Business--Patents and Proprietary Technology."

  The Company is aware of two U.S. patents owned by a former employee which have been asserted against the Company relating to its HTC grid to be used with the Company's mammography systems. If the former employee were successful in enforcing such patents, the Company could be subject to damages and enjoined from manufacturing and selling the HTC grid.

  The Company's competitors and other parties hold various patents and patent applications in the fields in which the Company operates. There can be no assurance that the Company will not be found to have infringed third-party patents and, in the event of such infringement, the Company could be required to alter its products or processes, pay licensing fees or cease making and selling any infringing products and pay damages for past infringement.

  No Assurance of Development and Commercialization of Products Under Development. A number of the Company's potential products are currently under development. There are a number of technological challenges that the Company must successfully address to complete any of its development efforts. Product development involves a high degree of risk, and returns to investors are dependent upon successful development and commercialization of such products. Proposed products based on the Company's technologies will require significant additional research and development. There can be no assurance that any of the products currently being developed by the Company, or those to be developed in the future by the Company, will be technologically feasible or accepted by the marketplace, or that any such development will be completed in any particular timeframe.

  Risks Associated with Acquisition Strategy. The Company's strategy includes the acquisition of businesses and technologies that complement or augment the Company's existing product lines. For example, in September 1995, the Company acquired its Bennett subsidiary, in February 1996, the Company signed a non-binding letter of intent to acquire XRE, a manufacturer of X-ray imaging systems for cardiac catheterization and angiography, and in April 1996, the Company signed a non-binding letter of intent to acquire Continental, a manufacturer of radiographic/fluoroscopic products, general radiography systems, electrophysiology products and dedicated mammography systems. Promising acquisitions are difficult to identify and complete for a number of reasons, including competition among prospective buyers and the need for regulatory approvals, including antitrust approvals. There can be no assurance that the Company will be able to complete future acquisitions or that the Company will be able to successfully integrate any acquired businesses. In order to finance such acquisitions, it may be necessary for the Company to raise additional funds through public or private financings. Any equity or debt financing, if available at all, may be on terms which are not favorable to the Company and, in the case of equity financing, may result in dilution to the Company's stockholders.

  Intense Competition. The Company encounters and expects to continue to encounter intense competition in the sale of its products. The Company believes that the principal competitive factors effecting the market for its products include product features, product performance and reputation, price, and service. The Company's competitors include large multinational corporations and their operating units, including GE, Philips, the Siemens Corporation subsidiary of Siemens AG ("Siemens"), Toshiba American Medical Systems, Inc. and Toshiba America MRI, Inc. (collectively, "Toshiba"), Shimadzu, and Picker International. These companies and certain of the Company's other competitors have substantially greater financial, marketing and other resources than the Company. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products than the Company. Moreover, a significant portion of the Company's sales are to GE and Philips through original equipment manufacturer ("OEM") arrangements. The products sold by such OEMs compete with products offered by the Company and its independent dealers. Competition could increase if new companies enter the market or if existing competitors expand their product lines or intensify efforts within existing product lines. There can be no assurance that the Company's current products, products under development or ability to discover new technologies will be sufficient to enable it to compete effectively with its competitors. See "Business--Competition."

  Government Regulation; No Assurance of Regulatory Approval. The Company's products are subject to regulation by the U.S. Food and Drug Administration (the "FDA") and equivalent agencies in foreign countries. Failure to comply with applicable regulatory requirements can result in, among other things, civil and criminal fines, suspensions of approvals, recalls of products, seizures, injunctions and criminal prosecutions.

  To date, all of the Company's products have been classified by the FDA as Class II medical devices and have been eligible for FDA marketing clearance pursuant to the FDA's 510(k) premarket notification process, which is generally shorter than the more involved premarket approval ("PMA") process. The Company believes that most of its currently anticipated future products and substantial modifications to existing products will be eligible for the 510(k) premarket notification process. However, the FDA has not yet classified full-view digital imaging mammography systems like the one being developed by the Company. If such systems are classified as Class III devices, the Company would be required to file for FDA marketing clearance for its full-view digital imaging mammography system under the PMA process, which would require substantial additional clinical trials and would take a number of years. While not classifying such systems, the FDA recently issued a preliminary protocol for marketing clearance of full-view digital imaging mammography systems suggesting that clearance may be obtained through an enhanced 510(k) application with more extensive clinical trials. The preliminary protocol calls for clinical trials on 400 subjects prior to applying to the FDA for clearance to commercially market such a system and a multi-year, follow-up study including comparative film and digital images on 12,000 subjects following commercial introduction. If the preliminary protocol is adopted as currently drafted, the Company believes this follow-up study will be burdensome and may limit the commercialization of full-view digital imaging mammography systems. The period for submitting comments to the preliminary protocol has expired, and the Company can make no prediction as to when a final protocol will be issued or if one will be issued at all. There can be no assurance that the necessary clearances for any of the Company's products will be obtained on a timely basis, if at all.

  FDA regulations also require manufacturers of medical devices to adhere to certain "Good Manufacturing Practices" ("GMP"), which include testing, quality control and documentation procedures. The Company's manufacturing facilities are subject to periodic inspection by the FDA. No assurances can be given that the FDA will not in the future find the Company to be in violation of one or more such regulations, which violation may adversely impact the operations of the Company. See "Business--Government Regulation."

  Healthcare Reform; Uncertainty of Patient Reimbursement. The Federal government has in the past and may in the future consider, and certain state and local as well as a number of foreign governments are considering or have adopted, healthcare policies intended to curb rising healthcare costs. Such policies include rationing of government-funded reimbursement for healthcare services and imposing price controls upon providers of medical products and services. The Company cannot predict what healthcare reform legislation or regulation, if any, will be enacted in the United States or elsewhere. Significant changes in the healthcare systems in the United States or elsewhere are likely to have a significant impact over time on the manner in which the Company conducts its business. Such changes could have a material adverse effect on the Company. In addition, the Federal government regulates reimbursement of fees for certain diagnostic examinations and capital equipment acquisition costs connected with services to Medicare beneficiaries. Recent legislation has limited Medicare reimbursement for diagnostic examinations. These policies may have the effect of limiting the availability or reimbursement for procedures, and as a result may inhibit or reduce demand by healthcare providers for products in the markets in which the Company competes. While the Company cannot predict what effect the policies of government entities and other third party payors will have on future sales of the Company's products, there can be no assurance that such policies would not have an adverse impact on the operations of the Company. See "Business-- Reimbursement."

  Dependence Upon Significant OEM Relationships. A significant portion of the Company's sales are to GE and Philips through OEM arrangements. In fiscal 1995, sales to Philips accounted for 18% of the Company's net sales. Sales to Philips accounted for 45% of XRE's sales in the 12 months ended December 31, 1995. The Company's sales depend, in part, on the continuation of these OEM arrangements and the level of end-user sales by such OEMs. There can be no assurance that the Company will be able to maintain its existing, or establish new, OEM relationships and any failure to do so could have a material adverse effect on its business. See "Business--Sales and Marketing--OEM Agreements."

  Potential Product Liability. The Company's business exposes it to potential product liability claims which are inherent in the manufacturing, marketing and sale of medical devices, and as such the Company may face substantial liability to patients for damages resulting from the faulty design or manufacture of products. The Company currently maintains product liability insurance, but there can be no assurance that this insurance will provide sufficient coverage in the event of a claim, that the Company will be able to maintain such coverage on acceptable terms, if at all, or that a product liability claim would not materially adversely affect the business or financial condition of the Company.

  Dependence on Key Personnel. The Company is highly dependent on the members of its senior management, research and engineering, manufacturing, marketing and sales staff, the loss of one or more of whom could have a material adverse effect on the Company. In particular, the Company's future performance is dependent in part on the continued services of Anthony J. Pellegrino, the Company's Vice Chairman, and Hal Kirshner, the Company's President and Chief Executive Officer. The Company has no written employment agreements with either Mr. Pellegrino or Mr. Kirshner. In addition, the Company believes that its future success will depend in part on whether it can attract and retain highly qualified engineering, management, manufacturing, marketing and sales personnel, particularly as the Company expands its business activities. The Company faces significant competition for the services of such personnel from other companies. There can be no assurance that the Company will be able to continue to attract and retain the personnel it requires for continued growth. The failure to hire and retain such personnel could materially adversely affect the Company.

  Risks Associated With International Operations. International sales accounted for 21% and 14% of the Company's revenues in fiscal 1995 and 1994, respectively. The Company intends to continue to expand its presence in international markets. International revenues are subject to a number of risks, including the following: agreements may be difficult to enforce and receivables difficult to collect through a foreign country's legal system; foreign customers may have longer payment cycles; foreign countries may impose additional withholding taxes or otherwise tax the Company's foreign income, impose tariffs or adopt other restrictions on foreign trade; U.S. export licenses may be difficult to obtain; and the protection of intellectual property in foreign countries may be more difficult to enforce. There can be no assurance that any of these factors will not have a material adverse impact on the Company's business and results of operations.

  Control by ThermoTrex. The Company's stockholders do not have the right to cumulate votes for the election of directors. ThermoTrex, which will own approximately 80% of the outstanding Common Stock of the Company after the Offerings, has the power to elect the entire Board of Directors of the Company and to approve or disapprove any corporate actions submitted to a vote of the Company's stockholders. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex" and "Security Ownership of Certain Beneficial Owners and Management."

  Potential Conflicts of Interest. The Company may be subject to potential conflicts of interest from time to time as a result of its relationship with Thermo Electron and ThermoTrex. For example, conflicts may arise in the development and licensing of digital detector technology by ThermoTrex to the Company, the manufacture of digital detectors by ThermoTrex for sale to the Company and the Company's manufacturing of lasers for sale to ThermoLase Corporation. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex." Certain officers of the Company are also officers of ThermoTrex, Thermo Electron and/or other subsidiaries of Thermo Electron, and are full-time employees of ThermoTrex or Thermo Electron. Such officers will devote only a portion of their working time to the affairs of the Company. For financial reporting purposes, the Company's financial results are included in the consolidated financial statements of ThermoTrex and Thermo Electron. The members of the Board of Directors of the Company who are also affiliated with Thermo Electron or ThermoTrex will consider not only the short-term and the long-term impact of operating decisions on the Company, but also the impact of such decisions on the consolidated financial results of ThermoTrex and Thermo Electron. In some instances the impact of such decisions could be disadvantageous to the Company while advantageous to ThermoTrex or Thermo Electron, or vice versa. The Company is a party to various agreements with Thermo Electron that may limit the Company's operating flexibility. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex."

  Significant Additional Shares Eligible for Sale After the Offerings. At the conclusion of the 120-day period following the closing of the Offerings, the Company will file a registration statement pursuant to the Securities Act covering the resale of 1,962,000 shares of Common Stock held by existing investors other than ThermoTrex. The 20,254,452 shares of Common Stock owned by ThermoTrex will become eligible for resale under Rule 144 in October 1997. In addition, as long as ThermoTrex is able to elect a majority of the Company's Board of Directors, it will have the ability to cause the Company at any time to register for resale all or a portion of the Common Stock owned by ThermoTrex. ThermoTrex and the Company have agreed not to sell any shares of Common Stock without the prior written consent of the Representatives of the Underwriters for a 180-day period after the date of this Prospectus, other than (i) shares of Common Stock to be sold to the Underwriters in the Offerings, (ii) the grant of options to purchase shares of Common Stock pursuant to existing stock-based compensation plans, (iii) shares of Common Stock which may be sold to ThermoTrex, (iv) the issuance of shares of Common Stock as consideration for the acquisition of one or more businesses (provided that such Common Stock may not be resold prior to the expiration of the 180-day period referenced above), and (v) shares of Common Stock to be sold in connection with the Rights Offering.

  Additional shares of Common Stock issuable upon exercise of options granted under the Company's stock-based compensation plans will become available for future sale in the public market at prescribed times. Sales of a significant number of shares of Common Stock in the public market following the Offerings could adversely affect the market price of the Common Stock. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex," "Shares Eligible for Future Sale" and "Underwriting."

  Immediate and Substantial Dilution. Purchasers of the Common Stock in the Offerings will incur an immediate and substantial dilution in the net tangible book value per share of the Common Stock from the initial public offering price of $12.47 per share, assuming the sale of no shares in the Rights Offering, or $11.87 per share, assuming the maximum proceeds to the Company from the Rights Offering. Additional dilution is likely to occur upon the exercise of outstanding stock options. See "Dilution."

  No Prior Public Market; Potential Volatility of Stock Price. Prior to the Offerings, there has been no public market for the Common Stock, and there can be no assurance that an active trading market will develop or be sustained after the Offerings or that the market price of the Common Stock will not decline below the initial public offering price. The initial public offering price will be determined by negotiations among the Company and the Representatives of the Underwriters. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new contracts or products by the Company or its competitors, government regulation and approvals, developments in patent or other proprietary rights and market conditions for stocks of companies similar to the Company could have a significant impact on the market price of the Common Stock.

  Lack of Dividends. The Company anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock. Declaration of dividends on the Common Stock will depend upon, among other things, future earnings, the operating and financial condition of the Company, its capital requirements and general business conditions. See "Dividend Policy."

                                  THE COMPANY

  The Company was incorporated in Delaware in September 1995 as a wholly-owned subsidiary of ThermoTrex. ThermoTrex acquired all of the outstanding shares of capital stock of Bennett in September 1995 for approximately $42,000,000 in cash. On October 2, 1995, the Company acquired all of the outstanding shares of capital stock of Bennett from ThermoTrex in exchange for a $42,000,000 principal amount subordinated convertible note due 2000 (the "Convertible Note"). The Convertible Note bears interest at a rate of 4.2% per annum and is convertible into shares of Common Stock at a conversion price of $11.79 per share. Subsequently, on October 16, 1995, ThermoTrex contributed all of the assets and liabilities relating to its Lorad division ("Lorad") and the development of its Sonic CT system to the Company in exchange for 20,000,000 shares of Common Stock of the Company.

  Unless the context otherwise requires, references in this Prospectus to the Company or Trex Medical Corporation refer to Trex Medical Corporation and its subsidiaries. As of March 27, 1996, ThermoTrex beneficially owned 91% of the Company's outstanding Common Stock, excluding the shares of Common Stock issuable upon the conversion of the outstanding principal amount of the Convertible Note. The Company's principal executive offices are located at 36 Apple Ridge Road, Danbury, Connecticut, and its telephone number is (203) 790-1188.

                              THE RIGHTS OFFERING

THE RIGHTS

  The Company is distributing non-transferable Rights, at no cost, to holders of outstanding shares of Common Stock of record on the Record Date. Stockholders of the Company will receive one Right for every ten shares of Common Stock held by them of record on the Record Date. Each Right will be exercisable for one share of Common Stock.

  ThermoTrex, which currently owns approximately 91% of the outstanding Common Stock (excluding shares of Common Stock issuable upon the conversion of the Convertible Note), will not exercise the Rights it receives from the Company. Of the Rights received by ThermoTrex, it will distribute to holders of ThermoTrex Common Stock of record on the Record Date one Right for every ten shares held by such holder and will retain the remaining Rights. ThermoTrex has irrevocably elected not to exercise the Rights which it does not distribute to its shareholders and such Rights will expire unexercised. Thermo Electron, as the holder of a majority of the outstanding shares of ThermoTrex Common Stock, will have no right to exercise the Rights it receives from ThermoTrex, and such Rights will expire unexercised. Each whole Right will be exercisable for one share of Common Stock. No fractional Rights or cash in lieu thereof will be distributed or paid by the Company or ThermoTrex. The number of Rights distributed by the Company and ThermoTrex to each holder of Common Stock, other than ThermoTrex, and each holder of ThermoTrex Common Stock (collectively the "Holders") will be rounded up to the nearest whole number.

  The purpose of the Rights Offering is to provide existing stockholders of the Company and ThermoTrex with an opportunity to participate in the initial public offering of the Company's Common Stock and to provide the Company with the ability to raise additional capital in a cost-effective manner.

  The Company has not engaged any underwriters, brokers or dealers in connection with the Rights Offering, and will not pay any commission or similar fees to any such person in connection with the Rights Offering.

EXPIRATION DATE

  The Rights will expire at 5:00 p.m., Eastern time, on    , 1996 unless
extended by the Company. The Company will not, in any event, extend the
Expiration Date beyond    , 1996. After the Expiration Date, unexercised
Rights will be null and void. The Company will not be obligated to honor any purported exercise of

Rights received by the Subscription Agent after the Expiration Date, regardless of when the documents relating to such exercise were sent, except pursuant to the Guaranteed Delivery Procedures described below. Notice of any extension of the Expiration Date will be made through a press release issued by the Company.

SUBSCRIPTION PRIVILEGE

  Each Right will entitle the holder thereof to receive, upon payment of the Subscription Price, one share of Common Stock (the "Subscription Privilege"). Certificates representing shares of Common Stock purchased pursuant to the Subscription Privilege will be delivered to subscribers as soon as practicable after the closing of the Underwritten Public Offering.

EXERCISE OF RIGHTS

  Rights may be exercised by delivering to American Stock Transfer & Trust Company (the "Subscription Agent"), at or prior to 5:00 p.m., Eastern time, on the Expiration Date, the properly completed and executed Subscription Certificate evidencing such Rights with any required signatures guaranteed, together with payment in full of the Subscription Price for each Underlying Share subscribed for pursuant to the Subscription Privilege. Such payment in full must be by (a) check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to American Stock Transfer & Trust Company, as Subscription Agent, or (b) wire transfer of funds to the account maintained by the Subscription Agent for such purpose at Chemical Bank, 55 Water Street, New York, New York 10041, Account No. 323-294723; ABA No. 021 000 128. Any wire transfer of funds should clearly indicate the identity of the subscriber who is paying the Subscription Price by the wire transfer. The Subscription Price will be deemed to have been received by the Subscription Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or of any postal, telegraphic or express money order, or (iii) receipt of good funds in the Subscription Agent's account designated above. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE UP TO FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE AND ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

  The address to which the Subscription certificates and payment of the Subscription Price should be delivered is:

    American Stock Transfer & Trust Company
    40 Wall Street
    New York, New York 10005
    Telephone: (718) 921-8200

  If a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate or Subscription Certificates evidencing such Rights to reach the Subscription Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are met:

    (i) such holder has caused payment in full of the Subscription Price for each Underlying Share being subscribed for pursuant to the Subscription Privilege to be received (in the manner set forth above) by the Subscription Agent on or prior to the Expiration Date;

    (ii) the Subscription Agent receives, on or prior to the Expiration Date, a guarantee notice (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions as to Use of Trex Medical Corporation Subscription Certificates and International Holder Subscription Forms (the "Instructions") distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. (the "NASD"), or from a commercial bank or trust company having an office or correspondent in the United States (each, an "Eligible Institution"), stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate or Subscription Certificates held by such exercising Rights holder, the number of Underlying Shares being subscribed for pursuant to the Subscription Privilege and guaranteeing the delivery to the Subscription Agent of any Subscription Certificate evidencing such Rights within three AMEX trading days following the date of the Notice of Guaranteed Delivery; and

    (iii) the properly completed Subscription Certificate evidencing the Rights being exercised, with any required signatures guaranteed, is received by the Subscription Agent within three AMEX trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Subscription Agent in the same manner as Subscription Certificates at the address set forth above, or may be transmitted to the Subscription Agent by telegram or facsimile transmission (telecopy no. (718) 234-5001). Additional copies of the form of Notice of Guaranteed Delivery are available upon request from the Subscription Agent, at the address set forth above.

  Unless a Subscription Certificate (i) provides that the shares of Common Stock to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the record holder of such Rights or (ii) is submitted for the account of an Eligible Institution, signatures on such Subscription Certificate must be guaranteed by an Eligible Institution.

  Holders who hold shares of Common Stock or ThermoTrex Common Stock for the account of others, such as brokers, trustees or depositaries for securities, should provide a copy of this Prospectus to the respective beneficial owners of such shares as soon as possible, ascertain such beneficial owners' intentions and obtain instructions with respect to the Rights. If the beneficial owner so instructs, the record holder of such Rights should complete Subscription Certificates and submit them to the Subscription Agent with the proper payment. In addition, beneficial owners of Common Stock or ThermoTrex Common Stock or Rights held through such a holder should contact the holder and request the holder to effect transactions in accordance with the beneficial owner's instructions. Beneficial holders should be aware that brokers or other record holders may establish deadlines for receiving instructions from beneficial holders significantly in advance of the Expiration Date.

  The instructions accompanying the Subscription Certificates should be read carefully and followed in detail. DO NOT SEND SUBSCRIPTION CERTIFICATES TO THE COMPANY OR TO THERMOTREX.

  THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE SUBSCRIPTION AGENT WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT AT OR PRIOR TO 5:00 P.M., EASTERN TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED, PERSONAL CHECKS MAY TAKE UP TO FIVE BUSINESS DAYS TO CLEAR, HOLDERS OF RIGHTS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK, MONEY ORDER OR WIRE TRANSFER OF FUNDS.

  All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations will be final and binding. The Company in its sole discretion may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. The Company reserves the right to reject any purchases not properly submitted or the acceptance of which would, in the opinion of its counsel, be unlawful. Neither the Company nor the Subscription Agent will be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

  Any questions or requests for assistance concerning the method of exercising Rights or requests for additional copies of this Prospectus, the Instructions or the Notice of Guaranteed Delivery should be directed to the Subscription Agent.

REFUND IF SUBSCRIPTION PRICE EXCEEDS PUBLIC OFFERING PRICE

  If the Subscription Price is greater than the Public Offering Price, the Company will cause the price upon exercise of the Rights to equal the Public Offering Price and will promptly refund to holders exercising Rights an amount per share equal to the amount by which the Subscription Price exceeds the Public Offering Price.

TERMINATION OF OFFERING AND REFUND IF THE PUBLIC OFFERING PRICE IS MORE THAN $16.00

  If the Public Offering Price is more than $16.00, the Rights Offering will be terminated because the Company intends to issue shares in the Underwritten Public Offering and the Rights Offering at the same price and because participants in the Rights Offering are only being asked to commit funds based upon a maximum subscription price of $16.00 per share. The Company will refund all amounts to holders who tendered subscription amounts to the Subscription Agent without interest.

NO REVOCATION

  ONCE A HOLDER OF RIGHTS HAS EXERCISED THE SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

FOREIGN AND CERTAIN OTHER STOCKHOLDERS

  Subscription Certificates will not be mailed to Holders whose addresses are outside the United States or who have an APO or FPO address, but will be held by the Subscription Agent for their account. To exercise Rights, such Holders must notify the Subscription Agent by completing an International Holder Subscription Form, which will be delivered to such Holders (except those located in the United Kingdom) in lieu of a Subscription Certificate, and sending it by mail or telecopy to the Subscription Agent at the address and telecopy number specified above. Holders located in the United Kingdom will not initially be provided with International Holder Subscription Forms. Such Holders who are interested in participating in the Rights Offering should contact NatWest Securities Limited, 135 Bishopsgate, London, England EC2M 3UR, telephone 44-171-375-8726, telecopier 44-171-375-6580, attention: Mr. Melvyn Rowe. International Holder Subscription Forms must be returned to the Subscription Agent at or prior to 5:00 p.m., Eastern time, on the Expiration Date. Certain restrictions upon exercise of Rights by persons located outside of the United States are set forth on the inside front cover page of this Prospectus.

FEDERAL INCOME TAX CONSEQUENCES

  The following summary describes the material United States federal income tax considerations affecting holders of Common Stock and ThermoTrex Common Stock receiving Rights in the Rights Offering. This summary is based upon laws, regulations, rulings, and decisions currently in effect. This summary does not discuss all aspects of federal taxation that may be relevant to a particular investor or to certain types of investors subject to special treatment under the federal tax laws (for example, banks, dealers in securities, life insurance companies, tax-exempt organizations, and foreign persons), nor does it discuss any aspect of state, local, or foreign tax laws.

  HOLDERS OF COMMON STOCK AND THERMOTREX COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THEIR INDIVIDUAL TAX SITUATIONS AND THE TAX CONSEQUENCES OF THE RIGHTS OFFERING UNDER THE INTERNAL REVENUE CODE OF 1986 AND UNDER ANY APPLICABLE STATE, LOCAL, OR FOREIGN TAX LAWS.

  Distribution of the Rights to Holders of Common Stock. A holder of Common Stock will not recognize taxable income for federal income tax purposes as a result of the issuance to such holder of Rights in respect of the Common Stock. Except as provided in the following sentence, the basis of such Rights will be zero. If either

(i) the fair market value of the Rights on the date of distribution is 15% or more of the fair market value of the Common Stock in respect of which they are received on such date, or (ii) the stockholder elects, in the stockholder's federal income tax return for the taxable year in which the Rights are received, to allocate part of the basis of such Common Stock to the Rights, then the stockholder's basis in such Common Stock will be allocated between such Common Stock and such Rights in proportion to their respective fair market values on the date of distribution. However, such an allocation of basis is only allowable if the stockholder exercises his or her Rights. The holding period of a stockholder with respect to Rights received as a distribution on such stockholder's Common Stock will include the stockholder's holding period for the Common Stock in respect of which the Rights were issued.

  Distribution of the Rights to Holders of ThermoTrex Common Stock. The distribution of the Rights by ThermoTrex to holders of ThermoTrex Common Stock will constitute a taxable distribution of property, and accordingly, each such holder will be required to include as ordinary taxable income an amount equal to the fair market value (if any) of the Rights as of the date of the distribution (subject, to the extent available, to the dividends-received deduction currently allowed to certain corporate stockholders). The tax basis of the Rights in the hands of the recipient holder of ThermoTrex Common Stock will be equal to the amount so included in income. The holding period of a holder of ThermoTrex Common Stock with respect to Rights received as a distribution on such stockholder's ThermoTrex Common Stock will begin on the date of such distribution.

  ThermoTrex is required annually to notify the holders of ThermoTrex Common Stock, on Internal Revenue Service Form 1099, of the amount of all dividends paid to such holders during the prior year, including, for 1996, the fair market value of the Rights (if any) on the date of distribution. ThermoTrex and the Company will determine the fair market value of the Rights on that date. It is anticipated that the per share value of the Common Stock represented by the Rights at the date of commencement of the Rights Offering will approximate the Subscription Price, with the result that the Rights should have nominal value for federal income tax purposes. Holders of ThermoTrex Common Stock should be aware, however, that the Internal Revenue Service will not be bound by ThermoTrex's and the Company's determination.

  Exercise of Rights. A holder of Rights will not recognize gain or loss upon the exercise of the Rights. A holder of Rights who receives shares of Common Stock upon such exercise will acquire a tax basis in those shares equal to the sum of the price paid on exercise and the holder's tax basis in the Rights. The holding period of Common Stock received on exercise of the Rights will begin on the date the Rights are exercised.

  Lapse of Rights. A holder of Rights that fails to exercise the Rights prior to the Expiration Date will be deemed to have sold his rights on that date for an amount equal to zero. Accordingly, if such unexercised Rights were held as capital assets, the holder would recognize a capital loss equal to the amount of such holder's adjusted tax basis in the Rights. In the case of a stockholder of the Company, no capital loss would be realized since the basis of the Rights to a stockholder who does not exercise the Rights is zero. Such a capital loss for a ThermoTrex stockholder will be a short-term capital loss.

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the shares of Common Stock in the Offerings are estimated to be $28,442,000 ($32,817,800 if the Underwriters' over-allotment option is exercised in full) assuming no shares are issued in the Rights Offering, and $44,692,000 ($49,067,800 if the Underwriters' over-allotment option is exercised in full) if all 1,250,000 shares are issued in the Rights Offering, in each case assuming an initial public offering price of $13.00 per share and after deducting estimated underwriting discounts and commissions and offering expenses. The principal purposes of the Offerings are to increase the Company's equity capital, to create a public market for the Common Stock and to facilitate future access by the Company to public equity markets.

  The Company expects to use the net proceeds from the Offerings for the acquisitions of XRE and Continental, the purchase prices of which are currently expected to be approximately $17,000,000 and $18,200,000, respectively. The Company expects to use any excess proceeds (none, assuming no shares are issued in the Rights Offering, and approximately $9,492,000 ($13,867,800 if the Underwriters' over-allotment option is exercised in full), assuming all 1,250,000 shares are issued in the Rights Offering) to fund research and development of future products, including the development of full-view digital imaging mammography systems (currently estimated to be approximately $4,700,000 in fiscal 1996), and for working capital and other general corporate purposes, including the possible acquisition of one or more businesses whose products are complementary with those offered by the Company. However, except for XRE and Continental, the Company has no specific agreements, commitments or understandings with respect to any acquisition that would be material to the Company. There can be no assurance that the XRE and Continental acquisitions will be consummated on the proposed terms, if at all.

  Pending these uses, the Company expects to invest the net proceeds from the Offerings primarily in investment grade interest bearing or dividend bearing instruments, either directly by the Company or pursuant to a repurchase agreement with Thermo Electron. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex--Miscellaneous."

                                DIVIDEND POLICY

  The Company anticipates that for the foreseeable future the Company's earnings, if any, will be retained for use in the business and that no cash dividends will be paid on the Common Stock.

                                CAPITALIZATION

  The following table sets forth as of March 30, 1996 the capitalization of the Company (i) stated on a pro forma basis to reflect the proposed acquisitions of XRE and Continental, and assumed short-term borrowings from Thermo Electron of $18.2 million, (ii) as adjusted to reflect the issuance and sale by the Company of the 2,400,000 shares of Common Stock offered in the Underwritten Public Offering and assuming no shares of Common Stock are sold in the Rights Offering, and (iii) as adjusted to reflect the issuance and sale of 3,650,000 shares of Common Stock in both the Underwritten Public Offering and the Rights Offering, in each case at an assumed initial public offering price of $13.00 per share and after deducting estimated underwriting discounts and commissions and offering expenses payable by the Company.

                                                 MARCH 30, 1996
                                      ------------------------------------------
                                                                   AS ADJUSTED,
                                                                     INCLUDING
                                      PRO FORMA                       RIGHTS
                                       COMBINED     AS ADJUSTED      OFFERING
                                      ------------  ------------   -------------
                                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)
Short-term Obligations:
  Note Payable to Thermo Electron.... $     18,200   $        --     $        --
                                      ============   ============    ============
Long-term Obligations:
  Subordinated Convertible Note, Due
   to Parent Company................. $     39,000   $     39,000    $     39,000
  Other..............................          236            236             236
                                      ------------   ------------    ------------
                                            39,236         39,236          39,236
                                      ------------   ------------    ------------
Shareholders' Investment:
  Common stock, $.01 par value,
   50,000,000 shares authorized;
   22,216,452 shares issued and
   outstanding, 24,616,452 shares, as
   adjusted and 25,866,452 shares, as
   adjusted for the Rights Offering
   (1)...............................          222            246             259
  Capital in excess of par value.....       59,476         87,894         104,131
  Retained earnings..................        3,734          3,734           3,734
                                      ------------   ------------    ------------
   Total Shareholders' Investment....       63,432         91,874         108,124
                                      ------------   ------------    ------------
    Total Capitalization (Long-term
     Obligations and Shareholders'
     Investment).....................     $102,668       $131,110        $147,360
                                      ============   ============    ============

- --------

(1) Does not include 1,925,000 shares of Common Stock reserved for issuance under the Company's stock-based compensation plans and 3,307,888 shares of Common Stock reserved for issuance upon conversion of the outstanding principal amount of the Convertible Note. Options to purchase 1,161,000 shares of Common Stock had been granted and were outstanding under the Company's stock-based compensation plans as of May 6, 1996. See "Management--Compensation of Directors" and "Executive Compensation" and
    Note 9 of Notes to Consolidated Financial Statements.

                                   DILUTION

  As of March 30, 1996, the Company had negative net tangible book value of $15,337,000, or $.69 per share, stated on a pro forma basis to reflect the acquisitions of XRE and Continental (see the pro forma combined condensed balance sheet included elsewhere in this Prospectus). Negative net tangible book value per share is determined by dividing negative net tangible book value (total tangible assets less total liabilities) by the number of shares of Common Stock outstanding. After giving effect to the sale by the Company of 2,400,000 shares of Common Stock in the Underwritten Public Offering (after deducting the estimated underwriting discounts and commissions and offering expenses), and assuming no shares are sold in the Rights Offering, the pro forma net tangible book value of the Company as of March 30, 1996 would have been $13,105,000 or $.53 per share. This represents an immediate increase in pro forma net tangible book value of $1.22 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $12.47 per share to new investors purchasing Common Stock in the Underwritten Public Offering. See "Risk Factors--Immediate and Substantial Dilution." The following table illustrates this per share dilution:

   Assumed price to public.......................................        $13.00
                                                                         ------
     Pro forma negative net tangible book value per share as of
      March 30, 1996, before the Underwritten Public Offering.... $(.69)
     Increase in net tangible book value per share attributable to the Underwritten Public Offering........................  1.22
                                                                  -----
   Pro forma net tangible book value per share as of March 30,
    1996, after the Underwritten Public Offering (1)(2)..........           .53
                                                                         ------
   Dilution per share to new investors (1)(2)....................        $12.47
                                                                         ======

- --------

(1) If the Underwriters' over-allotment option were exercised in full, the pro forma net tangible book value per share after the Underwritten Public Offering would be $.70, resulting in an immediate dilution of $12.30 per share to investors purchasing shares in the Underwritten Public Offering. See "Underwriting."

(2) If all options outstanding as of May 6, 1996 to purchase an aggregate of 1,161,000 shares of Common Stock were exercised in full, and the $39,000,000 principal amount Convertible Note which was outstanding as of May 6, 1996 was converted by ThermoTrex into 3,307,888 shares of the Company's Common Stock, in addition to the Underwriters' exercise of the over-allotment option, the pro forma net tangible book value per share after the Underwritten Public Offering would be $2.35, resulting in an immediate dilution of $10.65 per share to investors purchasing shares in the Underwritten Public Offering.

  The following table sets forth on a pro forma basis as of March 30, 1996, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share by existing shareholders and by the investors purchasing shares of Common Stock in the Underwritten Public Offering, assuming no shares are sold in the Rights
Offering:

                            SHARES PURCHASED  TOTAL CONSIDERATION  AVERAGE
                           ------------------ -------------------   PRICE
                             NUMBER   PERCENT   AMOUNT    PERCENT PER SHARE
                           ---------- ------- ----------- ------- ---------
ThermoTrex (1)............ 20,254,452   82.3% $41,010,000   44.4%  $ 2.02
Other existing investors
 (2)......................  1,962,000    8.0   20,161,000   21.8    10.28
New investors.............  2,400,000    9.7   31,200,000   33.8    13.00
                           ----------  -----  -----------  -----
  Total................... 24,616,452  100.0% $92,371,000  100.0%
                           ==========  =====  ===========  =====

- --------

(1) Calculated on the basis of (i) the book value of net assets transferred by ThermoTrex to the Company in exchange for 20,000,000 shares of the Company's Common Stock and (ii) the conversion price of the shares issued to ThermoTrex upon conversion of $3,000,000 principal amount of the Convertible Note.
(2) Represents the price paid for shares of the Company's Common Stock purchased for cash.

  After giving effect to the Rights Offering, which assumes the sale of 1,250,000 shares upon the exercise of Rights, the pro forma net tangible book value of the Company as of March 30, 1996 would have been $29,355,000 or $1.13 per share. This represents an immediate increase in pro forma net tangible book value of $1.82 per share to existing shareholders and an immediate dilution in pro forma net tangible book value of $11.87 per share to new investors purchasing Common Stock in the Offerings. See "Risk Factors-- Immediate and Substantial Dilution." The following table illustrates per share dilution:

   Assumed price to public......................................        $13.00
                                                                        ------
     Pro forma negative net tangible book value per share as of
      March 30, 1996, before the Offerings...................... $(.69)
     Increase in net tangible book value per share attributable to the Offerings..........................................  1.82
                                                                 -----
   Pro forma net tangible book value per share as of March 30,
    1996, after the Offerings (1)(2)............................          1.13
                                                                        ------
   Dilution per share to new investors (1)(2)...................        $11.87
                                                                        ======

- --------

(1) If the Underwriters' over-allotment option were exercised in full, the pro forma net tangible book value per share after the Offerings would be $1.29, resulting in an immediate dilution of $11.71 per share to investors purchasing shares in the Offerings. See "Underwriting."

(2) If all options outstanding as of May 6, 1996 to purchase an aggregate of 1,161,000 shares of Common Stock were exercised in full, and the $39,000,000 principal amount Convertible Note which was outstanding as of May 6, 1996 was converted by ThermoTrex into 3,307,888 shares of the Company's Common Stock, in addition to the Underwriters' exercise of the over-allotment option, the pro forma net tangible book value per share after the Offerings would be $2.78, resulting in an immediate dilution of $10.22 per share to investors purchasing shares in the Offerings.

  The following table sets forth on a pro forma basis as of March 30, 1996, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company and the average price paid per share by existing shareholders and by the investors purchasing shares of Common Stock in the Offerings, assuming the maximum proceeds to the Company from the Rights
Offering:

                              SHARES PURCHASED  TOTAL CONSIDERATION   AVERAGE
                             ------------------ --------------------   PRICE
                               NUMBER   PERCENT    AMOUNT    PERCENT PER SHARE
                             ---------- ------- ------------ ------- ---------
ThermoTrex (1).............. 20,254,452   78.3% $ 41,010,000   37.8%  $ 2.02
Other existing investors
 (2)........................  1,962,000    7.6    20,161,000   18.5    10.28
New investors...............  3,650,000   14.1    47,450,000   43.7    13.00
                             ----------  -----  ------------  -----
Total....................... 25,866,452  100.0% $108,621,000  100.0%
                             ==========  =====  ============  =====

- --------

(1) Calculated on the basis of (i) the book value of net assets transferred by ThermoTrex to the Company in exchange for 20,000,000 shares of the Company's Common Stock and (ii) the conversion price of the shares issued to ThermoTrex upon conversion of $3,000,000 principal amount of the Convertible Note.
(2) Represents the price paid for shares of Common Stock purchased for cash.

                        SELECTED FINANCIAL INFORMATION

  The selected financial information below as of and for the years ended January 1, 1994 and December 31, 1994, and the nine months ended September 30, 1995 has been derived from the Company's Consolidated Financial Statements, which have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report included elsewhere in this Prospectus. The selected financial information for the fiscal years ended December 28, 1991 and January 2, 1993, the nine months ended October 1, 1994 and the six month periods ended April 1, 1995 and March 30, 1996 has not been audited but, in the opinion of the Company, includes all adjustments (consisting only of normal, recurring adjustments) necessary to present fairly such information in accordance with generally accepted accounting principles applied on a consistent basis. The results of operations for the six months ended March 30, 1996 are not necessarily indicative of results for the entire year.

                                                                                                          PRO FORMA COMBINED (5)
                                                                                                         ------------------------
                           FISCAL YEAR (1)             NINE MONTHS ENDED (1)(2) SIX MONTHS ENDED (1)      NINE MONTHS  SIX MONTHS
                   ----------------------------------  ------------------------ ----------------------       ENDED       ENDED
                                                       OCTOBER 1, SEPTEMBER 30, APRIL 1,    MARCH 30,    SEPTEMBER 30, MARCH 30,
                    1991   1992 (3)   1993     1994       1994      1995 (4)      1995       1996 (4)        1995         1996
                   ------  --------  -------  -------  ---------- ------------- ---------   ----------   ------------- ----------
                                                  (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF
INCOME DATA:
Revenues.........  $  --   $ 4,128   $37,519  $54,410   $39,196     $ 55,291    $  31,315   $   66,829     $126,185     $ 92,959
                   ------  -------   -------  -------   -------     --------    ---------   ----------     --------     --------
Costs and
Operating
Expenses:
 Cost of
 revenues........     --     2,164    18,589   27,794    19,654       28,180       16,125       37,592       78,402       54,337
 Selling, general
 and
 administrative
 expenses........     --     1,027     9,788   13,272     9,794       12,174        7,117       13,695       29,588       19,845
 Research and
 development
 expenses........     313    1,683     7,182   10,662     7,320        8,595        6,270        8,170       13,918       10,825
                   ------  -------   -------  -------   -------     --------    ---------   ----------     --------     --------
                      313    4,874    35,559   51,728    36,768       48,949       29,512       59,457      121,908       85,007
                   ------  -------   -------  -------   -------     --------    ---------   ----------     --------     --------
Operating Income
(Loss)...........    (313)    (746)    1,960    2,682     2,428        6,342        1,803        7,372        4,277        7,952
Interest and
Other Income
(Expense), Net...     --       --       (158)     (22)      (11)          22           (2)        (397)      (1,809)      (1,127)
                   ------  -------   -------  -------   -------     --------    ---------   ----------     --------     --------
Income (Loss)
Before Income
Taxes............    (313)    (746)    1,802    2,660     2,417        6,364        1,801        6,975        2,468        6,825
Income Tax
Provision
(Benefit)........    (123)    (202)      975    1,466     1,332        2,881          835        3,241        1,870        3,147
                   ------  -------   -------  -------   -------     --------    ---------   ----------     --------     --------
Net Income
(Loss)...........  $ (190) $  (544)  $   827  $ 1,194   $ 1,085     $  3,483    $     966   $    3,734     $    598     $  3,678
                   ======  =======   =======  =======   =======     ========    =========   ==========     ========     ========
Earnings (Loss)
per Share (6)....  $ (.01) $  (.03)  $   .04  $   .06   $   .05     $    .17    $     .05   $      .17     $    .02     $    .15
                   ======  =======   =======  =======   =======     ========    =========   ==========     ========     ========
Weighted Average
Shares (6).......  20,151   20,151    20,151   20,151    20,151       20,151       20,151       21,547       24,667       24,700
                   ======  =======   =======  =======   =======     ========    =========   ==========     ========     ========
BALANCE SHEET
DATA (AT END OF
PERIOD):
Working Capital..  $  --   $ 4,410   $ 6,148  $ 8,584   $ 7,333     $ 13,171                $   35,555                  $ 10,626
Total Assets.....     --    35,004    44,553   48,000    47,465      102,374                   129,575                   161,295
Long-term
Obligations......     --       --        --       --        --           --                     39,000                    39,236
Shareholders'
Investment.......     (28)  28,636    36,694   37,033    37,471       80,010                    63,432                    63,432

- ----
(1) All periods presented include ThermoTrex's research and development business pertaining to its Sonic CT system.
(2) In September 1995, the Company changed its fiscal year-end from the Saturday nearest December 31 to the Saturday nearest September 30. Accordingly, the Company's transition period from January 1, 1995 to September 30, 1995 ("fiscal 1995") is presented. The unaudited data for the nine months ended October 1, 1994 is presented for comparative purposes only.
(3) Includes the results of Lorad since its acquisition by ThermoTrex on November 17, 1992.
(4) Includes the results of Bennett since its acquisition by ThermoTrex on September 15, 1995.

(5) The pro forma combined statement of income data was derived from the pro forma combined condensed statements of income included elsewhere in this Prospectus. The pro forma combined statement of income data sets forth the results of operations for the nine months ended September 30, 1995 and six months ended March 30, 1996, as if the acquisitions of Bennett, XRE and Continental had occurred on January 1, 1995. The pro forma combined balance sheet data is derived from the pro forma combined condensed balance sheet included elsewhere in this Prospectus, which was prepared as if the acquisitions of XRE and Continental had occurred on March 30, 1996.

(6) Pursuant to Securities and Exchange Commission requirements, earnings
    (loss) per share have been presented for all periods. Weighted average shares for all periods include the 20,000,000 shares issued to ThermoTrex in connection with the initial capitalization of the Company and the effect of the assumed exercise of stock options issued within one year prior to the Company's proposed initial public offering.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS
               OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  The Company designs, manufactures and markets mammography equipment and minimally invasive stereotactic needle biopsy systems used for the detection of breast cancer, and also designs, manufactures and markets general radiography (X-ray) equipment. The Company sells its systems worldwide principally through a network of independent dealers. In addition, the Company manufactures mammography and radiography systems as an original equipment manufacturer for other medical equipment companies such as U.S. Surgical, GE and Philips. The Company has two operating units, Lorad, a manufacturer of mammography and stereotactic biopsy systems, and Bennett, a manufacturer of general radiography and mammography equipment.

  The Company conducts all of its manufacturing operations in the United States and sells its products on a worldwide basis. The Company anticipates that an increasing percentage of its revenues will be from export sales. The Company denominates its export sales in U.S. dollars and therefore, neither its revenue nor earnings are significantly affected by exchange rate fluctuations.

RESULTS OF OPERATIONS

  In September 1995, the Company changed its fiscal year-end from the Saturday nearest December 31 to the Saturday nearest September 30. Accordingly, the results of operations for 1995 compares the nine months ended September 30, 1995 ("fiscal 1995") with the unaudited nine months ended October 1, 1994 ("fiscal 1994").

 Six Months Ended March 30, 1996 Compared With Six Months Ended April 1, 1995

  Revenues increased 113% to $66.8 million in the six months ended March 30, 1996, from $31.3 million in the six months ended April 1, 1995, due primarily to the inclusion of $23.3 million in revenues from Bennett, which was acquired in September 1995. Revenues at Lorad increased 39% to $43.5 million in the six months ended March 30, 1996 from $31.3 million in the six months ended April 1, 1995 as a result of increased demand for mammography and biopsy systems. Under an OEM agreement with Philips, Lorad will receive minimum orders for two models of imaging systems totaling $40 million over a five-year period that began in January 1994, subject to certain conditions. As of March 30, 1996, the Company had recognized cumulative revenue of $21.3 million under this contract. Revenues from Philips were $7.4 million in the six months ended March 30, 1996, compared with $4.7 million in the six months ended April 1, 1995. Export sales accounted for 28% of the Company's revenues in the six months ended March 30, 1996, compared with 26% in the six months ended April 1, 1995.

  The gross profit margin declined to 44% in the six months ended March 30, 1996, from 49% in the six months ended April 1, 1995, due to the inclusion of lower-margin revenues at Bennett.

  Selling, general and administrative expenses as a percentage of revenues decreased to 20% in the six months ended March 30, 1996 from 23% in the six months ended April 1, 1995, due to increased revenues at Lorad. Research and development expenses increased to $8.2 million in the six months ended March 30, 1996 from $6.3 million in the six months ended April 1, 1995, reflecting the Company's continued efforts to develop and commercialize new products including the Company's M-IV mammography system, full-breast digital mammography system, and direct-detection X-ray sensor, as well as enhancements of existing systems. Under a license agreement between the Company and ThermoTrex, the Company may elect to expend approximately $2 million each year during fiscal 1996, 1997 and 1998 in order to expand the field of use in which it is entitled to use the digital imaging detection technology. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex."

  Interest income in the six months ended March 30, 1996 represents interest on the proceeds of the Company's private placements of Common Stock in November 1995 and January 1996. Interest expense in the six months ended March 30, 1996 represents interest associated with the $42 million principal amount Convertible Note issued to ThermoTrex in October 1995 in connection with the Bennett acquisition.

  The effective tax rate was 46% in both periods. This tax rate differs from the statutory federal income tax rate due to the impact of state income taxes and nondeductible amortization of cost in excess of net assets of acquired companies.

  The Company is involved with certain patent litigation that arose at Lorad prior to its acquisition by ThermoTrex. See Note 2 of Notes to Consolidated Financial Statements. In addition, a third party has alleged that the Company's mammography systems infringe a patent held by the third party. See
Note 8 of Notes to Consolidated Financial Statements. In another matter, a former employee of the Company has asserted that a component of a newly introduced product infringes two U.S. patents owned by the former employee. See "Risk Factors--Risks Associated with Pending and Threatened Patent Litigation" for a discussion of these matters.

 Nine Months Ended September 30, 1995 ("Fiscal 1995") Compared With Nine Months Ended October 1, 1994 ("Fiscal 1994")

  Revenues increased 41% to $55.3 million in fiscal 1995 from $39.2 million in fiscal 1994. The increase resulted from higher demand across all product lines, with significant growth coming from international sales through the Company's OEM agreement with Philips. Revenues from Philips were $9.8 million in fiscal 1995, compared with $4.1 million in fiscal 1994. Export sales accounted for 21% of the Company's revenues in fiscal 1995, compared with 11% in fiscal 1994.

  The gross profit margin declined to 49% in fiscal 1995 from 50% in fiscal 1994, due to an adjustment to expense of $0.3 million for inventory revalued at the time of Bennett's acquisition.

  Selling, general and administrative expenses as a percentage of revenues decreased to 22% in fiscal 1995 from 25% in fiscal 1994, due primarily to increased revenues. Research and development expenses increased to $8.6 million in fiscal 1995 from $7.3 million in fiscal 1994, reflecting the Company's continued efforts to develop and commercialize the full-view digital imaging mammography system, as well as efforts to enhance existing systems.

  The effective tax rate was 45% in fiscal 1995, compared with 55% in fiscal 1994. These tax rates exceed the federal statutory federal income tax rate due primarily to state income taxes and nondeductible amortization of cost in excess of net assets of acquired companies. The decrease in the effective tax rate in 1995 resulted from the lower relative impact of nondeductible amortization of cost in excess of net assets of acquired companies and state income taxes.

 Twelve Months Ended December 31, 1994 Compared With Twelve Months Ended January 1, 1994

  Revenues increased 45% to $54.4 million in 1994 from $37.5 million in 1993. The increase resulted from the initiation of OEM sales under the Philips agreement, an increase in digital spot mammography sales and increased demand for StereoGuide needle-biopsy, mammography and industrial imaging equipment due to increased demand. Revenues from Philips were $5.8 million in 1994. Export sales accounted for 14% of the Company's revenues in 1994, compared with 10% of revenues in 1993.

  The gross profit margin declined to 49% in 1994 from 50% in 1993, due to a change in sales mix.

  Selling, general and administrative expenses as a percentage of revenues declined to 24% in 1994 from 26% in 1993, due primarily to an increase in total revenues. Research and development expenses increased to $10.7 million in 1994 from $7.2 million in 1993, reflecting the Company's continued efforts to develop and commercialize the full-view digital imaging mammography system and the Sonic CT system, and the development of the Philips OEM product.

  The effective tax rate during 1994 was 55%, compared with 54% in 1993. These rates exceed the statutory federal income tax rate due to nondeductible amortization of cost in excess of net assets of acquired companies and the impact of state income taxes.

LIQUIDITY AND CAPITAL RESOURCES

  Consolidated working capital was $35.6 million at March 30, 1996, compared with $13.2 million at September 30, 1995. Included in working capital are cash and cash equivalents of $19.2 million at March 30, 1996 and $0.2 million at September 30, 1995. Cash provided by operating activities was $1.8 million in the six months ended March 30, 1996. The Company used cash of $4.1 million and $1.9 million to fund increases in accounts receivable and inventories, respectively, during the first six months of fiscal 1996. The increase in receivables resulted from higher sales while the inventory increase resulted from business growth and a new product that will be shipped in the third fiscal quarter. The Company expended $1.5 million on purchases of property, plant and equipment during the first half of fiscal 1996. The Company expects to expend approximately $1.4 million for additional purchases of property, plant and equipment during the remainder of fiscal 1996.

  In connection with the transfer of the outstanding shares of capital stock of Bennett, the Company issued to ThermoTrex the $42,000,000 principal amount Convertible Note. In March 1996, ThermoTrex converted $3,000,000 principal amount of the Convertible Note into 254,452 shares of Common Stock. In November 1995, the Company completed a private placement of 1,862,000 shares of its Common Stock for net proceeds of approximately $17.6 million. In January 1996, the Company sold 100,000 shares of its Common Stock in a private placement for net proceeds of $1.1 million.

  In February 1996, the Company signed a non-binding letter of intent to acquire XRE, a Massachusetts company that designs, manufactures and markets X-ray imaging systems used for cardiac catheterization and angiographs, for approximately $17.0 million. The purchase price is subject to a post-closing adjustment based on the net asset value of XRE as of the closing date. If the acquisition is completed, the Company intends to finance the acquisition through the proceeds of the Offerings or through its existing cash balances.

  In April 1996, the Company signed a non-binding letter of intent to acquire Continental, an Illinois company that designs, manufactures and markets general purpose and specialty X-ray systems for approximately $18.2 million in cash, including the repayment of $5.7 million in debt. The purchase price is subject to a post-closing adjustment based on the net asset value of Continental as of the closing date. If the acquisition is completed, the Company intends to finance the acquisition through the proceeds of the Offerings.

  Working capital at March 30, 1996, on a pro forma basis assuming the acquisitions of XRE and Continental, which are assumed to have been financed through cash on hand and borrowings from Thermo Electron, had occurred on that date, would have been $10.6 million. (See the pro forma combined condensed balance sheet included elsewhere in this Prospectus.)

  Although the Company expects to have positive cash flow from its existing operations, the Company anticipates it will require significant amounts of cash to pursue the acquisition of complementary businesses and technologies. The Company expects that it will finance these acquisitions through a combination of internal funds, the net proceeds of the Offerings, additional debt or equity financing and/or short-term borrowings from ThermoTrex or Thermo Electron, although it has no agreement with these companies to ensure that funds will be available on acceptable terms or at all. The Company believes that its existing resources are sufficient to meet the capital requirements of its existing businesses for the foreseeable future, including at least the next 24 months.

                                   BUSINESS

  The Company is a worldwide leader in the design, manufacture and marketing of mammography equipment and minimally invasive stereotactic needle biopsy systems used for the detection of breast cancer, as well as a leading designer and manufacturer of general radiography (X-ray) equipment. A mammography system is a dedicated radiographic system designed specifically to image breast tissue. Stereotactic needle biopsy systems, which use a guided hollow needle to extract a sample of tissues from the breast, offer a cost-effective, less invasive alternative to open surgery for the biopsy of suspicious breast lesions. The Company recently broadened its product base by acquiring Bennett X-Ray Corporation ("Bennett"), a leading producer of specialty and general purpose radiographic systems, including mammography systems.

  The Company believes the introduction of technologically innovative products has made a significant contribution to the achievement of its leadership position. In 1984, the Company introduced the first mammography system with a high frequency generator, which improved image quality while reducing radiation dosage. The Company's Bennett Contour mammography system is designed with a patented tilt C-arm which permits imaging of breast tissue closer to the chest wall and greater flexibility in the positioning of patients. The Company's Lorad StereoGuide stereotactic needle biopsy system is one of two dedicated prone systems sold in the world, and its LORAD DSM digital spot mammography option was one of the first digital imaging systems available for use with stereotactic needle biopsy. The Bennett high frequency generator, introduced in 1989, was the first generator to offer 100 kHz high frequency power for general radiographic systems, resulting in improved image quality while reducing radiation dosage.

  The Company's mammography and stereotactic needle biopsy systems are used by radiologists and physicians in offices, hospitals and dedicated breast-care centers, and its general radiography systems are used by physicians and radiologists, both in office and hospital settings, as well as by veterinarians and chiropractors. The Company sells its systems worldwide principally through a network of independent dealers. In addition, the Company manufactures mammography and radiography systems and components as an original equipment manufacturer for other medical equipment companies such as United States Surgical Corporation ("U.S. Surgical"), the GE Medical Systems division of General Electric Company, Inc. ("GE") and the Philips Medical Systems North America Company subsidiary of Philips N.V. ("Philips").

  End-user sales of mammography systems in the United States in 1994 were approximately $165 million. The Company believes that sales in this market will be driven by acceptance of mammography as an effective cancer screening tool and improvements in performance through technological innovation such as full-view digital imaging. The Company estimates that worldwide end-user sales of stereotactic needle biopsy systems in 1994 were approximately $65 million. The Company believes that growth in this market will be driven by increasing recognition in the medical community of the effectiveness of this procedure as an alternative to more invasive procedures, as well as by general health-care cost-containment trends. End-user sales of general radiographic systems in the United States in 1994 were approximately $250 million. The Company believes that sales in this market are driven primarily by replacement of older systems. Since the Company sells its systems principally to dealers for resale to end-users, the Company's revenues generally reflect sales at wholesale prices.

  The Company's strategy includes maintaining its market position and expanding into complementary markets through continued technological innovation and strategic acquisitions. The Company recently introduced a proprietary High Transmission Cellular ("HTC") grid for use with its mammography systems that provides better image contrast than existing grids at lower radiation doses, and a patented autoexposure tomography option to its general radiography systems that reduces the need for multiple exposures in tomography procedures, thereby reducing the radiation exposure to the patient. The Company believes the most promising technological advances in the radiography field will be derived from the substitution of electronic detectors for the film currently used in substantially all radiographic systems. This digital imaging technology is expected to be capable of higher image quality, to permit the enhancement of an X-ray image through software and to allow near-real-time, off-site analysis of the X-ray image by radiologists. The Company is currently developing a full-view digital imaging mammography system and has working prototypes at two clinical sites. The Company believes that the digital imaging technology being developed for this system may be adaptable to general radiography and cardiac diagnostic imaging systems and the Company will seek to develop applications in these markets.

  The Company also intends to expand or to augment its product line through the acquisition of one or more additional companies or technologies. The Company's strategy includes making acquisitions of companies that can benefit from the Company's distribution channels and technology. In February 1996, the Company entered into a non-binding letter of intent for the acquisition of XRE Corporation ("XRE"). XRE designs, manufactures and markets X-ray imaging systems used for cardiac catheterization and angiography. XRE manufactures systems and system components as an original equipment manufacturer for other medical equipment companies such as Philips and the Picker International, Inc. subsidiary of GEC, Inc. ("Picker International"). It also sells its systems in the United States directly and through distributors. In April 1996, the Company signed a non-binding letter of intent to acquire Continental X-Ray Corporation and certain of its affiliates (collectively, "Continental"). Continental designs, manufactures and markets radiographic/fluoroscopic products, general radiography systems, electrophysiology products used in cardiac laboratories and dedicated mammography systems. There can be no assurance that either the XRE or Continental transactions will be successfully completed.

INTRODUCTION TO RADIOGRAPHY

  Radiography involves the use of X-rays to produce images of matter beneath an opaque surface. Radiography has been used as a medical diagnostic tool since the turn of the century. A radiographic imaging system principally consists of a generator, an X-ray tube and an image recording system, which is usually film. The object to be imaged is placed between the X-ray tube and the film. Typically, filters or grids are placed between the X-ray tube and the object, or the object and the film, to reduce extraneous X-rays. Some radiographic systems include a bucky, or moving grid, to increase image contrast by reducing scattering X-rays.

  X-rays, which are not reflected by opaque surfaces, pass through the object and expose the film. However, if the object is comprised of areas of varying densities or chemical compositions, X-rays will be absorbed by the denser areas or areas of certain chemical compositions in proportion to the density or chemical composition of the matter. As a result, the film will be exposed to a varying degree, thereby producing an image of the density or chemical variation within the object. For example, since bone has a greater density than the surrounding tissue in the body, X-rays can be used to produce an image of a skeleton.

  Radiographic imaging systems are differentiated on the basis of the power and frequency of the generator, the configuration of the X-ray tube relative to the film and the software that controls the operation of the system. In certain areas, the specialized requirements of the imaging procedure have resulted in the development of dedicated systems. For example, mammography systems, which are designed exclusively to image breast tissue, have the ability to compress the breast, adjust X-ray power levels and use automated software controls programmed to provide the best image of breast tissue.

BREAST CANCER DETECTION

  Breast cancer is the second leading cause of cancer fatalities in women. The incidence of breast cancer in American women has grown from one in 20 in 1940 to one in 11 in 1980 to one in eight in 1994. The American Cancer Society ("ACS") estimates that in 1996 over 184,000 new cases of breast cancer in American women will be reported and approximately 44,000 American women will die from the disease.

  Successful treatment of breast cancer depends in large part on the early detection of malignant lesions in the breast. Current detection procedures typically include clinical and self examination, screening mammography and, if necessary, a biopsy. Physical examination is only useful for detecting lesions that can be felt, while mammography has the ability to reveal lesions that have not advanced to that stage. If a suspicious lesion is discovered in a screening mammogram, the woman typically will undergo a biopsy, which is a procedure to physically remove cells from the lesion for testing in a laboratory. If the cells are cancerous, the woman generally undergoes some form of cancer treatment. The Company designs, manufactures and markets both mammography and biopsy systems.

 Mammography Systems

  Most experts agree that mammography is the best method for detecting breast cancer. The ACS and eighteen other health organizations, including the American Medical Association, recommend that women aged 40 to 49 undergo a screening mammogram every one to two years and that women over the age of 50 undergo an annual screening mammogram. However, only approximately 40% of women in the United States comply with the ACS guidelines. The National Cancer Institute and the American College of Physicians currently only recommend screening mammography for women over the age of 50.

  Current mammography systems are limited in their ability to image dense breast tissue, typically found in women under the age of 50. This is significant since approximately one-quarter of the women diagnosed with breast cancer are under the age of 50. In addition, women with a family history of breast cancer are at a higher risk of getting the disease and are therefore encouraged to start undergoing screening mammography at a younger age.

  Successful imaging of dense breast tissue requires high contrast images. The Company recently introduced a new proprietary HTC grid that, compared to existing grids, reduces scattering X-rays, while blocking fewer primary X-rays, resulting in higher contrast images with lower radiation doses. In addition, the Company is developing a full-view digital imaging mammography system designed to substantially increase image contrast without a significant decrease in image resolution.

  Demand in the market for mammography systems is driven primarily by technological innovation that produces better image quality. End-user sales of mammography systems in the United States in 1994 were approximately $165 million. Although growth of the installed base has slowed, demand for new systems continues as older models are replaced with ones offering new technological innovations. In addition, the Company believes that the market outside the United States will grow as more countries adopt mammography quality standards similar to those recently adopted in the United States.

  The Company currently markets six different mammography systems. The Company's systems are generally differentiated on the basis of price and performance. The Company's high-end models are the recently introduced Lorad M-IV and the Bennett Contour, which have retail list prices of approximately $96,000 and $89,000, respectively. The Lorad M-IV offers enhanced image quality and system features over the Lorad M-III, which has been Lorad's high-end model for the last five years. Many of the Lorad M-IV's features were developed in response to user demands, including upgradability and modular systems. The Bennett Contour offers a patented tilt C-arm which permits the system to tilt toward or away from the patient to aid in imaging breast tissue. The Company's lower-priced models are the Lorad M-III and the Bennett MF-150, which have retail list prices of approximately $82,500 and $48,000, respectively. These models do not offer all of the features of the high-end models and are marketed to more cost-conscious customers. In addition, the Company offers the Lorad T-350 and the Bennett MD-5 mobile mammography systems.

  The Company is also developing a next generation mammography system which replaces the film with a solid-state detector capable of directly recording the X-ray image in an electronic format. The Company anticipates that this digital imaging system will be able to record 4,000 different shades of grey compared to only 200 shades of grey in conventional film-recorded images, resulting in significantly greater image contrast. In addition, since the image is recorded in electronic format, it can be enhanced and manipulated, transmitted over telephone lines to remote locations, and stored on magnetic or optical media.

  The Company currently offers a DSM digital spot mammography option for use primarily with stereotactic needle biopsy. However, this system is capable of imaging only a small area of the breast. The Company currently has prototype full-view digital imaging mammography systems in operation at Good Samaritan

Hospital in New York and the University of Virginia. At the Radiology Society of North America Conventions in 1994 and 1995, the Company displayed superior images from its prototypes to radiologists. The Company expects to submit a modified design of this prototype to the United States Food and Drug Administration ("FDA") for clearance, which is required before the Company can commercially market its full-view digital imaging mammography system. There can be no assurance that the Company will receive all necessary FDA clearances. See "Risk Factors--Government Regulation" and "Business-- Government Regulation."

 Stereotactic Needle Biopsy Systems

  Mammography is only one of the first steps in the diagnosis of breast cancer. If a mammogram reveals a suspicious lesion that cannot be identified as benign or malignant, the next step typically is to perform a biopsy to remove cells from the suspicious lesion to determine whether or not they are cancerous. Studies indicate that between 1% and 2% of women undergoing their first screening mammography in the United States will have a biopsy. However, only 20% to 40% of women biopsied will be diagnosed with breast cancer.

  Traditionally, biopsies have been performed in open surgery under general anesthetic. Surgical biopsies can be painful procedures, and surgeons generally remove a large area of breast tissue, about the size of a golf ball, to ensure the collection of tissue from the suspicious lesion. These surgeries can leave visible scarring on the breast and scar tissue in the breast that can make detecting cancers in future mammograms more difficult.

  The Company offers a variety of needle biopsy systems that provide an alternative to surgical biopsy. Stereotactic needle biopsy systems were introduced to address the disadvantages of surgical biopsy. Stereotactic needle biopsy procedures can be performed on an out-patient basis under local anesthetic. These procedures generally remove only a small tissue sample, resulting in minimal scarring both on and in the breast. Recent studies indicate that stereotactic needle biopsy is equally effective compared to surgical biopsy in determining whether a suspicious lesion is malignant. The typical cost of a stereotactic needle biopsy procedure is approximately $1,000 compared to approximately $3,000 for a surgical biopsy. However, because this procedure was only recently introduced and is still gaining acceptance by the medical community, less than 10% of breast tissue biopsies performed in 1994 used a stereotactic needle biopsy procedure.

  The basic principle of a stereotactic needle biopsy system is that a hollow needle is inserted into the breast to remove cells from the suspicious lesion. The needle is guided to the suspicious lesion by use of stereotactic images of the breast. Stereotactic images are two images of the same fixed breast, one taken at a 15 degree angle off true vertical in one direction and the other taken at a 15 degree angle off true vertical in the other direction. The stereotactic images are input into a computer and then used to plot the coordinates of the lesion to aim a computer-controlled needle gun.

  The Company offers upright, add-on systems, the StereoLoc II and MF-CYTO, that can be attached to most of its mammography systems. Add-on systems are principally comprised of a needle gun attachment that fits onto the mammography system in place of the breast compression paddle. The stereotactic images required to plot the location of the lesion are taken by the mammography system. These systems enhance the functionality of a mammography system and are beneficial to customers which have only periodic demand for stereotactic needle biopsy procedures.

  The Company also offers a dedicated prone table, the StereoGuide, for customers with greater demand for biopsy procedures. With the dedicated prone table, the patient lies down with her breast suspended through an aperture in the table. The X-ray imaging equipment and needle gun are mounted below the table. Patients on the prone table are more comfortable, increasing the likelihood they will remain still during the procedure, and cannot see the needle being inserted in their breast, reducing the chance of fainting. The Company's Stereoguide system is the subject of a lawsuit by Fischer alleging infringement of a Fischer patent. See "Risk Factors--Risks Associated With Pending and Threatened Patent Litigation" and "Business--Patents and Proprietary Technology."

  The Company offers a digital spot imaging option with all of its stereotactic needle biopsy systems. Although not capable of imaging the entire breast, digital spot imagers are capable of capturing an area large enough to cover a suspicious lesion. The Company's digital spot imaging systems can record and display an X-ray image in approximately ten seconds. Since the image is recorded directly in electronic format, a computer can quickly plot the location of the lesion and aim the needle gun once the lesion has been located with a cursor on the computer screen. A stereotactic needle biopsy procedure using digital spot imaging can be performed in as short a time as ten minutes compared with a typical time of 45 minutes using a film-based system. The retail list price for the StereoGuide table with the digital spot imaging option is $234,000 and for the add-on system with the digital spot imaging option ranges from $135,000 to $140,000.

  The Company estimates that worldwide end-user sales of stereotactic needle biopsy systems grew from their introduction in 1988 to approximately $65 million in 1994. The Company believes that this market will grow as the procedure becomes more widely accepted by the medical community and as pressures to contain health-care costs increase.

GENERAL RADIOGRAPHY

  The Company is a leading designer and manufacturer of office-based radiographic systems, which are basic systems generally used in medical outpatient facilities, such as doctors' offices and surgi-care centers, as well as by chiropractors and veterinarians. The Company has focused on this segment of the market and achieved its leadership position by providing low-cost, reliable systems. In 1993, the Company broadened its focus by offering the more sophisticated and expensive radiographic systems typically used in hospitals.

  The Company entered the hospital market with systems based on its high frequency generator, which permits shorter exposure times, resulting in lower radiation doses and greater image contrast and resolution. The Company believes this generator currently provides it with a technological advantage over its competitors. In addition to this generator, the Company has also developed an overhead tube crane and table targeted to the hospital market.

  End-user sales of general radiographic equipment in the United States in 1994 were approximately $250 million, of which a significant portion can be attributed to the sale of such systems to hospitals. The United States market for general radiographic systems is stable and consists primarily of replacement sales as customers upgrade older equipment. The Company believes that the international market is substantially larger than the United States market and that the installed base of systems is still growing, particularly in developing countries. The Company has recently been expanding its international sales efforts.

  The Company recently introduced the first, and currently only, general radiographic system to receive the World Health Organization ("WHO") World Health Imaging System--Radiographic ("WHIS-RAD") certificate of approval. The Company's WHIS-RAD system is a flexible and easy to use general purpose radiographic system. WHO will subsidize purchases of WHIS-RAD-approved systems by qualifying health care organizations in developing countries.

  The Company's radiographic systems typically include a generator, a tube stand and a table or bucky structure. For each of these components the Company offers a variety of options and features that can be configured to create systems with different price and performance characteristics. A high-end, hospital-based system, which has a retail list price of approximately $80,000, may be comprised of a 60 kilowatt, high frequency generator; a ceiling-mounted overhead tube crane; a four-way floating, elevating table; and an upright bucky stand. An office-based system, which has a retail list price of approximately $30,000, may be comprised of a 25 kilowatt, high frequency generator; a floor-mounted, free standing tube stand and an upright bucky stand.

  The Company recently introduced a tomography unit with a patented automatic exposure option for use with its general radiographic systems. In a tomography system, during the exposure the X-ray tube sweeps over the subject with the film tray sweeping under the subject in the opposite direction. The resulting image provides an

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

unobstructed view at a desired plane within the subject's body. Prior to the introduction of the Company's automatic exposure option, multiple exposures were generally required to obtain a correctly exposed image. The Company believes that for a number of applications its $80,000-$110,000 tomography system may be a cost-effective alternative to CT scanners which can cost up to $800,000.

  The Company believes digital imaging will have significant application in the general radiographic and radiographic/flouroscopy markets and that the technology it develops for its full-view digital imaging mammography system may be adaptable to these applications. In general radiographic applications, the Company believes digital imaging will produce better quality images and reduce operating costs by eliminating the need for film and processing equipment and chemicals. In addition, digital imaging will permit the electronic storage of images on magnetic or optical media, as well as the transmission of images to multiple locations. Furthermore, the Company believes digital imaging in radiographic/fluoroscopy systems will be able to replace the image intensifier and spot film device, which are both large and expensive components.

OTHER PRODUCTS

  The Company uses its technological and manufacturing expertise to produce a number of other products.

  The Company's LPX-160 portable imaging system is based on the Company's medical imaging technology. This system is designed to produce high-resolution images of metals, composites and plastics. Customers for this system include the United States Air Force and several commercial airlines, which use the system to test for stress fractures and other defects in aircraft, and Canadian and American utilities, which use the system to inspect pipelines and turbines. The Company was recently awarded a $9.7 million contract for these systems from the United States Air Force. Sales to the United States Air Force were approximately $1.1 million or 2.1% of the Company's revenues for the nine months ended September 30, 1995 and approximately $3.2 million or 4.8% of the Company's revenues for the six months ended March 30, 1996.

  The Company manufactures an X-ray source that is used as a component to a fill-measuring device sold by Thermedics Inc., a publicly-traded majority-owned subsidiary of Thermo Electron. Through February 1996, the Company has sold approximately 98 such devices under this arrangement.

  The Company also manufactures the laser used in ThermoLase Corporation's hair removal process. ThermoLase Corporaton is a publicly-traded, majority-owned subsidiary of ThermoTrex. The Company has sold 54 lasers to ThermoLase under this arrangement and has committed to deliver 126 additional lasers.

CARDIAC CATHETERIZATION AND ANGIOGRAPHY

  In February 1996, the Company entered into a non-binding letter of intent to acquire XRE. XRE is a designer, manufacturer and marketer of complete cardiac catheterization laboratories and positioners for cardiovascular imaging systems. XRE systems consist of a mechanical positioner which is used to position an X-ray source and, an image intensifier around a patient who lies prone on an angiographic table. The entire system is designed to provide real time images of the heart and coronary arteries for physicians performing interventional procedures, such as a diagnostic angiogram or balloon angioplasty.

  Coronary artery disease is the leading cause of death in the United States and represents an increasing health risk throughout the world. According to an industry source, between 20 and 25 million individuals in the United States suffer from some form of coronary artery disease, with an estimated cost to the United States health care system of approximately $120 billion annually. One of the most common forms of cardiovascular disease is atherosclerosis which can lead to atheroma, or a narrowing of the arteries. In addition to the coronary arteries, atherosclerosis can effect blood vessels in the brain, legs and arteries throughout the body.

  Traditionally, cardiac catheterization has been the tool of choice for diagnosing atherosclerosis and certain other cardiovascular diseases because it provides the clearest and most accurate depiction of the coronary arteries. Cardiac catheterization involves X-ray imaging of the heart and large blood vessels following the injection of a radio-opaque solution into the patient.


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


  Historically, the primary form of treatment for coronary artery disease has been open-heart bypass surgery. However, in recent years significant advances have been made in the treatment of atherosclerosis and other coronary artery diseases without extensive surgery. A common alternative treatment is angioplasty, a procedure in which a segment of a narrowed coronary artery is stretched by the inflation of a balloon introduced into the affected artery. A more recent development involves the permanent implantation of devices such as a stent into the blood vessel in order to keep the restricted vessel open.

  Angioplasty is less invasive than surgery and generally does not require a lengthy hospitalization (typically no more than two days). The Company believes vascular and cardiovascular surgeons will increasingly use balloon angioplasty and these other less invasive techniques to treat vascular diseases in a non-surgical setting. Each of these procedures is performed under the guidance of X-ray imaging.

  Founded more than twenty years ago, XRE's products include the Unicath C cardiovascular imaging system, and the Unicath LP biplane cardiovascular imaging system. XRE recently introduced the Unicath SP, its top of the line single plane and cardiovascular system with enhanced features such as a larger X-ray tube and advanced image intensifier. XRE also recently introduced the Poly Cx, a lower-cost alternative it believes is ideally suited for suburban and smaller hospitals, as well as the export market. XRE also designs, manufactures and sells other specialized X-ray systems, such as the Unicath EP electrophysiology laboratory.

  XRE also offers a complete line of digital imaging products. XRE has developed and introduced a high speed digital imaging system, DVFX, which is capable of acquiring images which may be stored on a variety of media. This system is capable of providing high resolution real-time digital images at 30 frames per second. DVFX employs a proprietary digital filtering system developed expressly for use in interventional imaging. Its open system architecture facilitates image transfer and storage using industry standard, high speed networks.

  XRE's products are sold worldwide under the Angiographic Devices tradename through its own direct sales force and a network of independent dealers. As of December 31, 1995, XRE employed a six person direct sales force and approximately twenty-five dealers covering primarily North America, Eastern Europe, Western Europe and the Pacific Rim.

  XRE also manufactures gantries or "positioners" for Philips' PolyDiagnost C2 cardiovascular system and Picker International's Cardicon-L and Omnicon-L cardiovascular systems. Sales to original equipment manufacturers ("OEMs") represented approximately 50% of XRE's total revenues in 1995.

  Many of XRE's positioners are based on its parallelogram-based design. This design permits multi-angular views of the heart and coronary arteries while the patient remains stationary on the table. As of December 31, 1995, over 4,000 cardiac catheterization and angiographic positioners and systems manufactured by XRE had been installed throughout the world.

  The market for cardiac catheterization and angiographic imaging equipment is intensively competitive. The Company believes that competition in this market is likely to increase as a result of health care cost-containment pressures and the development of alternative diagnostic and interventional technologies. XRE's competitors include large multinational corporations such as GE, Philips, the Siemens Corporation subsidiary of Siemens AG ("Siemens"), Toshiba and Picker International. XRE competes in these markets primarily on the basis of product features, product performance and reputation as well as price and service.

  As of December 31, 1995, XRE held a number of United States patents and certain foreign counterparts and employed over 180 individuals.

  The Company's strategy is to increase sales of XRE products by marketing them through the Company's dealer network and to incorporate the Company's digital imaging technology into XRE's product offerings. In addition, the XRE acquisition will permit the Company to broaden its product offerings and leverage its sales and service organizations.

  The terms relating to the proposed acquisition of XRE by the Company are set forth in a non-binding letter of intent between the parties. However, the Company and XRE have yet to enter into a definitive purchase agreement, and there can be no assurance that the final arrangements between the parties will be as set forth in the letter of intent or that the parties will consummate the transactions contemplated therein.

RADIOGRAPHIC/FLUOROSCOPY

  In April 1996, the Company entered into a non-binding letter of intent to acquire all of the assets of Continental. Continental designs, manufactures and markets radiographic/fluoroscopic products, general radiography systems, electrophysiology products used in cardiac laboratories and dedicated mammography systems.

  A radiographic/fluoroscopic ("R/F") system is able to record dynamic events by capturing a series of images in a short period of time. For example, R/F systems are used for various gastrointestinal procedures which image in real time the progress of a radio-opaque ingested solution (typically barium) throughout the body. According to an industry source, end-user sales of R/F equipment in the United States in 1994 were approximately $440 million.

  Founded more than 60 years ago, Continental produces R/F systems using advanced high frequency generators that provide pulsed power, resulting in substantially reduced radiation exposure to the patient. Continental's R/F products include the DigiSpot 2000, a high speed digital imaging system that directly records the image in electronic format, permitting the electronic storage of images on magnetic or optical media and the transmission of images to multiple locations with image quality comparable with film-based systems.

  Continental also manufactures a line of general radiographic products targeted to hospital and clinical customers. Its general radiography product line features high frequency generators with anatomical programming and other operator selected features. Continental recently introduced its PMT radiographic/tomographic line of products, which has the flexibility both to image particular isolated organs, such as kidneys, and to function as a general purpose radiographic suite, permitting hospitals to contain costs by reducing the amount of space occupied by radiographic equipment.

  Continental's electrophysiology product line is used by hospitals in the treatment of cardioarrythmia, which is characterized by the sudden wild beating of the heart that can result in death. The EP 2000 system consists of a positioner, an elevating/tilting table and a high frequency X-ray generator. The system features variable pulsed power with high performance digital imaging.

  Continental also manufactures the MAM CP System, an advanced mammography system using high frequency generators, a biased focused X-ray tube and automatic exposure control.

  Continental's products are sold worldwide through a network of independent dealers. In addition, Continental sells electrophysiology products to GE, Toshiba and Shimadzu through OEM arrangements. Continental recently entered into a two-year agreement with Columbia/HCA Healthcare Corporation to be one of its two exclusive providers of general radiographic imaging equipment. Continental also has group purchasing agreements with AmeriNet and Health Services Corporation of America which extend through late 1997. Continental manufactures its products at its 150,000 square-foot manufacturing plant in Broadview, Illinois.

  The Company's strategy is to increase sales by merging the Company's and Continental's products into a full line of X-ray imaging systems, thereby enhancing their desirability to dealer networks and OEM customers. The Company also believes that the ability to offer a full line of products will enable it to compete more effectively for contracts with national hospital chains and international customers. In addition, the Company believes that the companies' respective digital technologies may have application to each others' products.

  The terms relating to the proposed acquisition of Continental by the Company are set forth in a non-binding letter of intent between the parties. However, the Company and Continental have yet to enter into a definitive purchase agreement, and there can be no assurance that the final arrangements between the parties will be as set forth in the letter of intent or that the parties will consummate the transactions contemplated therein.

SALES AND MARKETING

 Sales by Dealers and Distributors

  The Company's products are sold worldwide under both the Lorad and Bennett names through separate networks of independent dealers. Lorad systems are sold domestically through a network of approximately 50 dealers managed by six regional offices. Bennett systems are sold domestically to physicians, clinics and hospitals through a network of approximately 50 dealers supported by three Bennett regional sales managers and six direct sales people focused on mammography. Overseas, Lorad systems are sold by approximately 40 distributors covering 50 countries and Bennett systems are sold by approximately 100 distributors covering more than 75 countries. The Company and its network of independent dealers maintain a staff of factory-trained service technicians to support the Lorad and Bennett systems.

 OEM Agreements

  In addition to manufacturing and marketing its own systems, the Company manufactures systems and system components as an OEM for other medical equipment companies. In general, under the Company's OEM agreements, which could expire between 1996 and 1998, the manufacturers are obligated to purchase from the Company certain minimum quantities of systems, system components and subsystems manufactured by the Company. There can be no assurance that upon the expiration of these agreements they will be renewed or that new OEM customers can be identified.

  The Company is party to several agreements with Philips pursuant to which the Company's Lorad division manufactures mammography systems based on Philips and Lorad design criteria and a mobile general purpose X-ray system, both for sale by Philips under the Philips nameplate. The agreement for the purchase of the Lorad mammography systems has an initial term of five years expiring in 1998, and is renewable upon mutual agreement of the parties for successive 12-month terms. The agreement requires Philips to purchase a minimum of 800 units over the term of the agreement, in gradually increasing increments of between 76 and 200 per year. The agreement for the purchase of mobile general purpose X-ray systems and is renewable upon mutual agreement of the parties for successive 12-month terms. The agreement requires Philips to purchase a minimum of 300 units over the term of the agreement, although this agreement is cancellable by either party if Philips fails to purchase at least 200 units in any calendar year beginning after December 31, 1995. Sales to Philips accounted for 18% of the Company's total revenues in fiscal 1995. Sales to Philips accounted for 45% of XRE's sales in the twelve months ended December 31, 1995.

  The Company is party to an agreement with GE pursuant to which the Company's Bennett subsidiary manufactures radiographic systems utilizing Bennett's high frequency generators for sale by GE under the GE nameplate. The agreement with GE is for an initial term of three years expiring December 31, 1997.

  The Company is a party to an agreement with Philips Medizin Systeme Unternehmensbereich der Philips GmbH ("Philips Germany") pursuant to which the Company's Bennett subsidiary manufactures radiographic systems for sale by Philips Germany outside of the United States and Canada under the Smit Rontgen nameplate. The agreement is renewable upon mutual agreement of the parties for successive 12-month terms. The agreement does not require Philips Germany to purchase any minimum quantity of products, but Philips Germany is required to provide Bennett with a 12-month non-binding rolling forecast of its purchasing requirements.

  In October 1995, the Company entered into an agreement with U.S. Surgical pursuant to which the Company's Lorad division is manufacturing its StereoGuide prone stereotactic biopsy table modified to accept a U.S. Surgical biopsy device for sale by U.S. Surgical under the U.S. Surgical nameplate. U.S. Surgical has agreed to purchase a minimum of 60 tables during the first year of this agreement and certain minimum purchase requirements to maintain exclusivity thereafter.

RESEARCH AND DEVELOPMENT

  The Company maintains active programs for the development of new mammography and X-ray imaging systems. The Company's current development efforts are focused on the development of a full-view digital imaging mammography system, direct detection X-ray sensors and the enhancement of existing mammography products. The Company believes that the digital imaging technology developed for this system also will be readily adaptable to general radiographic and cardiac diagnostic imaging systems. No assurance can be given that the Company's development programs will be successfully completed.

  One of the Company's long-term research and development programs is the development of a Sonic CT (Computed Tomography) system that uses acoustic waves to form high-resolution images of breast tissue. Sonic CT uses no ionizing radiation, provides near real-time images and has the potential to detect some of the masses that are undetectable using conventional X-ray mammography. The Company is collecting patient data with a clinical test unit in conjunction with radiologists at the University of California, San Diego.

  The Company is developing products based upon digital imaging technology developed by scientists at ThermoTrex. ThermoTrex has granted the Company a fully-paid, exclusive, worldwide, perpetual license to use and sell such technology in the fields of mammography and general radiography. Under the terms of the license agreement with ThermoTrex, if the Company elects to fund approximately $6 million of ThermoTrex's research and development over the next three years, the Company's license will be extended to cover the fields of radiographic/fluoroscopy, mobile C-arm fluoroscopy and cardiology/angiography. The Company will purchase digital imaging detectors from ThermoTrex. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex."

  Research and development expenses of the Company were $7.2 million, $10.7 million and $8.6 million for 1993, 1994 and the nine months ended September 30, 1995, respectively.

COMPETITION

  The health care industry in general, and the market for imaging products in particular, is highly competitive. The Company competes with a number of companies, many of which have substantially greater financial, marketing and other resources than the Company. The Company's competitors include large companies such as GE, Philips, Siemens, Toshiba American Medical Systems, Inc. and Toshiba America MRI, Inc. (collectively, "Toshiba"), Shimadzu and Picker International, which compete in most diagnostic imaging modalities, including X-ray imaging. In addition, a significant portion of the Company's sales are to GE and Philips through OEM arrangements. The products sold by such OEMs compete with those offered by the Company and its independent dealers. The Company's StereoLoc II, MF-CYTO and StereoGuide stereotactic needle biopsy systems compete with products offered by GE, Fischer Imaging Corporation and Philips and with conventional surgical biopsy procedures.

  The Company competes in these markets primarily on the basis of product features, product performance and reputation as well as price and service. Although the Company believes that its products currently compete favorably with respect to such factors, there can be no assurance that the Company can maintain its competitive position against current and potential competitors, especially those with greater financial, manufacturing, marketing, service, support, technical and other competitive resources. Competition could increase if new companies enter the market or if existing competitors expand their product lines. See "Risk Factors--Competition" and "--Technological Change and New Products."

PATENTS AND PROPRIETARY TECHNOLOGY

  The Company's policy is to protect its intellectual property rights and to apply for patent protection when appropriate. The Company currently holds 13 issued United States patents expiring at various dates ranging from 2003 to 2014. The Company also has 7 applications pending for additional United States patents and a number of foreign counterparts for its patents in various foreign countries. In addition, the Company has registered or other trademarks. Patent protection provides the Company with competitive advantages with respect to certain systems. The Company believes, however, that technical know-how and trade secrets are more important to its business than patent protection.

  Competitors of the Company and other third-parties hold issued patents and pending patent applications relating to imaging and other related technologies, and it is uncertain whether these patents and patent applications will require the Company to alter its products or processes, pay licensing fees or cease certain activities. See "Risk Factors--Patents and Proprietary Rights" and "--Risks Associated With Pending and Threatened Patent Litigation."

  In April 1992, Fischer Imaging Corporation ("Fischer") commenced a lawsuit in the United States District Court, District of Colorado, against the Company's Lorad division, alleging that the Lorad StereoGuide prone breast biopsy system infringes a Fischer patent on a precision mammographic needle biopsy system. As of September 30, 1995 the Company had sold 351 StereoGuide systems, for aggregate revenues of approximately $34.4 million. The suit requests a permanent injunction, treble damages and attorneys' fees and expenses. If the Company is unsuccessful in defending this lawsuit it may be enjoined from manufacturing and selling its StereoGuide system without a license from Fischer. No assurance can be given that the Company will be able to obtain such a license, if required, on commercially reasonable terms, if at all. In addition, the Company may be subject to damages for past infringement. No assurance can be given as to the amount which the Company may eventually be required to pay in expenses or in such damages. The outcome of patent litigation, particularly in jury trials, is inherently uncertain, and an unfavorable outcome in the Fischer litigation could have a material adverse effect on the Company's business and results of operations.

  The Company also is aware of a U.S. patent held by Nicola E. Yanaki which has been asserted by him against certain automatic exposure control features included in most of the Company's current mammography systems. The Company has been informed by Mr. Yanaki that a competitor of the Company has obtained a license for use of this patent. Although the Company believes that the validity of this patent may be questionable and subject to a successful challenge, if the patent holder were successful in enforcing such patent the Company could be subject to damages for past infringement and enjoined from manufacturing and selling imaging equipment utilizing certain automatic exposure control features, which would have a material adverse effect on the Company's financial condition and results of operations.

  The Company is also aware of an issued European patent with counterparts in other non-U.S. countries relating to imaging equipment utilizing certain automatic exposure control features. The European patent is the subject of an opposition proceeding before the European Patent Office. There can be no assurance as to the outcome of such opposition.

  In connection with the organization of the Company, ThermoTrex agreed to indemnify the Company for any and all cash damages in connection with the Fischer lawsuit and any potential claims by the holder of the automatic exposure control patent described above, with respect to sales of the Company's products occurring prior to October 1995, when the businesses of Lorad and Bennett were transferred to the Company. Notwithstanding this indemnification, the Company would be required to report as an expense in its results of operations the full amount, including any reimbursable amount, of any damages in excess of the amount accrued ($2.3 million as of March 30, 1996), with any indemnification payment it receives from ThermoTrex being treated as a contribution to shareholders' investment. An unsuccessful outcome of this litigation may have a material adverse effect on the business of the Company and on the results of operations of the Company for the period in which such outcome occurs.


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


  The Company is aware of two U.S. patents owned by a former employee which have been asserted against the Company relating to its HTC grid to be used with the Company's mammography systems. Although the Company believes that the HTC grid does not infringe either of these patents, if the holder of the patents were successful in enforcing such patents, the Company could be subject to damages and enjoined from manufacturing and selling the HTC grid.

GOVERNMENT REGULATION

  The Company's products and its research, development and manufacturing activities are subject to regulation by numerous governmental authorities in the United States and other countries. In the United States, medical devices are subject to rigorous FDA review. The federal Food, Drug and Cosmetic Act, the Public Health Services Act and other federal statutes and regulations govern or influence the testing, manufacture, safety, labeling, storage, record keeping, reporting, approval, advertising and promotion of products such as those offered by the Company. Noncompliance with applicable requirements can result in fines, recalls or seizures of products, total or partial suspension of production and criminal prosecution.

  Pursuant to the Medical Device Amendments of 1976 (the "1976 Amendments") to the Federal Food, Drug and Cosmetic Act, and regulations promulgated thereunder, medical devices intended for human use are classified into three categories, Classes I, II and III, depending upon the degree of regulatory control to which they will be subject. The Company believes its current systems are classified as Class II devices.

  If a new medical device, irrespective of whether it is a Class II or III device, is substantially equivalent to an existing device that has been continuously marketed since the effective date of the 1976 Amendments (May 28, 1976) (a "Substantially Equivalent Device"), FDA requirements may be satisfied through a procedure known as a "510(k) Submission," under which the applicant provides product information supporting its claim of substantial equivalence. In a 510(k) Submission, the FDA may also require that it be provided with clinical test results demonstrating the safety and efficacy of the device.

  In connection with new product development, the Company from time to time files 510(k) Submissions. While there can be no assurance in this regard, all of the Company's X-ray components and products previously included in 510(k) Submissions have received findings of substantial equivalence.

  Class III medical devices (which consist of life support/life sustaining devices, diagnostic or implanted devices) that are not Substantially Equivalent Devices are subject to a more stringent and time-consuming FDA approval process.

  The Safe Medical Devices Act of 1990 substantially changed certain aspects of the regulation of the sale of medical devices and, depending on how it is interpreted and enforced, could make it substantially more difficult and time-consuming to comply with pre-marketing clearance and approval processes. Pursuant to this Act, the FDA is required to adopt implementing regulations, which will require among other things that clinical test results supporting the safety and efficacy of a medical device be included with a 510(k) Submission. The regulations also provide that manufacturers of high-risk medical devices (implantable devices, life sustaining/life support devices and such other devices as the FDA may designate) must establish post-market surveillance programs for devices that are first marketed after January 1, 1991.

  The FDA has not yet classified full-view digital imaging mammography systems like the one being developed by the Company. If such systems are classified as Class III devices, the Company would be required to file for FDA marketing clearance for its full-view digital imaging mammography system under the PMA process, which would require substantial clinical trials and would take a number of years. While not classifying such systems, the FDA recently issued a preliminary protocol for marketing clearance of full-view digital imaging mammography systems suggesting that clearance may be obtained through an enhanced 510(k) application with more extensive clinical trials. The preliminary protocol calls for clinical trials on 400 subjects prior to applying to the FDA for clearance to commercially market such a system and a multi-year, follow-up study including comparative film and digital images on 12,000 subjects following commercial introduction. If the preliminary protocol is adopted as currently drafted, the Company believes this follow-up study will be overburdensome and may limit the commercialization of full-view digital imaging mammography systems. The period for submitting comments to the preliminary protocol has expired and the Company can make no prediction as to when the FDA will issue a final protocol or if one will be issued at all.

  The Company is also subject to periodic inspections by the FDA whose primary purpose is to audit the Company's compliance with Good Manufacturing Practices ("GMP"). Enforcement of GMP regulations has increased significantly in the last several years, and the FDA has publicly stated that compliance will be more strictly scrutinized. In the event that the Company or any of its facilities was determined to be in noncompliance, and to the extent that the Company or such facility was unable to convince the FDA of the adequacy of its compliance, the FDA has the power to assert penalties or remedies, including a recall or temporary suspension of product shipment until compliance is achieved. Such penalties or remedies could have a material adverse effect on the Company's business and results of operations.

  The Company is also regulated by the FDA under the Radiation Control for Health and Safety Act of 1968 (Public Law 90-602) which specifically addresses radiation emitting products. Under this law, the Company is responsible for submitting initial reports on all new X-ray systems that require certification to FDA performance standards. The Company must also submit a quality assurance and test program for FDA review to ensure continued compliance with X-ray performance standards.

  Historically, the Company has been subject to recalls of certain of its products from time to time under Public Law 90-602. Under this law, any product which is not in compliance with the relevant performance standard must be repaired, refurbished or returned at the manufacturer's expense.

  The Company is also subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Act, the Federal Water Pollution Control Act, the National Environmental Policy Act and other federal, state or local statutes and regulations. The Company believes that it is in material compliance with these and other applicable federal, state and foreign legal and regulatory requirements under which it operates. However, there can be no assurance that such legal or regulatory requirements will not be amended or that new legal or regulatory requirements will not be adopted, any one of which could have a material adverse effect on the Company's business or results of operations.

REIMBURSEMENT

  Suppliers of health care products and services are affected by Medicare, Medicaid and other government insurance programs, as well as by private insurance reimbursement programs. Third party payors (Medicare, Medicaid, private health insurance, health administration authorities in foreign countries and other organizations) may affect the pricing or relative attractiveness of the Company's products by regulating the maximum amount of reimbursement provided for by such payors to the physicians, hospitals and clinics utilizing the Company's products or by taking the position that such reimbursement is not available at all.

  Since 1983, Medicare reimbursement has been based on a fixed amount for admitting a patient with a specific diagnosis. Hospital profit margins have been reduced significantly since the introduction of Diagnosis Related Groups ("DRGs"). As DRG reimbursement is a fixed amount based on a specific diagnosis, hospitals have incentives to use less costly treatment methods. If a new technology is considered to be more cost effective, hospitals will frequently make capital expenditures to provide cost savings. Frequently DRG reimbursement is reduced to reflect the adoption of a new procedure or technique, and as a result hospitals are generally willing to implement new cost saving technologies before these downward adjustments in DRG rates take effect.

  The diagnostic procedures for which the Company's products are intended to be used generally have been approved for Medicare reimbursement. Many of the therapeutic procedures for which the Company's systems can be used have also been approved for Medicare reimbursement. In addition, prior to 1991, hospitals received Medicare reimbursement for the cost of capital equipment such as the Company's products as a "capital pass through," which provided for an 85% reimbursement of the Medicare utilization portion of the equipment cost, pro rated over the depreciable life of the equipment.

  In 1991, the Health Care Financing Administration of the U.S. Department of Health and Human Services published rules to change the method of capital reimbursement for hospitals. The rules changed capital reimbursement from a system based on costs to one based on prospective payment. The rules provide for a ten year transition and permit hospitals with unusually low or high capital reimbursement methods to be reimbursed fairly. The Company believes that the new capital reimbursement rules have impacted facilities expansion more heavily than medical equipment purchases.

  In early 1992, Medicare also began to phase in over a five-year period a new system whereby reimbursement to physicians will be based on the lower of their actual charges or a fee schedule amount based on "resource-based" relative value "scale". This replaced a "charge-based" fee schedule, and is anticipated to generally lower the reimbursements received by radiologists from the previous method.

  The Company believes, however, that since minimally invasive surgical techniques are generally less expensive than open or conventional surgery, stereotactic breast biopsy and other systems offered by the Company provide hospitals the opportunity to save costs and, therefore, possibly benefit from a revised reimbursement system.

BACKLOG

  At both December 30, 1995 and March 30, 1996, the Company's backlog of firm orders was approximately $53 million. The Company includes in backlog only those orders for which it has received completed purchase orders and for which delivery has been specified within twelve months. Most orders are subject to cancellation by the customer. Because of the possibility of customer changes in delivery schedules, cancellation of orders and potential delays in product shipments, the Company's backlog as of any particular date may not be representative of actual sales for any succeeding period.

FACILITIES

  The Company operates from two facilities: a 63,500 square foot office and manufacturing facility in Danbury, Connecticut owned by the Company and a 120,000 square foot office and manufacturing facility in Copiague, New York leased by the Company pursuant to a lease expiring in 2005. As of December 30, 1995, the annual base rent for the Company's New York facility was approximately $600,000. The Company has entered into a lease for a new 60,000 square foot building to be constructed adjacent to its existing facility in Danbury, Connecticut. The lease will commence upon completion of the building, which is expected to occur in late 1996, and has a term of ten years with an initial annual base rent of $771,600.

PERSONNEL

  As of February 24, 1996, the Company had 604 employees, of which 11 were engaged in senior management, 37 were engaged in administration and accounting, 94 in research and development, 55 in sales and marketing, 38 in product support and 369 in manufacturing. None of the Company's employees are represented by a labor union, and the Company considers its relations with its employees to be good.

LEGAL PROCEEDINGS

  Except as described above under "Business--Patents and Proprietary Technology," "Risk Factors--Patents and Proprietary Rights" and "--Risks Associated With Pending and Threatened Patent Litigation," the Company is not a party to any litigation that it believes could reasonably be expected to have a material adverse effect on the Company or its business.

   RELATIONSHIP AND POTENTIAL CONFLICTS OF INTEREST WITH THERMO ELECTRON AND
                                THERMOTREX

  The Company was incorporated in September 1995 as a wholly-owned subsidiary of ThermoTrex. ThermoTrex acquired all of the outstanding capital stock of Bennett in September 1995 for approximately $42,000,000 in cash. On October 2, 1995, the Company acquired all of the outstanding shares of capital stock of Bennett from ThermoTrex in exchange for the $42,000,000 principal amount Convertible Note. Subsequently, on October 16, 1995, ThermoTrex contributed all of the assets and liabilities relating to its Lorad division and the development of its Sonic CT system to the Company in exchange for 20,000,000 shares of Common Stock of the Company.

  Thermo Electron has adopted a strategy of selling a minority interest in subsidiary companies to outside investors as an important tool in its future development. As part of this strategy, Thermo Electron and certain of its subsidiaries have created publicly and/or privately held majority-owned subsidiaries. The Company and the other Thermo Electron subsidiaries are referred to herein as the "Thermo Subsidiaries."

  In October 1995, ThermoTrex granted to the Company an exclusive, paid-up, royalty-free license for the use of certain technology relating to digital imaging detectors in the fields of mammography and general radiography. Under the license agreement, if the Company funds approximately $6 million of ThermoTrex's research and development of the digital imaging technology in the fields of radiographic/fluoroscopy, mobile C-arm fluoroscopy and cardiology/angiography over the next three years, then ThermoTrex will be obligated to grant the Company a fully-paid, exclusive, worldwide, perpetual license to use and sell the digital imaging technology in these fields. The license agreement provides that ThermoTrex will manufacture products based on the digital imaging technology for the Company in the applicable fields. ThermoTrex will sell the products to the Company at ThermoTrex's cost until the Company has received an amount of Net Profit (as defined below) from the resale of such products equal to amounts paid by the Company for research and development as set forth above less any additional research and development costs incurred by ThermoTrex with the prior written approval of the Company, and thereafter at ThermoTrex's cost plus one-half of Net Profit. For purposes of the preceding sentence, "Net Profit" means the difference between the prices the Company receives upon resale of such products and the aggregate costs of the Company and ThermoTrex relating to such sales.

  The Company has an arrangement with ThermoTrex whereby ThermoTrex provides certain research and development services to the Company and the Company pays ThermoTrex its fully burdened cost of providing such services. For the nine months ended September 30, 1995, the Company paid ThermoTrex approximately $1,536,000 under this arrangement.

  The Company has an arrangement with the Tecomet division of Thermo Electron for the manufacture of the Company's proprietary HTC grid. Under this arrangement Tecomet manufactures the grid for the Company pursuant to written purchase orders. The Company owns the intellectual property rights to the grid. For the nine months ended September 30, 1995, the Company paid Tecomet $250,000 under this arrangement.

  Under an arrangement with ThermoLase Corporation, a publicly-traded, majority-owned subsidiary of ThermoTrex, the Company manufactures the laser used in ThermoLase's hair-removal process. The Company manufactures these lasers for ThermoLase pursuant to written purchase orders. The Company has sold 54 lasers to ThermoLase under this arrangement for an aggregate purchase price of approximately $3.8 million and has committed to deliver 126 additional lasers for an aggregate purchase price of approximately $6.7 million.

  Under an arrangement with Thermedics Detection Inc., a subsidiary of Thermedics, a publicly-traded, majority-owned subsidiary of Thermo Electron, the Company manufactures an X- ray source that is used as a component to a fill-measuring device produced by Thermedics Detection. The Company manufactures these X-ray sources for Thermedics Detection pursuant to written purchase orders. For the nine months ended September 30, 1995, Thermedics Detection paid the Company $120,000 under this arrangement.

  The Company believes that the arrangements set forth above are on terms comparable to those the Company would receive from unaffiliated parties.

  On October 2, 1995, in exchange for all of the outstanding shares of capital stock of Bennett, the Company issued the $42,000,000 principal amount Convertible Note to ThermoTrex. The Convertible Note has an interest rate of 4.2% per annum and is convertible into shares of the Company's Common Stock at a conversion price of $11.79 per share. In March 1996, ThermoTrex converted $3,000,000 principal amount of the Convertible Note into 254,452 shares of Common Stock.

  ThermoTrex develops advanced technologies, which it is incorporating into commercial products for the personal-care and avionics industries. For the nine months ended September 30, 1995, ThermoTrex had consolidated revenues of $86,531,000 and consolidated net income of $36,341,000, including a gain on the issuance of stock by a subsidiary of $34,721,000.

  Thermo Electron and its subsidiaries develop, manufacture and market environmental monitoring and analysis instruments, biomedical products including heart-assist systems and respiratory care products, papermaking and paper-recycling equipment, alternative-energy systems, industrial process equipment and other specialized products. Thermo Electron and its subsidiaries also provide environmental and metallurgical services and conduct advanced technology research and development. For its fiscal year ended December 30, 1995, Thermo Electron had consolidated revenues of $2,207,417,000 and consolidated net income of $140,080,000. See "Risk Factors--Potential Conflicts of Interest" and "--Significant Additional Shares Eligible for Sale After the Offerings."

THE THERMO ELECTRON CORPORATE CHARTER

  Thermo Electron and the Thermo Subsidiaries, including the Company, recognize that the benefits and support that derive from their affiliation are essential elements of their individual performance. Accordingly, Thermo Electron and each of the Thermo Subsidiaries, including the Company, have adopted the Thermo Electron Corporate Charter (the "Charter") to define the relationships and delineate the nature of such cooperation among themselves. The purpose of the Charter is to ensure that (1) all of the companies and their shareholders are treated consistently and fairly, (2) the scope and nature of the cooperation among the companies, and each company's responsibilities, are adequately defined, (3) each company has access to the combined resources and financial, managerial and technological strengths of the others, and (4) Thermo Electron and the Thermo Subsidiaries, in the aggregate, are able to obtain the most favorable terms from outside parties.

  To achieve these ends, the Charter identifies the general principles to be followed by the companies, addresses the role and responsibilities of the management of each company, provides for the sharing of group resources by the companies and provides for centralized administrative, banking and credit services to be performed by Thermo Electron. The services provided by Thermo Electron include collecting and managing cash generated by members, coordinating the access of Thermo Electron and the Thermo Subsidiaries (the "Thermo Group") to external financing sources, ensuring compliance with external financial covenants and internal financial policies, assisting in the formulation of long-range planning and providing other banking and credit services. Pursuant to the Charter, Thermo Electron may also provide guarantees of debt obligations of the Thermo Subsidiaries or may obtain external financing at the parent level for the benefit of the Thermo Subsidiaries. In certain instances, the Thermo Subsidiaries may provide credit support to, or on behalf of, the consolidated entity or may obtain financing directly from external financing sources. Under the Charter, Thermo Electron is responsible for ensuring that the Thermo Group remains in compliance with all covenants imposed by external financing sources, including covenants related to borrowings of Thermo Electron or other members of the Thermo Group, and for apportioning such constraints within the Thermo Group. In addition, Thermo Electron establishes certain internal policies and procedures applicable to members of the Thermo Group. The cost of the services provided by Thermo Electron to the Thermo Subsidiaries is covered under existing corporate services agreements between Thermo Electron and each of the Thermo Subsidiaries.

  The Charter presently provides that it shall continue in effect so long as Thermo Electron and at least one Thermo Subsidiary participate. The Charter may be amended at any time by agreement of the participants. Any Thermo Subsidiary, including the Company, may withdraw from participation in the Charter upon 30 days' prior notice. In addition, Thermo Electron may terminate a subsidiary's participation in the Charter in the event the subsidiary ceases to be controlled by Thermo Electron or ceases to comply with the Charter or the policies and procedures applicable to the Thermo Group. A withdrawal from the Charter automatically terminates the corporate services agreement in effect between the withdrawing company and Thermo Electron. The withdrawal from participation does not terminate outstanding commitments to third parties made by the withdrawing company, or by Thermo Electron or other members of the Thermo Group, prior to the withdrawal. However, a withdrawing company is required to continue to comply with all policies and procedures applicable to the Thermo Group and to provide certain administrative functions mandated by Thermo Electron so long as the withdrawing company is controlled by or affiliated with Thermo Electron.

CORPORATE SERVICES AGREEMENT

  As provided in the Charter, Thermo Electron and the Company have entered into a Corporate Services Agreement (the "Services Agreement") under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management and certain financial and other services to the Company. In 1994 and 1995, Thermo Electron assessed the Company an annual fee for these services equal to 1.25% and 1.20%, respectively, of the Company's total revenues. Effective January 1, 1996, the fee was reduced to 1.0% of the Company's total revenues. The fee may be changed by mutual agreement of the Company and Thermo Electron. During the nine months ended September 30, 1995, Thermo Electron assessed the Company $663,000 in fees under the Services Agreement. The Company believes that the charges under the Services Agreement are representative of the expenses the Company would have incurred on a stand-alone basis and that the terms of the Services Agreement are reasonable. For additional items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company. The Services Agreement automatically renews for successive one-year terms, unless canceled by the Company upon 30 days' prior notice. In addition, the Services Agreement terminates automatically in the event the Company ceases to be a member of the Thermo Group or ceases to be a participant in the Charter. In the event of a termination of the Services Agreement, the Company will be required to pay a termination fee equal to the fee that was paid by the Company for services under the Services Agreement for the nine-month period prior to termination. Following termination, Thermo Electron may provide certain administrative services on an as-requested basis by the Company or as required in order to meet the Company's obligations under Thermo Electron's policies and procedures. Thermo Electron will charge the Company a fee equal to the market rate for comparable services if such services are provided to the Company following termination.

TAX ALLOCATION AGREEMENT

  The Tax Allocation Agreement between ThermoTrex and the Company outlines the terms under which the Company is to be included in ThermoTrex's consolidated federal and state income tax returns. Under current law, the Company will be included in such tax returns so long as ThermoTrex owns at least 80% of the outstanding Common Stock of the Company. In years in which the Company has taxable income, it will pay to ThermoTrex amounts comparable to the taxes it would have paid if it had filed its own separate corporate tax returns. If ThermoTrex's equity ownership of the Company were to drop below 80%, then the Company would file its own income tax returns.

MASTER GUARANTEE REIMBURSEMENT AGREEMENTS

  The Company has entered into a Master Guarantee Reimbursement Agreement with Thermo Electron which provides that the Company will reimburse Thermo Electron for any costs it incurs in the event it is required to pay third parties pursuant to any guarantees it issues on the Company's behalf. ThermoTrex has entered into a similar agreement with Thermo Electron with regard to the Company's obligations which are guaranteed by Thermo Electron. The Company has also entered into a Master Guarantee Reimbursement Agreement with ThermoTrex which provides that the Company will reimburse ThermoTrex for any costs it incurs in the event that ThermoTrex is required to pay Thermo Electron or any other party pursuant to any guarantees it issues on the Company's behalf.

MISCELLANEOUS

  Currently, ThermoTrex beneficially owns 91% of the outstanding shares of Common Stock (excluding shares of Common Stock issuable upon the conversion of the Convertible Note). ThermoTrex presently intends to maintain at least an 80% interest in the Company. This may require ThermoTrex to convert additional principal amounts of the Convertible Note or to purchase additional shares of Common Stock from time to time as the number of outstanding shares issued by the Company increases. These purchases may be made either in the open market or directly from the Company. See "Risk Factors--Control by ThermoTrex."

  The Company's cash equivalents may be invested from time to time pursuant to a repurchase agreement with Thermo Electron. Under this agreement, the Company in effect lends excess cash to Thermo Electron, which Thermo Electron collateralizes with investments principally consisting of corporate notes, United States government agency securities, money market funds, commercial paper and other marketable securities, in the amount of at least 103% of such obligation. The Company's funds subject to the repurchase agreement will be readily convertible into cash by the Company and have an original maturity of three months or less. The repurchase agreement earns a rate based on the Commercial Paper Composite Rate plus 25 basis points, set at the beginning of each quarter.

                                  MANAGEMENT

The directors and executive officers of the Company and their ages as of May 6, 1996 are as follows:

                                      AGE                POSITION
                NAME                  ---                --------
Gary S. Weinstein....................  38 Chairman of the Board and Director
Anthony J. Pellegrino................  55 Vice Chairman of the Board and
                                           Director
Hal Kirshner.........................  55 Chief Executive Officer, President and
                                           Director
John N. Hatsopoulos..................  61 Vice President, Chief Financial
                                           Officer and Director
Paul F. Kelleher.....................  53 Chief Accounting Officer
Steven J. Kemper.....................  41 Vice President, Finance
Elias P. Gyftopoulos (2).............  68 Director
Robert C. Howard.....................  65 Director
Earl R. Lewis........................  52 Director
James W. May, Jr. (1)(2).............  53 Director
Hutham S. Olayan (1)(2)..............  42 Director
Firooz Rufeh.........................  58 Director
Kenneth Y. Tang......................  48 Director

- --------

(1) Member of the Audit Committee.
(2) Member of the Human Resources Committee.

  All of the Company's directors are elected annually by the shareholders and hold office until their respective successors are duly elected and qualified. Executive officers are elected annually by the Board of Directors and serve at its discretion. Mr. Weinstein, Mr. Hatsopoulos, Mr. Kelleher, Mr. Kemper, Mr. Howard, Mr. Lewis, Mr. Rufeh and Dr. Tang are full-time employees of Thermo Electron, ThermoTrex or other subsidiaries of Thermo Electron, but these individuals devote such time to the affairs of the Company as the Company's needs reasonably require from time to time. Because each of these individuals owes duties to each of the entities for which he serves as an officer or director, there may be circumstances in which such individual has a conflict of interest. See "Risk Factors--Potential Conflicts of Interest" and "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex."

  Mr. Weinstein has been Chairman of the Board and a Director of the Corporation since February 1996. Mr. Weinstein has also been Chairman and Chief Executive Officer of ThermoTrex and a Vice President of Thermo Electron since February 1996. Mr. Weinstein was a Managing Director of Lehman Brothers Inc. from 1992 until February 1996, serving most recently as Managing Director, head of Global Syndicate and Equity Capital Markets since March 1995. Prior to that appointment, Mr. Weinstein served in various positions at Lehman Brothers since joining the firm in 1988, including head of Equities in Europe, head of Equity New Issues in North and South America and head of Global Convertible Securities. Mr. Weinstein is also a Director of ThermoTrex and ThermoLase Corporation.

  Mr. Pellegrino has been Vice Chairman of the Board and a Director of the Company since its inception in October 1995. Mr. Pellegrino has been a Senior Vice President of ThermoTrex since July 1995 and was Chairman of Lorad for more than five years prior to that time. Mr. Pellegrino is also a Director of ThermoQuest Corporation and ThermoLase Corporation.

  Mr. Kirshner has been Chief Executive Officer, President and a Director of the Company since its inception in October 1995. Mr. Kirshner has been President of Lorad since February 1991. Prior to that time, he served as Chief Operating Officer and President of Electrolux Water Systems, Inc.

  Mr. Hatsopoulos has been Vice President, Chief Financial Officer and a Director of the Company since its inception in October 1995. Mr. Hatsopoulos has been a Vice President and Chief Financial Officer of ThermoTrex since 1990, the Chief Financial Officer of Thermo Electron since 1988 and an Executive Vice President of Thermo Electron since 1986. He is also a director of Thermo Ecotek Corporation, Thermo Fibertek Inc., Thermo Instrument Systems Inc., Thermo Power Corporation, Thermo TerraTech Inc., ThermoQuest Corporation, Thermo Sentron Inc., ThermoTrex and Lehman Brothers Funds, Inc., an open-end investment management company.

  Mr. Kelleher has been the Chief Accounting Officer of the Company since its inception in October 1995. Mr. Kelleher has been Vice President, Finance of Thermo Electron since 1987 and served as its Controller from 1982 to January 1996. He is a director of ThermoLase Corporation.

  Mr. Kemper has been Vice President, Finance of the Company since its inception in October 1995. Mr. Kemper has also been Vice President, Finance of ThermoTrex since July 1995. Prior to joining ThermoTrex, Mr. Kemper was controller for the Satellite Business unit of the communications division of General Instrument Corporation, a cable television equipment manufacturer, for more than five years.

  Dr. Gyftopoulos has been a Director of the Company since its inception in October 1995. Dr. Gyftopoulos has been the Ford Professor of Mechanical Engineering and of Nuclear Engineering at the Massachusetts Institute of Technology for more than five years. Dr. Gyftopoulos is also a director of Thermo Cardiosystems Inc., Thermo Electron, ThermoLase Corporation, Thermo Instrument Systems Inc., Thermo Remediation Inc., ThermoSpectra Corporation and Thermo Voltek Corp.

  Mr. Howard has been a Director of the Company since its inception in October 1995. Mr. Howard has been an Executive Vice President of Thermo Electron since 1986. He is also a Director of Thermedics Inc., Thermo Cardiosystems Inc., ThermoLase Corporation, Thermo Power Corporation, Thermo Instrument Systems Inc. and ThermoTrex.

  Mr. Lewis has been a Director of the Company since its inception in October 1995. Mr. Lewis has been Executive Vice President and Chief Operating Officer of Thermo Instrument Systems Inc. since December 1995 and served as a Vice President of that company from 1990 to 1995. He has also served as Chief Executive Officer, President and a Director of Thermo Optek Corporation since August 1995, and President of Thermo Jarrell Ash Corporation for more than five years. Mr. Lewis is also Chairman of the Board and a Director of ThermoSpectra Corporation.

  Dr. May has been a Director of the Company since February 1996. He has been Professor of Surgery at Harvard Medical School since 1994 and was Associate Clinical Professor of Surgery for more than five years prior to that time.

  Ms. Olayan has been a Director of the Company since February 1996. She has served as President and a director of Olayan America Corporation since 1995 and Competrol Real Estate Limited since 1986, which are members of the Olayan Group engaged in advisory services and private real estate investments, respectively. Ms. Olayan also served as President and a director of Crescent Diversified Limited, another member of the Olayan Group engaged in private investments, from 1985 until 1994. Ms. Olayan is also a Director of Thermo Electron.

  Mr. Rufeh has been a Director of the Company since its inception in October 1995 and was its Chairman of the Board from October 1995 to February 1996. Mr. Rufeh has been the President of ThermoTrex since 1988 and a Vice President of Thermo Electron since January 1986. From 1985 to 1990, he was Chairman of the Board of Thermo Power Corporation. He is also a Director of ThermoTrex.

  Dr. Tang has been a Director of the Company since its inception in October 1995. Dr. Tang has been Senior Vice President of ThermoTrex for more than five years and was President of ThermoLase Corporation from December 1992 to May 1995. He is also a director of ThermoLase Corporation.

  The Vice President and General Manager of Bennett since January 1996 has been Mr. Walter F. Schneider, who has been an employee of Bennett since 1986 and had previously served as its Vice President of Operations. He replaced Mr. Calvin Kleinman, who left the Company.

COMPENSATION OF DIRECTORS

  Directors who are not employees of the Company, Thermo Electron or any other companies affiliated with Thermo Electron (also referred to as "outside directors") receive an annual retainer of $2,000 and a fee of $1,000 per day for attending regular meetings of the Board of Directors and $500 per day for participating in meetings of the Board of Directors held by means of conference telephone and for participating in certain meetings of committees of the Board of Directors. Payment of director fees is made quarterly. Messrs. Weinstein, Pellegrino, Kirshner, Hatsopoulos, Howard, Lewis and Rufeh and Dr. Tang are employees of members of the Thermo Electron companies and do not receive any cash compensation from the Company for their services as directors. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in attending such meetings.

  Directors Deferred Compensation Plan. Under the Company's Deferred Compensation Plan for Directors (the "Deferred Compensation Plan"), a director has the right to defer receipt of his or her fees until he or she ceases to serve as a director, dies or retires from his or her principal occupation. In the event of a change in control or proposed change in control of the Company that is not approved by the Board of Directors, deferred amounts become payable immediately. For purposes of the Deferred Compensation Plan, a change of control is defined as: (a) the occurrence, without the prior approval of the Board of Directors, of the acquisition, directly or indirectly, by any person of 50% or more of the outstanding Common Stock or the outstanding common stock of ThermoTrex or 25% or more of the outstanding common stock of Thermo Electron or (b) the failure of the persons serving on the Board of Directors immediately prior to any contested election of directors or any exchange offer or tender offer for the Common Stock or the common stock of ThermoTrex or Thermo Electron to constitute a majority of the Board of Directors at any time within two years following any such event. Amounts deferred pursuant to the Deferred Compensation Plan are valued at the end of each quarter as units of Common Stock. When payable, amounts deferred may be disbursed solely in shares of Common Stock accumulated under the Deferred Compensation Plan. The Company has reserved 25,000 shares under this Plan. The Deferred Compensation Plan will not become effective until completion of the Offerings. As of the date of this Prospectus, no units had been accumulated under the Deferred Compensation Plan.

  Directors Stock Option Plan. The Company has adopted a directors stock option plan (the "Plan") providing for the grant of stock options to purchase shares of Common Stock to outside directors as additional compensation for their service as directors. The Plan provides for the grant of stock options upon a Director's initial appointment and, beginning in 2000, awards options to purchase 1,000 shares annually to eligible directors, provided the Common Stock is then publicly traded. A total of 200,000 shares of Common Stock have been reserved for issuance under the Plan.

  Under the Plan, each eligible director and each new outside director initially joining the Board of Directors in 1996 will be granted an option to purchase 40,000 shares of Common Stock upon the later of the adoption of the plan or the director's appointment or election. The size of the award to new directors appointed to the Board of Directors after 1996 will be reduced by 10,000 shares in each subsequent year. Directors initially joining the Board of Directors after 1999 would not receive an option grant upon their appointment or election to the Board of Directors, but would be eligible to participate in the annual option awards described below. Options evidencing initial grants to directors vest and are exercisable upon the fourth anniversary of the date of grant, unless the Common Stock underlying the option grant is registered under Section 12 ("Section 12 Registration") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the fourth anniversary of such grant. In the event that the effective date of
Section 12 Registration occurs prior to the fourth anniversary of the date of grant, then the option becomes exercisable (on the later of 90 days after Section 12 Registration or six months after the date of grant) and the shares acquired upon exercise will be subject to restrictions on transfer and the right of the Company to repurchase such shares at the exercise price in the event the director ceases to serve as a director of the Company or any other Thermo Electron company. In such event, the restrictions and repurchase rights shall lapse or be deemed to have lapsed in annual installments of 10,000 shares per year, starting with the first anniversary of the date of grant, provided the director has continuously served as a director of the Company, Thermo Electron or any subsidiary of Thermo Electron since the grant date. These options expire on the fifth anniversary of the grant date, unless the director dies, ceases to be an eligible director or otherwise ceases to serve as a director of the Company, Thermo Electron or any subsidiary of Thermo Electron prior to that date.

  Commencing in 2000, eligible directors will also receive an annual grant of options to purchase 1,000 shares of Common Stock, provided the Common Stock is then publicly traded. The annual grant would be made at the close of business on the date of each annual meeting of shareholders of the Company to each outside director then holding office, commencing with the annual meeting to be held in 2000. Options evidencing annual grants may be exercised at any time from and after the six-month anniversary of the date of grant and prior to the expiration of the option on the third anniversary of the date of grant. Shares acquired upon exercise of the options would be subject to repurchase by the Company at the exercise price if the recipient ceased to serve as a director of the Company or any other Thermo Electron company prior to the first anniversary of the date of grant for any reason other than death.

  The exercise price for options granted under the Plan will be determined by the average of the closing prices reported by the American Stock Exchange (or such other principal exchange on which the Common Stock is then traded) for the five trading days immediately preceding and including the date the option is granted or, if the shares underlying the option are not so traded, at the last price paid per share by independent investors in an arms' length transaction with the Company prior to the date of grant.

  Grants of stock options to outside directors have consisted of 40,000 shares granted in November 1995 at an exercise price of $10.25 per share and 80,000 shares granted in February 1996 at an exercise price of $10.75 per share.

CERTAIN TRANSACTIONS

  On November 22, 1995, November 30, 1995 and January 31, 1996, the Company completed private placements primarily to outside investors of minority investments in its Common Stock at purchase prices of $10.25 per share in the November 1995 private placements and $10.75 per share in the January 1996 private placement. Crescent Holding GmbH purchased an aggregate of 200,000 shares of the Common Stock of the Company in such private placements. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, the father of Hutham S. Olayan, a Director of the Company. In addition, the following directors and officers purchased the number of shares of the Company's Common Stock set forth below in such private placements: Anthony J. Pellegrino, Vice Chairman and Director, 20,000 shares; Hal Kirshner, Chief Executive Officer, President and Director, 100,000 shares; Robert C. Howard, Director, 2,500 shares; Firooz Rufeh, Director, 19,600 shares; and Kenneth Y. Tang, Director, 1,200 shares.

                          EXECUTIVE COMPENSATION

COMPENSATION OF EXECUTIVE OFFICERS

 Summary Compensation Table

  The following table summarizes compensation for services to the Company in all capacities awarded to, earned by or paid to the Company's Chief Executive Officer for the last full fiscal year ("fiscal 1994") and for the nine-month period from January 1, 1995 to September 30, 1995 ("fiscal 1995"), reflecting a change in the Corporation's fiscal year end to September 30. No other executive officer of the Company met the definition of "highly compensated" within the meaning of the Securities and Exchange Commission's executive compensation disclosure rules during these periods.

  The Company is required to appoint certain executive officers and full-time employees of Thermo Electron as executive officers of the Company in accordance with the Thermo Electron Corporate Charter. The compensation for these executive officers is determined and paid entirely by Thermo Electron. The time and effort devoted by these individuals to the Company's affairs is provided to the Company under the Services Agreement between the Company and Thermo Electron. Accordingly, the compensation for these individuals is not reported in the following table. See "Relationship and Potential Conflicts of Interest with Thermo Electron and ThermoTrex."

                          SUMMARY COMPENSATION TABLE

                                         ANNUAL                LONG-TERM
                                      COMPENSATION           COMPENSATION
                                    -------------------- ---------------------
                             FISCAL                           SECURITIES          ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY      BONUS   UNDERLYING OPTIONS(2) COMPENSATION(3)
- ---------------------------  ------ --------    -------- --------------------- ---------------
Hal Kirshner
 Chief Executive Officer
 and President..........      1995  $150,000(1) $200,000      150,000(TXM)         $7,005
                              1994   200,000     180,000       15,000(TMO)          6,750

- --------
(1) Compensation for executive officers is reviewed and determined annually at the end of each calendar year. However, the salary data for fiscal 1995 reflects salary paid during the nine-month period from January 1, 1995 to September 30, 1995, as a result of the change in the Company's fiscal year-end.
(2) All options to purchase shares of the Company's Common Stock shown in the table were granted after the end of fiscal 1995 but are included in the table for clarity of presentation. In addition to receiving options to purchase Common Stock (designated in the table as TXM), Mr. Kirshner was granted options to purchase shares of the common stock of Thermo Electron (designated in the table as TMO). Information with respect to options to purchase the common stock of Thermo Electron reflect a three-for-two split effected in May 1995.
(3) Represents the amount of matching contributions made by the individual's employer on behalf of the Chief Executive Officer under the Thermo Electron 401(k) plan.

 Stock Options Granted During Fiscal 1995

  The following table sets forth certain information concerning grants of stock options made during fiscal 1995 to the Chief Executive Officer. It has not been the Company's policy in the past to grant stock appreciation rights, and no such rights were granted during fiscal 1995.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL
                                                                               REALIZABLE
                                                                            VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                          NUMBER OF        % OF                                STOCK PRICE
                           SHARES     TOTAL OPTIONS                         APPRECIATION FOR
                         UNDERLYING     GRANTED TO   EXERCISE                OPTION TERM(2)
                           OPTIONS      EMPLOYEES    PRICE PER EXPIRATION ---------------------
          NAME           GRANTED(1)   IN FISCAL YEAR   SHARE      DATE        5%        10%
          ----           -----------  -------------- --------- ---------- ---------- ----------
Hal Kirshner............ 150,000(TXM)      14.4%      $11.00    3/26/08   $1,312,500 $3,528,000

- --------

(l) All options to purchase shares of the Common Stock of the Company (designated in the table as TXM) were granted after the end of fiscal 1995 to the Chief Executive Officer but are included in the table for clarity of presentation. No other options to purchase Common Stock of Thermo Electron or its subsidiaries were granted in fiscal 1995 to the Chief Executive Officer. The options to purchase shares of the Common Stock of the Company are not exercisable until the earlier of (i) 90 days after the effective date of the registration of the Common Stock under Section 12 of the Exchange Act and (ii) nine years after the grant date. In all cases, the shares acquired upon exercise are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by the granting corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. The repurchase rights lapse in their entirety on the ninth anniversary of the grant date, unless the company's common stock becomes publicly-traded before that date, in which event the repurchase rights are deemed to have lapsed 20% per year commencing on the fifth anniversary of the grant date. The granting corporation may permit the holders of all options to exercise options and satisfy tax withholding obligations by surrendering shares equal in fair market value to the exercise price or withholding obligation.
(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionholders' continued employment through the option period and the date on which the options are exercised.

 Stock Options Exercised During Fiscal Year 1995 and Fiscal Year-End Option
Values

  The following table sets forth certain information concerning each exercise of a stock option during fiscal 1995 and outstanding stock options held at the end of fiscal 1995 by the Chief Executive Officer. No stock appreciation rights were exercised or outstanding during fiscal 1995.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                             NUMBER OF
                                                                              SHARES           VALUE OF
                                                                            UNDERLYING        UNEXERCISED
                                                                            UNEXERCISED      IN-THE-MONEY
                                                                         OPTIONS AT FISCAL OPTIONS AT FISCAL
                                                                             YEAR-END          YEAR-END
                                                                         ----------------- -----------------
                                                   NUMBER OF
                                                    SHARES
                                                  ACQUIRED ON   VALUE      EXERCISABLE/      EXERCISABLE/
          NAME                   COMPANY           EXERCISE    REALIZED  UNEXERCISABLE(1)    UNEXERCISABLE
          ----                   -------          ----------- ---------- ----------------- -----------------
Hal Kirshner............ Trex Medical Corporation      --            --      0/150,000       $  --/300,000(2)
                         ThermoTrex                 94,376    $1,953,583     149,500/0        3,541,613/--
                         ThermoLase                    --            --       36,400/0          677,950/--
                         Thermo Electron               --            --     77,250/0(3)       1,857,192/--

- --------
(l) Options to purchase shares of the Common Stock of the Company were granted after the end of fiscal 1995 but are included in the table for clarity of presentation. All of the options reported outstanding at the end of the fiscal year were immediately exercisable, except the options to purchase shares of the Company's Common Stock which are not exercisable until the earlier of (i) 90 days after the effective date of the registration of such company's Common Stock under Section 12 of the Exchange Act and (ii) nine years after the grant date. In all cases, the shares acquired upon exercise of the options reported in the table are subject to repurchase by the granting corporation at the exercise price if the optionee ceases to be employed by such corporation or another Thermo Electron company. The granting corporation may exercise its repurchase rights within six months after the termination of the optionee's employment. For companies whose shares are not publicly traded, the repurchase rights lapse in their entirety on the ninth anniversary of the grant date. For publicly traded companies, the repurchase rights generally lapse ratably over a five to ten year period, depending on the option term, which may vary from seven to twelve years, provided that the optionee continues to be employed by the granting corporation or another Thermo Electron company.

(2) No public market existed for the shares underlying the options as of December 31, 1995. Accordingly, this value has been calculated on the basis of an assumed market value of $13.00 per share, which is the mid-point of the estimated public offering price range.
(3) Options to purchase 15,000 shares of the common stock of Thermo Electron granted to Mr. Kirshner are subject to the same terms described in footnote (1), except that the repurchase rights of the granting corporation generally do not lapse until the tenth anniversary of the grant date. In the event of the employee's death or involuntary termination prior to the tenth anniversary of the grant date, the repurchase rights of the granting corporation shall be deemed to have lapsed ratably over a five-year period commencing with the fifth anniversary of the grant date.

EMPLOYMENT AGREEMENTS

  In connection with the acquisition of the LORAD Corporation ("LORAD") in November 1992, the Company entered into an employment agreement with Mr. Hal Kirshner. Mr. Kirshner's agreement called for Mr. Kirshner to serve as President and Chief Operating Officer of LORAD until December 31, 1995, at a base salary of $200,000 per year plus bonus.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDER

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of May 6, 1996, and as adjusted to reflect the sale of the shares of Common Stock offered in the Offerings, by ThermoTrex, which is the only person or entity that owns beneficially more than 5% of the outstanding shares of Common Stock. See "Risk Factors--Control by ThermoTrex."

                                                                PERCENTAGE OF
             NAME AND ADDRESS               NUMBER OF SHARES  OUTSTANDING SHARES
           OF BENEFICIAL OWNER             BENEFICIALLY OWNED BENEFICIALLY OWNED
           -------------------             ------------------ ------------------
ThermoTrex Corporation(1).................     23,562,340(2)        92.3%
 10455 Pacific Center Court
 San Diego, CA 92121

- --------

(l) ThermoTrex is a majority-owned subsidiary of Thermo Electron and, therefore, Thermo Electron may be deemed a beneficial owner of the shares of Common Stock beneficially owned by ThermoTrex. Thermo Electron disclaims beneficial ownership of these shares. After the sale of the Common Stock in the Offerings, ThermoTrex will beneficially own approximately 80% of the outstanding Common Stock.

(2) Includes 3,307,888 shares of Common Stock issuable upon conversion of the Convertible Note.

  ThermoTrex has adopted a stock option plan with respect to the Common Stock that it beneficially owns. Under this plan, options to purchase up to 400,000 shares of such stock may be granted to any person within the discretion of the human resources committee of the Board of Directors of ThermoTrex, including officers and key employees of ThermoTrex.

MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of January 1, 1996 as well as information regarding the beneficial ownership of the common stock of ThermoTrex and Thermo Electron, as of January 1, 1996, with respect to (i) each of the Company's directors, (ii) the Chief Executive Officer, and (iii) all directors and executive officers of the Company as a group.

                                  TREX MEDICAL    THERMOTREX   THERMO ELECTRON
NAME(1)                          CORPORATION(2) CORPORATION(3) CORPORATION(4)
- -------                          -------------- -------------- ---------------
Gary S. Weinstein...............          0               0            225
Anthony J. Pellegrino...........     20,000       1,179,621         77,250
Hal Kirshner....................    100,000         151,177         77,973
Elias P. Gyftopoulos............          0           4,500         46,380
John N. Hatsopoulos.............          0          33,194        478,355
Robert C. Howard................      2,500          35,554        134,593
Earl L. Lewis...................          0               0        106,273
James W. May, Jr................          0               0              0
Hutham S. Olayan................          0           4,500         14,420
Firooz Rufeh....................     19,600         101,788         88,076
Kenneth Y. Tang.................      1,200          79,203         30,399
All directors and executive
 officers as a group (12
 persons).......................    143,300       1,589,537        942,314

- --------
(l) Except as reflected in the footnotes to this table, shares of Common Stock and common stock of ThermoTrex and Thermo Electron beneficially owned consist of shares owned by the indicated person or by that person for the benefit of minor children, and all share ownership involves sole voting and investment power.
(2) Certain officers and directors have been granted options to purchase 496,000 shares of Common Stock; however, these options will not become exercisable until 90 days after the Offerings. Shares beneficially owned by Ms. Olayan do not include 100,000 shares owned by Crescent Holding GmbH, a member of the

   Olayan Group. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Mr. Olayan disclaims beneficial ownership of the shares owned by Crescent Holding GmbH. No director or executive officer beneficially owned more than 1% of the Common Stock outstanding as of such date, and all directors and executive officers as a group beneficially owned less than 1% of the Common Stock outstanding as of such date.

(3) Shares of the common stock of ThermoTrex beneficially owned by Mr. Pellegrino, Mr. Kirshner, Dr. Gyftopoulos, Mr. Hatsopoulos, Mr. Howard, Ms. Olayan, Mr. Rufeh, Dr. Tang and by all directors and executive officers as a group include 134,500, 149,500, 4,500, 24,000, 31,320,
    4,500, 66,000, 63,318 and 477,638 shares, respectively, that such person or group has the right to acquire within 60 days of March 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Pellegrino include 10,408 shares held in a trust of which Mr. Pellegrino's spouse is the trustee. No director or executive officer beneficially owned more than 1% of the common stock of ThermoTrex outstanding as of January 1, 1996, other than Mr. Pellegrino, who beneficially owned approximately 6.2% of such common stock; all directors and executive officers as a group beneficially owned 8.1% of such common stock outstanding as of such date.

(4) The shares of common stock of Thermo Electron have been adjusted to reflect a three-for-two stock split effected in May 1995, but do not reflect a proposed three-for-two split of such stock to be effected in the form of a 50% stock dividend on June 5, 1996 to stockholders of record on May 22, 1996. Shares of the common stock of Thermo Electron beneficially owned by Mr. Pellegrino, Mr. Kirshner, Dr. Gyftopoulos, Mr. Hatsopoulos, Mr. Howard, Mr. Lewis, Ms. Olayan, Mr. Rufeh, Dr. Tang and by all directors and executive officers as a group include 77,250, 77,250, 5,250, 297,880, 40,185, 103,750, 5,250, 57,975, 28,650 and 693,440 shares, respectively, that such person or group has the right to acquire within 60 days of January 1, 1996, through the exercise of stock options. Shares beneficially owned by Mr. Hatsopoulos, Mr. Howard, Mr. Lewis, Mr. Rufeh, Dr. Tang and by all directors and executive officers as a group include 1,225, 1,963, 617, 1,142, 538 and 5,485 full shares, respectively, allocated through January 1, 1996 to their respective accounts maintained pursuant to Thermo Electron's Employee Stock Purchase Plan of which the trustees who have investment power over its assets are executive officers of Thermo Electron. Shares beneficially owned by Mr. Hatsopoulos include 112,500 shares held by a QTIP trust of which Mr. Hatsopoulos is a trustee. Shares beneficially owned by Ms. Olayan do not include 3,266,400 shares owned by Crescent Holding GmbH, a member of the Olayan Group. Crescent Holding GmbH is indirectly controlled by Suliman S. Olayan, Ms. Olayan's father. Ms. Olayan disclaims beneficial ownership of the shares owned by Crescent Holding GmbH. No director or executive officer beneficially owned more than 1% of the common stock of Thermo Electron outstanding as of January 1, 1996; all directors and executive officers as a group beneficially owned 1.1% of the common stock of Thermo Electron outstanding as of January 1, 1996.

                         DESCRIPTION OF CAPITAL STOCK

  As of May 6, 1996, the Company had 50,000,000 shares of Common Stock authorized for issuance, of which 22,216,452 were issued and outstanding. Each share of Common Stock is entitled to pro rata participation in distributions upon liquidation and to one vote on all matters submitted to a vote of shareholders. Dividends may be paid to the holders of Common Stock when and if declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock have no preemptive, subscription, redemption, conversion or similar rights. The outstanding shares of Common Stock are, and the shares offered hereby when issued will be, legally issued, fully paid and nonassessable.

  The shares of Common Stock have noncumulative voting rights. As a result, the holders of more than 50% of the shares voting can elect all the directors if they so choose, and in such event, the holders of the remaining shares cannot elect any directors. Upon completion of the Offerings, ThermoTrex will continue to beneficially own at least a majority of the outstanding Common Stock, and will have the power to elect all of the members of the Company's Board of Directors. ThermoTrex is a majority-owned subsidiary of Thermo Electron and, therefore, Thermo Electron may be deemed a beneficial owner of the shares of Common Stock beneficially owned by ThermoTrex. Thermo Electron disclaims beneficial ownership of these shares.

  The Company's Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. The Company's By-Laws also contains provisions to indemnify the directors and officers of the Company to the fullest extent permitted by the General Corporation Law of Delaware. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors and officers.

  The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of the Offerings, there will be 25,866,452 shares of Common Stock of the Company outstanding (assuming no exercise of the Underwriters' over-allotment option and the exercise of all Rights and other than those distributed to Thermo Electron). The shares issued in the Offerings will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the "Securities Act"), except that any shares purchased in the Offerings by affiliates of the Company, as that term is defined in Rule 144 under the Securities Act (an "Affiliate"), may generally only be resold in compliance with applicable provisions of Rule 144.

  The Company has agreed, pursuant to a Stock Purchase Agreement with the shareholders of the Company other than ThermoTrex, to file a registration statement under the Securities Act covering the sale of the 1,962,000 shares of Common Stock owned by them (the "Registrable Shares") within 120 days of the closing of the Underwritten Public Offering. All fees, costs and expenses of the registration of the Registrable Shares will be paid by the Company. See "Risk Factors--Significant Additional Shares Eligible for Sale After the Offerings."

  As of May 6, 1996, ThermoTrex owned 20,254,452 of the outstanding shares of Common Stock. Thermo Electron, ThermoTrex and the Company have agreed, without the prior written consent of the Representatives of Underwriters, not to offer, sell or otherwise dispose of any shares of Common Stock within a 180-day period after the date of this Prospectus, other than (i) shares of Common Stock to be sold to Underwriters in the Offerings, (ii) the issuance of options to purchase Common Stock pursuant to existing stock-based compensation plans, (iii) shares of Common Stock which may be sold to ThermoTrex, (iv) the issuances of shares of Common Stock in consideration for the acquisition of one or more businesses (provided that such Common Stock may not be resold prior to the expiration of the 180-day period referenced above), and
(v) shares issued upon the closing of the Rights Offering. So long as ThermoTrex is able to elect a majority of the Board of Directors it will be able to cause the Company at any time to register under the Securities Act all or a portion of the Common Stock owned by ThermoTrex or its affiliates, in which case it would be able to sell such shares without restriction upon effectiveness of the registration statement.

  In general, under Rule 144 as currently in effect, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least two years from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of (i) 1% of the then outstanding shares of Common Stock (approximately 258,664 after the Offerings) or (ii) the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed pursuant to Rule 144 provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least three years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144. The Securities and Exchange Commission has proposed an amendment to Rule 144 which would reduce the holding period required for shares subject to Rule 144 to become eligible for sale in the public market from two years to one year, and from three years to two years in the case of Rule 144(k).

  The Company has reserved 1,925,000 shares of Common Stock for grants under its existing stock-based compensation plans. As of May 6, 1996 the Company had options outstanding to purchase up to 1,161,000 shares of Common Stock to certain of its officers and directors at a weighted average exercise price of $10.96 per share. Ninety days after the completion of the Company's initial public offering such options will become immediately exercisable, subject to the right of the Company to repurchase shares at the exercise price if the optionee ceases to be employed by the Company. This repurchase right lapses ratably (on an annual basis) over a five to ten year period depending upon the term of the option. As of May 6, 1996, the repurchase right had lapsed as to no shares issuable upon exercise of outstanding options. The Company has reserved 764,000 shares for future grant under plans. The Company intends to file registration statements under the Securities Act to register all shares of Common Stock issuable under such plans. Shares covered by these registration statements that are not subject to transferability restrictions will be eligible for sale in the public market immediately upon the filing of such registration statements, subject to Rule 144 limitations applicable to Affiliates as noted above.

  Prior to the Offerings, there has been no public market for the Common Stock of the Company, and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of significant numbers of shares of the Common Stock in the public market could adversely affect the market price of the Common Stock and could impair the Company's future ability to raise capital through an offering of its equity securities. See "Risk Factors--Significant Additional Shares Eligible for Sale After the Offerings."

                                LEGAL OPINIONS

  The validity of the issuance of the Common Stock offered in the Offerings will be passed upon for the Company by Seth H. Hoogasian, Esq., General Counsel of Thermo Electron, ThermoTrex and the Company, and certain legal matters in connection with the Underwritten Public Offering will be passed upon for the Underwriters by Testa, Hurwitz & Thibeault, Boston, Massachusetts. Mr. Hoogasian owns or has the right to acquire 6,000 shares of Common Stock, 7,800 shares of common stock of ThermoTrex and 82,385 shares of common stock of Thermo Electron.

                                    EXPERTS

  The Consolidated Financial Statements of the Company, Bennett and XRE included in this Prospectus and the financial statement schedule included in the Registration Statement of which this Prospectus forms a part have been audited by Arthur Andersen LLP, independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

  The Consolidated Financial Statements of Continental included in this Prospectus have been audited by Topel Forman L.L.C., independent public accountants, to the extent and for the periods as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, to which Registration Statement reference is hereby made. Although statements made in this Prospectus as to the contents of any contract, agreement or other document referred to set forth all material elements of such documents, such statements are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement, although setting forth all material elements of such documents, shall be deemed qualified by such reference. The Registration Statement and the exhibits thereto may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

                          REPORTS TO SECURITY HOLDERS

  The Company intends to furnish holders of the Common Stock offered hereby with annual reports containing financial statements audited by an independent public accounting firm and with quarterly reports containing unaudited summary financial statements for each of the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS

TREX MEDICAL CORPORATION
  Report of Independent Public Accountants................................  F-2
  Consolidated Statement of Income for the years ended January 1, 1994 and
   December 31, 1994, for the nine months ended October 1, 1994 and Sep-
   tember 30, 1995 and for the six months ended April 1, 1995 and March
   30, 1996...............................................................  F-3
  Consolidated Balance Sheet as of December 31, 1994, September 30, 1995
   and
   March 30, 1996.........................................................  F-4
  Consolidated Statement of Cash Flows for the years ended January 1, 1994 and December 31, 1994, for the nine months ended October 1, 1994 and
   September 30, 1995 and for the six months ended April 1, 1995 and March
   30, 1996...............................................................  F-5
  Consolidated Statement of Shareholders' Investment for the years ended
   January 1, 1994 and December 31, 1994, for the nine months ended
   September 30, 1995 and for the six months ended March 30, 1996.........  F-6
  Notes to Consolidated Financial Statements..............................  F-7
BENNETT X-RAY CORPORATION
  Report of Independent Public Accountants................................ F-15
  Consolidated Statement of Operations for the fiscal years ended February
   28, 1993, 1994 and 1995, for the six months ended August 31, 1994 and for the period from March 1, 1995 through September 14, 1995........... F-16
  Consolidated Balance Sheet as of February 28, 1994 and 1995 ............ F-17
  Consolidated Statement of Cash Flows for the fiscal years ended February
   28, 1993, 1994 and 1995, for the six months ended August 31, 1994 and for the period from March 1, 1995 through September 14, 1995........... F-18
  Consolidated Statement of Shareholders' Investment for the fiscal years ended February 28, 1993, 1994 and 1995 and for the period from March 1,
   1995 through September 14, 1995........................................ F-19
  Notes to Consolidated Financial Statements.............................. F-20
XRE CORPORATION
  Report of Independent Public Accountants................................ F-23
  Consolidated Statement of Income for the year ended December 31, 1995 and for the three months ended April 1, 1995 and March 30, 1996........ F-24
  Consolidated Balance Sheet as of December 31, 1995 and March 30, 1996... F-25
  Consolidated Statement of Cash Flows for the year ended December 31,
   1995 and for the three months ended April 1, 1995 and March 30, 1996... F-26
  Consolidated Statement of Stockholders' Investment for the year ended
   December 31, 1995 and for the three months ended March 30, 1996........ F-27
  Notes to Consolidated Financial Statements.............................. F-28
CONTINENTAL GROUP
  Report of Independent Public Accountants................................ F-32
  Combined Statement of Income for the years ended December 31, 1994 and
   1995 and for the three months ended March 31, 1995 and 1996............ F-33
  Combined Balance Sheet as of December 31, 1994 and 1995 and March 31,
   1996................................................................... F-34
  Combined Statement of Cash Flows for the years ended December 31, 1994 and 1995 and for the three months ended March 31, 1995 and 1996........ F-35
  Combined Statement of Stockholders' Equity for the years ended December
   31, 1994 and 1995 and for the three months ended March 31, 1996........ F-36
  Notes to Combined Financial Statements.................................. F-37

PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION OF TREX MEDICAL CORPORATION, BENNETT X-RAY CORPORATION, XRE CORPORATION AND CONTINENTAL GROUP (UNAUDITED)

  Pro Forma Combined Condensed Statement of Income for the nine months ended
   September 30, 1995..................................................... F-41
  Pro Forma Combined Condensed Statement of Income for the six months ended
   March 30, 1996......................................................... F-42
  Pro Forma Combined Condensed Balance Sheet as of March 30, 1996......... F-43
  Notes to Pro Forma Combined Condensed Financial Statements.............. F-44

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trex Medical Corporation:

  We have audited the accompanying consolidated balance sheet of Trex Medical Corporation (a Delaware corporation and 100%-owned subsidiary of ThermoTrex Corporation) and subsidiaries as of December 31, 1994 and September 30, 1995, and the related consolidated statements of income, cash flows and shareholders' investment for the years ended January 1, 1994 and December 31, 1994 and for the nine months ended September 30, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Trex Medical Corporation and subsidiaries as of December 31, 1994 and September 30, 1995 and the results of their operations and their cash flows for the years ended January 1, 1994 and December 31, 1994 and for the nine months ended September 30, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts

March 26, 1996 (except with respect
to certain matters discussed in Note
9, as to which the date is May 6,
1996)

                            TREX MEDICAL CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                               NINE MONTHS ENDED      SIX MONTHS ENDED
                                           ------------------------- -------------------
                                           OCTOBER 1,  SEPTEMBER 30, APRIL 1,  MARCH 30,
                          1993     1994       1994         1995        1995      1996
                         -------  -------  ----------- ------------- --------  ---------
                                           (UNAUDITED)                  (UNAUDITED)
Revenues (includes $350
 and $2,240 to an af-
 filiated company in
 the nine months ended
 September 30, 1995 and
 the six months ended
 March 30, 1996)
 (Note 7)..............  $37,519  $54,410    $39,196      $55,291    $31,315    $66,829
                         -------  -------    -------      -------    -------    -------
Costs and Operating Ex-
 penses:
  Cost of revenues
   (includes $175 and
   $1,120 for
   affiliated company
   revenues in the nine
   months ended
   September 30, 1995
   and the six months
   ended March 30,
   1996)...............   18,589   27,794     19,654       28,180     16,125     37,592
  Selling, general and
   administrative
   expenses (Note 6)...    9,788   13,272      9,794       12,174      7,117     13,695
  Research and develop-
   ment
   expenses (Note 6)...    7,182   10,662      7,320        8,595      6,270      8,170
                         -------  -------    -------      -------    -------    -------
                          35,559   51,728     36,768       48,949     29,512     59,457
                         -------  -------    -------      -------    -------    -------
Operating Income.......    1,960    2,682      2,428        6,342      1,803      7,372
Interest Income........      --       --         --           --         --         440
Interest Expense, Re-
 lated Party
 (Note 1)..............      --       --         --           --         --        (872)
Other Income (Expense),
 Net...................     (158)     (22)       (11)          22         (2)        35
                         -------  -------    -------      -------    -------    -------
Income Before Provision
 for
 Income Taxes..........    1,802    2,660      2,417        6,364      1,801      6,975
Provision for Income
 Taxes (Note 4)........      975    1,466      1,332        2,881        835      3,241
                         -------  -------    -------      -------    -------    -------
Net Income.............  $   827  $ 1,194    $ 1,085      $ 3,483    $   966    $ 3,734
                         =======  =======    =======      =======    =======    =======
Earnings per Share.....  $   .04  $   .06    $   .05      $   .17    $   .05    $   .17
                         =======  =======    =======      =======    =======    =======
Weighted Average
 Shares................   20,151   20,151     20,151       20,151     20,151     21,547
                         =======  =======    =======      =======    =======    =======


  The accompanying notes are an integral part of these consolidated financial statements.

                            TREX MEDICAL CORPORATION

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                          DECEMBER 31, SEPTEMBER 30,  MARCH 30,
                                              1994         1995         1996
                                          ------------ ------------- -----------
                                                                     (UNAUDITED)
                 ASSETS
Current Assets:
  Cash and cash equivalents.............    $    --      $    202     $ 19,245
  Accounts receivable, less allowances
   of $525, $870, and $921..............       9,909       14,937       18,936
  Inventories...........................       6,722       16,667       18,615
  Prepaid expenses......................         158          113          938
  Due from Thermo Electron Corporation
   and affiliated companies.............         --           --         1,401
  Prepaid income taxes (Note 4).........       2,649        3,474        3,474
                                            --------     --------     --------
                                              19,438       35,393       62,609
                                            --------     --------     --------
Property, Plant and Equipment, at Cost,
 Net....................................       6,310        7,811        8,628
                                            --------     --------     --------
Cost in Excess of Net Assets of Acquired
 Companies (Note 2).....................      22,252       59,170       58,338
                                            --------     --------     --------
                                            $ 48,000     $102,374     $129,575
                                            ========     ========     ========
      LIABILITIES AND SHAREHOLDERS'
                INVESTMENT
Current Liabilities:
  Accounts payable......................    $  3,742     $  7,381     $  7,671
  Accrued payroll and employee bene-
   fits.................................         991        2,338        2,078
  Accrued warranty costs................       1,126        2,991        3,434
  Customer deposits.....................         742          771        1,496
  Accrued income taxes..................         --           --         2,723
  Other accrued expenses (Note 2).......       4,210        8,245        9,652
  Due to Thermo Electron Corporation and
   affiliated companies.................          43          496          --
                                            --------     --------     --------
                                              10,854       22,222       27,054
                                            --------     --------     --------
Deferred Income Taxes (Note 4)..........         113          142           89
                                            --------     --------     --------
Subordinated Convertible Note, Due to
 Parent Company (Notes 1 and 9).........         --           --        39,000
                                            --------     --------     --------
Commitments and Contingencies (Notes 2,
 5, 6 and 8)
Shareholders' Investment:
  Net parent company investment.........      37,033       80,010          --
  Common stock, $.01 par value,
   50,000,000 shares authorized;
   22,216,452 shares issued and
   outstanding..........................         --           --           222
  Capital in excess of par value........         --           --        59,476
  Retained earnings.....................         --           --         3,734
                                            --------     --------     --------
                                              37,033       80,010       63,432
                                            --------     --------     --------
                                            $ 48,000     $102,374     $129,575
                                            ========     ========     ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            TREX MEDICAL CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                               NINE MONTHS ENDED      SIX MONTHS ENDED
                                           ------------------------- ------------------
                                           OCTOBER 1,  SEPTEMBER 30, APRIL 1, MARCH 30,
                          1993     1994       1994         1995        1995     1996
                         -------  -------  ----------- ------------- -------- ---------
                                           (UNAUDITED)                  (UNAUDITED)
OPERATING ACTIVITIES:
 Net income............. $   827  $ 1,194    $ 1,085      $ 3,483     $  966   $ 3,734
 Adjustments to
  reconcile net income
  to net cash provided
  by (used in) operating
  activities:
  Depreciation and
   amortization.........   1,207    1,491      1,104        1,315        809     1,463
  Provision for losses
   on accounts
   receivable...........     --       175        125           25         50        51
  Increase (decrease)
   in deferred income
   taxes................     (22)      32        --            29         32       (53)
  Other noncash items...       3      --         --           (15)       --        (29)
  Changes in current
   accounts, excluding
   the effects of
   acquisition:
    Accounts
     receivable.........  (2,132)  (3,316)    (2,704)        (693)    (1,793)   (4,050)
    Inventories.........    (792)     153       (790)      (1,476)      (799)   (1,948)
    Other current as-
     sets...............    (150)     125         49          (82)      (756)     (771)
    Accounts payable....    (802)   1,861        140          621        885       290
    Other current lia-
     bilities...........      85      411      1,994          444       (964)    3,138
                         -------  -------    -------      -------     ------   -------
   Net cash provided by
    (used in)
    operating
    activities..........  (1,776)   2,126      1,003        3,651     (1,570)    1,825
                         -------  -------    -------      -------     ------   -------
INVESTING ACTIVITIES:
 Purchases of property,
  plant and equipment...  (1,754)  (1,300)      (724)        (957)      (893)   (1,505)
 Proceeds from sale of
  property, plant and
  equipment.............      27       29         29           14         31        35
                         -------  -------    -------      -------     ------   -------
   Net cash used in
    investing
    activities..........  (1,727)  (1,271)      (695)        (943)      (862)   (1,470)
                         -------  -------    -------      -------     ------   -------
FINANCING ACTIVITIES:
 Net proceeds from
  private placements of
  Company common stock
  (Note 9)..............     --       --         --           --         --     18,688
 Net transfers (to) from
  parent company .......   3,503     (855)      (308)      (2,506)     2,432       --
                         -------  -------    -------      -------     ------   -------
   Net cash provided by
    (used in)
    financing
    activities..........   3,503     (855)      (308)      (2,506)     2,432    18,688
                         -------  -------    -------      -------     ------   -------
Increase in Cash and
 Cash Equivalents.......     --       --         --           202        --     19,043
Cash and Cash                                                                      202
 Equivalents at
 Beginning of Period....     --       --         --           --         --
                         -------  -------    -------      -------     ------   -------
Cash and Cash
 Equivalents at End of
 Period................. $   --   $   --     $   --       $   202     $  --    $19,245
                         =======  =======    =======      =======     ======   =======
CASH PAID FOR:
 Interest............... $   --   $   --     $   --       $   --      $  --    $   882
                         =======  =======    =======      =======     ======   =======
 Income taxes........... $   --   $   --     $   --       $   --      $  --    $   279
                         =======  =======    =======      =======     ======   =======
NONCASH ACTIVITIES:
 Contribution of land
  and building from
  parent company........ $ 3,728  $   --     $   --       $   --      $  --    $   --
                         =======  =======    =======      =======     ======   =======
 Transfer of acquired
  business from parent
  company, net of cash
  (Note 2).............. $   --   $   --     $   --       $42,000     $  --    $   --
                         =======  =======    =======      =======     ======   =======
 Issuance of subordi-
  nated convertible note
  to parent
  company (Note 1)...... $   --   $   --     $   --       $   --      $  --    $42,000
                         =======  =======    =======      =======     ======   =======
 Conversion of subordi-
  nated convertible note
  by
  parent company (Note
  9).................... $   --   $   --     $   --       $   --      $  --    $ 3,000
                         =======  =======    =======      =======     ======   =======

  The accompanying notes are an integral part of these consolidated financial statements.

                            TREX MEDICAL CORPORATION

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT
                                 (IN THOUSANDS)

                                     NET PARENT   COMMON    CAPITAL IN
                                      COMPANY   STOCK, $.01 EXCESS OF  RETAINED
                                     INVESTMENT  PAR VALUE  PAR VALUE  EARNINGS
                                     ---------- ----------- ---------- --------
BALANCE JANUARY 2, 1993............   $ 28,636     $ --      $    --    $  --
Net income.........................        827       --           --       --
Contribution of land and building
 from parent company...............      3,728       --           --       --
Net transfers from parent company..      3,503       --           --       --
                                      --------     -----     --------   ------
BALANCE JANUARY 1, 1994............     36,694       --           --       --
Net income.........................      1,194       --           --       --
Net transfers to parent company....       (855)      --           --       --
                                      --------     -----     --------   ------
BALANCE DECEMBER 31, 1994..........     37,033       --           --       --
Net income.........................      3,483       --           --       --
Net transfers to parent company....     (2,506)      --           --       --
Transfer of acquired business from
 parent company, net of cash (Note
 2)................................     42,000       --           --       --
                                      --------     -----     --------   ------
BALANCE SEPTEMBER 30, 1995.........     80,010       --           --       --
                                                    (UNAUDITED)
Issuance of subordinated
 convertible note to parent company
 (Note 1)..........................        --        --       (42,000)     --
Capitalization of Company..........    (80,010)      200       79,810      --
Net income.........................        --        --           --     3,734
Net proceeds from private
 placements of Company common stock
 (Note 9)..........................        --         19       18,669      --
Conversion of subordinated
 convertible note by parent company
 (Note 9)..........................        --          3        2,997      --
                                      --------     -----     --------   ------
BALANCE MARCH 30, 1996.............   $    --      $ 222     $ 59,476   $3,734
                                      ========     =====     ========   ======


  The accompanying notes are an integral part of these consolidated financial statements.

                           TREX MEDICAL CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

  Trex Medical Corporation (the "Company") designs, manufactures and markets mammography equipment and minimally invasive stereotactic needle biopsy systems used in the detection of breast cancer. The Company also designs and manufactures general X-ray equipment. The Company's mammography and stereotactic needle biopsy systems are used by radiologists and physicians in offices, hospitals and dedicated breast-care centers, and its general radiography systems are used by physicians and radiologists, both in office and hospital settings, as well as by veterinarians and chiropractors.

 Relationship with ThermoTrex Corporation and Thermo Electron Corporation

  The Company was incorporated in September 1995 as a wholly owned subsidiary of ThermoTrex Corporation ("ThermoTrex"). On October 2, 1995, ThermoTrex transferred to the Company all of the outstanding capital stock of Bennett X-Ray Corporation ("Bennett"), in exchange for a $42,000,000 principal amount 4.2% subordinated convertible note, due 2000, convertible into shares of the Company's common stock at $11.79 per share. On October 16, 1995, ThermoTrex transferred to the Company the assets, liabilities and businesses of ThermoTrex's Lorad division ("Lorad") and ThermoTrex's research and development activities pertaining to its Sonic CT system, in exchange for 20,000,000 shares of the Company's common stock. ThermoTrex acquired Lorad and Bennett in November 1992 and September 1995, respectively. As of September 30, 1995, ThermoTrex was a 51%-owned subsidiary of Thermo Electron Corporation ("Thermo Electron").

  The accompanying financial statements include the assets, liabilities, income and expenses of the Company as included in ThermoTrex's consolidated financial statements.

 Principles of Consolidation

  The accompanying financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated.

 Fiscal Year

  In September 1995, the Company changed its fiscal year-end from the Saturday nearest December 31 to the Saturday nearest September 30. Accordingly, the Company's transition period, which ended on September 30, 1995, is the 39-week period from January 1, 1995 through September 30, 1995 (fiscal 1995), and fiscal 1996 will be the 52-week period ending September 28, 1996. References to 1993 and 1994 are for the fiscal years ended January 1, 1994 and December 31, 1994, respectively. Fiscal years 1993 and 1994 each included 52 weeks. The unaudited statements of income and cash flows for the nine months ended October 1, 1994 are presented for comparative purposes only and include 39 weeks.

 Revenue Recognition

  The Company recognizes revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty costs at the time of shipment.

 Income Taxes

  The Company and ThermoTrex have a tax allocation agreement under which the Company is included in the consolidated income tax returns filed by ThermoTrex. The agreement provides that in years in which the Company has taxable income, it will pay to ThermoTrex amounts comparable to the taxes the Company would have paid upon filing separate tax returns. If ThermoTrex's equity ownership of the Company were to decrease below 80%, the Company would file its own income tax returns.

                           TREX MEDICAL CORPORATION

  In accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities, calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

 Earnings per Share

  Pursuant to Securities and Exchange Commission requirements, earnings per share have been presented for all periods. Weighted average shares for all periods include the 20,000,000 shares issued to ThermoTrex in connection with the initial capitalization of the Company and the effect of the assumed exercise of stock options issued within one year prior to the Company's proposed initial public offering. Fully-diluted earnings per share have not been presented as they do not materially differ from primary earnings per share.

 Cash and Cash Equivalents

  Prior to its incorporation in September 1995, the Company's cash receipts and disbursements were combined with other ThermoTrex corporate cash transactions and balances. Therefore, cash is not included in the accompanying balance sheet as of December 31, 1994.

 Inventories

  Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include materials, labor and manufacturing overhead. The components of inventories are as follows:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
   Raw materials and supplies.................................. $ 3,576 $ 9,414
   Work in process.............................................   1,472   5,195
   Finished goods..............................................   1,674   2,058
                                                                ------- -------
                                                                $ 6,722 $16,667
                                                                ======= =======

 Property, Plant and Equipment

  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization principally using the straight-line method over the estimated useful lives of the property as follows: building, 30 years; machinery and equipment, 3 to 7 years; and leasehold improvements, the shorter of the term of the lease or the life of the asset. Property, plant and equipment consist of the following:

                                                                  1994    1995
                                                                 ------- -------
                                                                 (IN THOUSANDS)
   Land.........................................................  $1,000  $1,000
   Building.....................................................   2,728   2,728
   Machinery, equipment and leasehold improvements..............   4,000   6,211
                                                                 ------- -------
                                                                   7,728   9,939
   Less: Accumulated depreciation and amortization..............   1,418   2,128
                                                                 ------- -------
                                                                  $6,310  $7,811
                                                                 ======= =======

                            TREX MEDICAL CORPORATION

 Cost in Excess of Net Assets of Acquired Companies

  The excess of cost over the fair value of net assets of acquired companies is amortized using the straight-line method over 40 years. Accumulated amortization was $1,357,000 and $1,935,000 as of December 31, 1994 and September 30, 1995, respectively. The Company assesses the future useful life of this asset whenever events or changes in circumstances indicate that the current useful life has diminished. The Company considers the future undiscounted cash flows of the acquired businesses in assessing the recoverability of this asset.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Interim Financial Statements

  The financial statements as of March 30, 1996, for the six-month periods ended April 1, 1995 and March 30, 1996 and for the nine-month period ended October 1, 1994, are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the six-month period ended March 30, 1996 are not necessarily indicative of the results to be expected for the entire year.

2. Acquisitions

  In September 1995, ThermoTrex acquired all of the outstanding capital stock of Bennett for $42,865,000 in cash. Bennett is a manufacturer of high frequency specialty and general purpose radiographic systems. This acquisition has been accounted for using the purchase method of accounting, and Bennett's results of operations have been included in the accompanying financial statements from the date of acquisition. The cost of the acquisition exceeded the estimated fair value of the acquired net assets by $37,496,000, which is being amortized over 40 years. Allocation of the purchase price was based on estimates of the fair value of the net assets acquired and is subject to adjustment upon finalization of the purchase price allocation. To date, no information has been gathered that would cause the Company to believe that the final allocation of the purchase price will be materially different than the preliminary estimate.

  Based on unaudited data, the following table presents selected financial information for the Company and Bennett on a pro forma basis, assuming the companies had been combined since the beginning of 1994.

                              Year Ended  Nine Months Ended
                             December 31,   September 30,
                                 1994            1995
                             ------------ -----------------
                                     (In thousands,
                                except per share amounts)
Revenues....................     $96,943            $85,749
Net income (loss)...........      (1,236)             2,224
Earnings (loss) per share...        (.06)               .11

                           TREX MEDICAL CORPORATION

  The pro forma results are not necessarily indicative of future operations or the actual results that would have occurred had the acquisition of Bennett been made at the beginning of 1994. Additional pro forma information for the Company and Bennett is included elsewhere in this Prospectus.

  In November 1992, ThermoTrex acquired Lorad for $5.3 million in cash, assumption of $6.7 million of pre-existing debt of Lorad, and shares of ThermoTrex common stock and stock options valued at $12.3 million. In addition, in March 1995, ThermoTrex made a cash payment of $2.3 million to the holders of approximately 9.2% of Lorad's common stock who had earlier voted against the acquisition, in exchange for their interest in Lorad.

  Other accrued expenses in the accompanying balance sheet include $3.0 million as of December 31, 1994 and $4.0 million as of September 30, 1995, for estimated reserves associated with acquisitions, including a reserve of $2.3 million at December 31, 1994 and September 30, 1995 for legal fees and other costs associated with a patent infringement suit that existed prior to ThermoTrex's acquisition of Lorad. This suit was brought by Fischer Imaging Corporation ("Fischer"), which alleges that Lorad infringed a Fischer patent on a precision mammographic needle-biopsy system. In connection with the organization of the Company, ThermoTrex agreed to indemnify the Company for any and all cash damages under this lawsuit, with respect to sales occurring prior to October 16, 1995, the date Lorad was transferred to the Company. Any payments received under such indemnity would be recorded as capital contributions. While the Company believes that it has meritorious legal defenses to the allegation, due to the inherent uncertainties of litigation, the Company is unable to predict the outcome of this matter. Although an unsuccessful resolution could have a material adverse effect on the Company's results of operations, in the opinion of management any resolution will not have a material adverse effect on the Company's financial position.

3. EMPLOYEE BENEFIT PLANS

 Employee Stock Purchase Plan

  Substantially all of the Company's full-time U.S. employees are eligible to participate in an employee stock purchase plan sponsored by ThermoTrex. Prior to the November 1995 plan year, shares of ThermoTrex's and Thermo Electron's common stock could be purchased at the end of a 12-month plan year at 85% of the fair market value at the beginning of the plan year, and the shares purchased were subject to a one-year resale restriction. Effective November 1, 1995, the applicable shares of common stock may be purchased at 95% of the fair market value at the beginning of the plan year, and the shares purchased are subject to a six-month resale restriction. Shares are purchased through payroll deductions of up to 10% of each participating employee's gross wages.

 401(k) Savings Plan

  The majority of the Company's full-time employees are eligible to participate in Thermo Electron's 401(k) savings plan. Prior to 1994, the Company's Lorad division participated in its own 401(k) savings plan. Contributions to the Thermo Electron and the Lorad 401(k) savings plans are made by both the employee and the Company. Company contributions are based upon the level of employee contributions. The Company contributed and charged to expense for these plans $111,000, $313,000 and $242,000 in 1993, 1994 and fiscal 1995, respectively.

                           TREX MEDICAL CORPORATION

4. INCOME TAXES

  The components of the provision for income taxes are as follows:

                                                           1993   1994    1995
                                                          ------ ------  ------
                                                             (IN THOUSANDS)
   Currently payable:
     Federal............................................. $  426 $1,119  $2,474
     State...............................................     99    547     808
                                                          ------ ------  ------
                                                             525  1,666   3,282
                                                          ------ ------  ------
   Net deferred (prepaid):
     Federal.............................................    329   (146)   (228)
     State...............................................    121    (54)   (173)
                                                          ------ ------  ------
                                                             450   (200)   (401)
                                                          ------ ------  ------
                                                          $  975 $1,466  $2,881
                                                          ====== ======  ======

  The provision for income taxes in the accompanying statement of income differs from the provision calculated by applying the statutory federal income tax rate of 34% to income before provision for income taxes due to the following:

                                                             1993   1994   1995
                                                            ------ ------ ------
                                                               (IN THOUSANDS)
   Provision for income taxes at statutory rate............ $  613 $  904 $2,164
   Increases resulting from:
     State income taxes, net of federal tax................    145    325    419
     Amortization of cost in excess of net assets of
      acquired companies...................................    209    228    197
     Nondeductible expenses................................      8      9    101
                                                            ------ ------ ------
                                                            $  975 $1,466 $2,881
                                                            ====== ====== ======

  Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
   Prepaid income taxes:
     Reserves and accruals.....................................  $1,777  $1,725
     Allowance for doubtful accounts...........................     215     348
     Inventory basis difference................................     576     918
     Accrued compensation......................................      60     463
     Other, net................................................      21      20
                                                                ------- -------
                                                                 $2,649  $3,474
                                                                ======= =======
   Deferred income taxes:
     Depreciation.............................................. $   113 $   142
                                                                ======= =======

                           TREX MEDICAL CORPORATION

5. COMMITMENTS

  The Company leases portions of its office and operating facilities under various noncancelable operating lease arrangements expiring between fiscal 1997 and fiscal 2005. The accompanying statement of income includes expenses from operating leases of $132,000, $40,000 and $44,000 in 1993, 1994 and fiscal 1995, respectively. Future minimum payments due under noncancelable operating leases at September 30, 1995, are $625,000 in fiscal 1996; $627,000 in fiscal 1997; $600,000 in each of fiscal 1998, 1999 and 2000; and $2,975,000 in fiscal 2001 and thereafter. Total future minimum lease payments are $6,027,000.

6. RELATED PARTY TRANSACTIONS

 Corporate Services Agreement

  The Company and Thermo Electron have a corporate services agreement under which Thermo Electron's corporate staff provides certain administrative services, including certain legal advice and services, risk management, certain employee benefit administration, tax advice and preparation of tax returns, centralized cash management, and certain financial and other services, for which the Company pays Thermo Electron annually an amount equal to 1.20% of the Company's revenues. Prior to January 1, 1995, the Company paid an annual fee equal to 1.25% of the Company's revenues. Effective December 31, 1995, the Company will pay an annual fee equal to 1.0% of the Company's revenues. For these services, the Company was charged $469,000, $680,000 and $663,000 in 1993, 1994 and fiscal 1995, respectively. The annual fee is reviewed and adjusted annually by mutual agreement of the parties. Management believes that the service fee charged by Thermo Electron is reasonable and that such fees are representative of the expenses the Company would have incurred on a stand-alone basis. The corporate services agreement is renewed annually but can be terminated upon 30 days' prior notice by the Company or upon the Company's withdrawal from the Thermo Electron Corporate Charter (the Thermo Electron Corporate Charter defines the relationship among Thermo Electron and its majority-owned subsidiaries). For additional items such as employee benefit plans, insurance coverage and other identifiable costs, Thermo Electron charges the Company based upon costs attributable to the Company.

 Other Related Party Services

  ThermoTrex provides certain research and development contract services to the Company, which are charged to the Company based on actual cost and usage. For these services, the Company was charged $1,470,000, $2,816,000 and $1,536,000 in 1993, 1994 and fiscal 1995, respectively.

 Laser Manufacturing Agreement

  ThermoLase Corporation ("ThermoLase"), a majority-owned subsidiary of ThermoTrex, has engaged the Company to design and manufacture a laser to be used in ThermoLase's laser-based hair-removal system. During fiscal 1995, the Company recorded $350,000 of revenue under this agreement.

 Vendor Agreement

  During fiscal 1995, the Company placed an order for $2,500,000 for the design and production of high-transmission cellular grids from the Tecomet division of Thermo Electron, which will be received in fiscal 1996 and 1997. In addition, the Company recorded expense of $250,000 during fiscal 1995 related to research and development funding provided to Tecomet.

                           TREX MEDICAL CORPORATION

7. SIGNIFICANT CUSTOMER, EXPORT SALES AND CONCENTRATION OF CREDIT RISK

  Sales to one customer accounted for 11%, 11% and 18% of the Company's total revenues in 1993, 1994 and fiscal 1995, respectively. Export sales to Germany accounted for 1%, 3% and 11% of the Company's total revenues in 1993, 1994 and fiscal 1995, respectively. Other export sales accounted for 9%, 11% and 10% of the Company's total revenues in 1993, 1994 and fiscal 1995, respectively. In general, export sales are denominated in U.S. dollars. The Company sells its products primarily to customers in the healthcare industry. The Company does not normally require collateral or other security to support its accounts receivable. Management does not believe that this concentration of credit risk has or will have a significant negative impact on the Company.

8. CONTINGENCY

  The owner of a U.S. patent related to automatic exposure control has claimed that the Company's mammography systems infringe such patent. The patent owner has offered a nonexclusive license under the patent on terms not acceptable to the Company. Although the Company believes that the validity of the patent may be questionable and subject to a successful challenge, if the patent holder were successful in enforcing such patent the Company could be enjoined from manufacturing and selling mammography systems. The Company will be indemnified by ThermoTrex for any cash damages relating to sales of such systems occurring prior to the dates on which ThermoTrex transferred certain businesses to the Company, although any payments under such indemnity would be recorded as capital contributions. Due to the inherent uncertainty of litigation, management cannot predict the outcome of this matter. While an unfavorable outcome could have a material adverse effect on the Company's results of operations, in the opinion of management any resolution will not have a material effect on the Company's financial position.

  See Note 2 for a discussion of certain litigation.

9. SUBSEQUENT EVENTS

 Private Placements of Common Stock

  In November 1995, the Company issued 1,862,000 shares of its common stock in a private placement at $10.25 per share for net proceeds of $17,618,000. In January 1996, the Company issued 100,000 shares of its common stock in a private placement at $10.75 per share for net proceeds of $1,070,000. Certain officers and directors of the Company and a corporation affiliated with a director of the Company purchased an aggregate of 343,300 shares of the Company's common stock issued in these private placements.

 Stock-based Compensation Plans

  On November 1, 1995, the Company adopted a stock-based compensation plan for its key employees, directors and others, which permits the grant of a variety of stock and stock-based awards as determined by the human resources committee of the Company's Board of Directors (the Board Committee), including restricted stock, stock options, stock bonus shares or performance-based shares. In March 1996, the Board Committee granted options to purchase 1,041,000 shares of the Company's common stock at $11.00 per share, which was the fair market value on the date of grant. The option recipients and the terms of options granted under this plan are determined by the Board Committee. Options granted to date generally vest and become immediately exercisable on the ninth anniversary of the grant date, unless the Company's common stock becomes publicly traded prior to such date. In such an event, options become exercisable 90 days after the Company becomes subject to the Securities Exchange Act of 1934, but will be subject to certain transfer restrictions and the right of the Company to repurchase shares issued upon exercise of the options at the exercise price, upon certain events. The restrictions and repurchase rights generally will be deemed to have lapsed ratably over periods ranging from five to ten years after the first anniversary of the grant date, depending on the term of the option, which will generally range from ten to twelve years. Nonqualified stock options may be granted at any price determined by the Board Committee, although incentive stock options must be granted at not less than the fair market value of the Company's common stock on the date of grant.

                           TREX MEDICAL CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

  The Company also has a directors' stock option plan, adopted on November 1, 1995, that provides for the grant of stock options, at fair market value, to outside directors pursuant to a formula approved by the Company's shareholders. Options granted under this plan will generally vest and become immediately exercisable on the fourth anniversary of the grant date, unless the Company's common stock becomes publicly traded prior to such date. In such an event, options granted under this plan will have the same general terms as options granted under the stock-based compensation plan described above, except that the restrictions and repurchase rights generally will be deemed to have lapsed ratably over a four-year period and the option term is five years. In November 1995, pursuant to this plan, the Company granted options to purchase 40,000 shares of the Company's common stock at $10.25 per share. In February 1996, the Company granted options to purchase 80,000 shares of the Company's common stock at $10.75 per share.

  In addition to the Company's stock-based compensation plans, certain officers and key employees may also participate in the stock-based compensation plans of Thermo Electron or its majority-owned subsidiaries.

  No accounting recognition is given to options granted at fair market value until they are exercised. Upon exercise, net proceeds, including tax benefits realized, are credited to equity.

 Reserved Shares

  As of May 6, 1996, the Company had reserved 5,232,888 unissued shares of its common stock for possible issuance under stock-based compensation plans and conversion of the Company's 4.2% subordinated convertible note.

 Proposed Acquisitions

  In February 1996, the Company signed a non-binding letter of intent to acquire XRE Corporation ("XRE"), a Massachusetts company that designs, manufactures and markets X-ray imaging systems used for cardiac catheterization and angiography, for approximately $17,000,000 in cash.

  In April 1996, the Company signed a non-binding letter of intent to acquire Continental X-Ray Corporation and affiliates ("Continental"), an Illinois company that designs, manufactures, and markets general purpose and specialty X-ray systems for approximately $18,200,000 in cash, including the repayment of approximately $5,700,000 in debt.

  The completion of these acquisitions is subject to the satisfaction of certain closing conditions, including negotiation of definitive agreements; receipt of regulatory approvals, including clearance from the Federal Trade Commission; due diligence; and approval of the boards of directors of the Company, ThermoTrex, XRE, and Continental. The purchase price for both XRE and Continental will be subject to post-closing adjustments based on the net asset value of the respective companies as of the closing dates. These acquisitions will be accounted for using the purchase method of accounting. Pro forma information for the Company, XRE and Continental is available elsewhere in this Prospectus.

 Conversion of Subordinated Convertible Note

  In March 1996, ThermoTrex converted $3,000,000 principal amount of the Company's subordinated convertible note into 254,452 shares of the Company's common stock. Subsequent to the conversion, ThermoTrex owned 91% of the Company's outstanding common stock.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Bennett X-Ray Corporation:

  We have audited the accompanying consolidated balance sheet of Bennett X-Ray Corporation (a New York corporation) and subsidiaries as of February 28, 1994 and 1995, and the related consolidated statements of operations, cash flows and shareholders' investment for each of the three years in the period ended February 28, 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bennett X-Ray Corporation and subsidiaries as of February 28, 1994 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended February 28, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
November 3, 1995

                           BENNETT X-RAY CORPORATION

                      CONSOLIDATED STATEMENT OF OPERATIONS
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                               FISCAL YEAR ENDED       SIX MONTHS MARCH 1, 1995
                                 FEBRUARY 28,            ENDED       THROUGH
                          ---------------------------- AUGUST 31, SEPTEMBER 14,
                            1993     1994       1995      1994        1995
                          -------- ---------  -------- ---------- -------------
                                                             (UNAUDITED)
Revenues................  $ 28,618 $  32,501  $ 42,533  $ 21,267    $ 23,369
                          -------- ---------  --------  --------    --------
Costs and Operating
 Expenses:
 Cost of revenues.......    17,919    21,760    26,622    13,311      14,941
 Selling, general and
  administrative
  expenses..............     7,678     8,271    11,913     5,957       6,653
 Research and
  development expenses..     1,951     2,711     3,346     1,673       1,505
                          -------- ---------  --------  --------    --------
                            27,548    32,742    41,881    20,941      23,099
                          -------- ---------  --------  --------    --------
Operating Income
 (Loss).................     1,070      (241)      652       326         270
Other Income............       321        74        93        47          74
                          -------- ---------  --------  --------    --------
Income (Loss) Before In-
 come Tax
 Provision..............     1,391      (167)      745       373         344
Income Tax Provision
 (Note 3)...............       493        48       388       194         170
                          -------- ---------  --------  --------    --------
Net Income (Loss).......  $    898 $    (215) $    357  $    179    $    174
                          ======== =========  ========  ========    ========
Earnings (Loss) per
 Share..................  $ 893.53 $ (213.93) $ 355.22  $ 178.11    $ 173.13
                          ======== =========  ========  ========    ========
Shares Outstanding......     1,005     1,005     1,005     1,005       1,005
                          ======== =========  ========  ========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                           BENNETT X-RAY CORPORATION

                           CONSOLIDATED BALANCE SHEET
                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                 FEBRUARY 28,
                                                                ---------------
                                                                 1994    1995
                                                                ------- -------
                            ASSETS
Current Assets:
 Cash and cash equivalents..................................... $   785 $   397
 Available-for-sale investments, at quoted market value (Note
  2)...........................................................     812     844
 Accounts receivable, less allowances of $231 and $464.........   3,494   3,101
 Inventories...................................................   4,791   6,426
 Prepaid expenses..............................................      68      71
 Prepaid income taxes (Note 3).................................     208     422
                                                                ------- -------
                                                                 10,158  11,261
                                                                ------- -------
Property and Equipment, at Cost, Net...........................   1,442   1,350
                                                                ------- -------
                                                                $11,600 $12,611
                                                                ======= =======
           LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
 Accounts payable.............................................. $ 1,564 $ 2,173
 Accrued payroll and employee benefits.........................     993   1,058
 Accrued warranty costs........................................   1,195   1,370
 Other accrued expenses........................................   2,008   1,851
                                                                ------- -------
                                                                  5,760   6,452
                                                                ------- -------
Deferred Income Taxes (Note 3).................................     143     145
                                                                ------- -------
Commitments and Contingency (Note 5)
Shareholders' Investment:
 Common stock, no par value; 2,500 shares authorized;
  1,005 shares issued and outstanding..........................      21      21
 Retained earnings.............................................   5,676   5,993
                                                                ------- -------
                                                                  5,697   6,014
                                                                ------- -------
                                                                $11,600 $12,611
                                                                ======= =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           BENNETT X-RAY CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                            FISCAL YEAR ENDED       SIX MONTHS MARCH 1, 1995
                              FEBRUARY 28,            ENDED       THROUGH
                         -------------------------  AUGUST 31, SEPTEMBER 14,
                          1993     1994     1995       1994        1995
                         -------  -------  -------  ---------- -------------
                                                          (UNAUDITED)
Operating Activities:
 Net income (loss)...... $   898  $  (215) $   357    $ 179       $   174
 Adjustments to
  reconcile net income
  (loss) to net cash
  used in operating
  activities:
   Depreciation and
    amortization........     166      299      257      108            67
   Increase (decrease)
    in deferred
    income taxes........     186      (43)       2       (9)          855
   Changes in current
    accounts:
    Accounts
     receivable.........    (466)    (791)     393      254        (1,259)
    Inventories.........    (712)    (608)  (1,635)    (983)       (1,256)
    Other current
     assets.............     (95)     (52)    (217)    (111)          845
    Accounts payable....  (1,091)     585      609     (180)          845
    Other current
     liabilities........     552      647       83      517          (649)
                         -------  -------  -------    -----       -------
    Net cash used in
     operating
     activities.........    (562)    (178)    (151)    (225)         (378)
                         -------  -------  -------    -----       -------
Investing Activities:
 Purchases of available-
  for-sale investments..     --      (812)     (32)     --            --
 Proceeds from sale and
  maturities of
  available-for-sale
  investments...........     --       --       --       --            844
 Purchases of property
  and equipment.........  (1,405)    (151)    (165)     (67)          --
                         -------  -------  -------    -----       -------
    Net cash provided by
     (used in) investing
     activities.........  (1,405)    (963)    (197)     (67)          844
                         -------  -------  -------    -----       -------
Financing Activities:
 Cash dividends paid....     (40)     (40)     (40)     --            --
                         -------  -------  -------    -----       -------
Increase (Decrease) in
 Cash and Cash
 Equivalents............  (2,007)  (1,181)    (388)    (292)          466
Cash and Cash
 Equivalents at
 Beginning of Period....   3,973    1,966      785      785           397
                         -------  -------  -------    -----       -------
Cash and Cash
 Equivalents at End of
 Period................. $ 1,966  $   785  $   397    $ 493       $   863
                         =======  =======  =======    =====       =======
Supplemental Cash Flow
 Information:
  Cash paid during the
   period for
   income taxes......... $   354  $    76  $   472    $ 232       $   149
                         =======  =======  =======    =====       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                           BENNETT X-RAY CORPORATION

               CONSOLIDATED STATEMENT OF SHAREHOLDERS' INVESTMENT
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             COMMON
                                                             STOCK,
                                                             NO PAR RETAINED
                                                             VALUE  EARNINGS
                                                             ------ --------
BALANCE, FEBRUARY 28, 1992..................................  $ 21   $5,073
 Net income.................................................   --       898
 Payment of $40 per share cash dividend.....................   --       (40)
                                                              ----   ------
BALANCE, FEBRUARY 28, 1993..................................    21    5,931
 Net loss...................................................   --      (215)
 Payment of $40 per share cash dividend.....................   --       (40)
                                                              ----   ------
BALANCE, FEBRUARY 28, 1994..................................    21    5,676
 Net income.................................................   --       357
 Payment of $40 per share cash dividend.....................   --       (40)
                                                              ----   ------
BALANCE, FEBRUARY 28, 1995..................................    21    5,993
                                                               (UNAUDITED)
 Net income.................................................   --       174
                                                              ----   ------
BALANCE, SEPTEMBER 14, 1995.................................  $ 21   $6,167
                                                              ====   ======


  The accompanying notes are an integral part of these consolidated financial statements.

                           BENNETT X-RAY CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Bennett X-Ray Corporation was incorporated in 1967 and is engaged in the manufacture of high frequency diagnostic radiographic (X-ray) equipment with a focus on health care imaging products in the private office, clinic and hospital markets.

 Principles of Consolidation

  The accompanying consolidated financial statements include the accounts of Bennett X-Ray Corporation and its wholly owned subsidiaries, Bennett International Corporation and Island X-Ray Incorporated (collectively referred to as the "Company"). All significant intercompany accounts and transactions have been eliminated in consolidation.

 Fiscal Year

  The Company has adopted a fiscal year ending February 28. References to 1993, 1994 and 1995 are for the fiscal years ended February 28, 1993, 1994 and 1995, respectively.

 Revenue Recognition

  The Company recognizes product revenues upon shipment of its products. The Company provides a reserve for its estimate of warranty costs at the time of shipment.

 Cash and Cash Equivalents

  The Company considers liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

 Available-for-sale Investments

  Pursuant to Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," the Company's debt and marketable equity securities are accounted for at market value (Note 2).

 Inventories

  Inventories are stated at the lower of cost (on a first-in, first-out basis) or market value and include material, labor and manufacturing overhead. The components of inventories are as follows:

                                                                  1994    1995
                                                                 ------- -------
                                                                 (IN THOUSANDS)
   Raw material and supplies....................................  $2,511  $3,876
   Work in process and finished goods...........................   2,280   2,550
                                                                 ------- -------
                                                                  $4,791  $6,426
                                                                 ======= =======

                           BENNETT X-RAY CORPORATION

 Property and Equipment

  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the property as follows: machinery and equipment--3 to 7 years; automobiles--3 years; and leasehold improvements--the shorter of the term of the lease or the life of the asset. Property and equipment consist of the following:

                        1994    1995
                       ------- -------
                       (IN THOUSANDS)
   Leasehold
    improvements......  $1,319 $ 1,447
   Machinery and
    equipment.........     648     535
   Automobiles........     211     156
                       ------- -------
                         2,178   2,138
   Less: Accumulated
    depreciation and
    amortization......     736     788
                       ------- -------
                       $ 1,442  $1,350
                       ======= =======

 Income Taxes

  In accordance with SFAS No. 109, "Accounting for Income Taxes," the Company recognizes deferred income taxes based on the expected future tax consequences of differences between the financial statement basis and the tax basis of assets and liabilities calculated using enacted tax rates in effect for the year in which the differences are expected to be reflected in the tax return.

 Interim Financial Statements

  The financial statements for the six-month period ended August 31, 1994 and for the period from March 1, 1995 through September 14, 1995 are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the period from March 1, 1995 through September 14, 1995 are not necessarily indicative of the results to be expected for the entire year.

2. AVAILABLE-FOR-SALE INVESTMENTS

  In accordance with SFAS No. 115, the Company's debt and marketable equity securities are considered available-for-sale investments in the accompanying balance sheet and are carried at market value, with the difference between cost and market value, net of related tax effects, recorded currently as a component of shareholders' investment. Available-for-sale investments in the accompanying 1994 and 1995 balance sheets represent investments in U.S. Government securities with maturities of one year or less. There was no difference between the market value and the cost basis of available-for-sale investments at February 28, 1994 and 1995.

3. INCOME TAXES

  The components of the income tax provision are as follows:

                                                                1993 1994  1995
                                                                ---- ----  ----
                                                                (IN THOUSANDS)
   Currently payable:
    Federal.................................................... $291 $190  $527
    State......................................................   35   37    73
                                                                ---- ----  ----
                                                                 326  227   600
                                                                ---- ----  ----
   Net deferred (prepaid):
    Federal....................................................   77 (142) (224)
    State......................................................   90  (37)   12
                                                                ---- ----  ----
                                                                 167 (179) (212)
                                                                ---- ----  ----
                                                                $493 $ 48  $388
                                                                ==== ====  ====

                           BENNETT X-RAY CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
  The income tax provision in the accompanying statement of operations differs from the amounts calculated by applying the statutory federal income tax rate of 34% to income (loss) before income tax provision due to the following:

                               1993    1994     1995
                               -----  -------  -------
                                  (IN THOUSANDS)
   Income tax provision
    (benefit) at statutory
    rate.....................  $ 473  $   (57) $   253
   Differences resulting
    from:
     State income taxes, net
      of federal tax.........     82      --        56
     Foreign sales corpora-
      tion benefit...........    (66)     (43)     (25)
     Research and development
      tax credit.............   (171)     --       --
     Nondeductible expenses
      and other..............    175      148      104
                               -----  -------  -------
                               $ 493  $    48  $   388
                               =====  =======  =======

  Prepaid income taxes and deferred income taxes in the accompanying balance sheet consist of the following:

                                       1994     1995
                                      -------  -------
                                      (IN THOUSANDS)
   Prepaid income taxes:
     Reserves and accruals.........   $   208  $   422
                                      =======  =======
   Deferred income taxes:
     Depreciation..................     $ 143  $   145
                                      =======  =======

4. EMPLOYEE BENEFIT PLAN

  The Company has a noncontributory discretionary profit sharing plan covering substantially all employees. Profit sharing expense amounted to $105,000, $110,000 and $120,000 in fiscal 1993, 1994 and 1995, respectively.

5. RELATED PARTY LEASE AND CONTINGENCY

 Facility Lease

  The Company leases its main operating facility under a short-term operating lease with a real estate trust, controlled by certain officers/shareholders of the Company. The accompanying statement of operations includes expense from this operating lease of $1,148,000, $1,224,000 and $1,318,000 in fiscal 1993,
1994 and 1995, respectively.

 Guaranty

  The Company guarantees a mortgage of its lessor. The amount outstanding under this mortgage was $658,000 at February 28, 1995. This mortgage is also secured by the underlying building and improvements.

6. SUBSEQUENT EVENT

  In September 1995, all of the outstanding capital stock of the Company was acquired by ThermoTrex Corporation, a majority-owned subsidiary of Thermo Electron Corporation, for $42,865,000 in cash.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To XRE Corporation:

  We have audited the accompanying consolidated balance sheet of XRE Corporation (a Massachusetts corporation) and subsidiary as of December 31, 1995 and the related consolidated statements of income, stockholders' investment and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of XRE Corporation and subsidiary as of December 31, 1995 and the results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts February 20, 1996

                                XRE CORPORATION

                        CONSOLIDATED STATEMENT OF INCOME

                                 (IN THOUSANDS)

                                                       THREE MONTHS ENDED
                                                  ----------------------------
                                          1995    APRIL 1, 1995 MARCH 30, 1996
                                         -------  ------------- --------------
                                                          (UNAUDITED)
Revenues (Note 6):
  Product revenues...................... $25,099     $7,247         $4,780
  Service revenues......................   4,207        854            813
                                         -------     ------         ------
                                          29,306      8,101          5,593
                                         -------     ------         ------
Costs and Operating Expenses:
  Cost of product revenues..............  16,908      4,725          2,723
  Cost of service revenues..............   3,449        789            803
  General and administrative expenses...   2,787        798            630
  Research and development expenses.....   3,578        880          1,063
  Selling and marketing expenses........   2,029        706            845
                                         -------     ------         ------
                                          28,751      7,898          6,064
                                         -------     ------         ------
Operating Income (Loss).................     555        203           (471)
Interest Income.........................     --         --               5
Interest Expense........................    (132)       (24)           (10)
Other Income............................     --         --               8
Minority Interest Income................      31        --             --
                                         -------     ------         ------
Income Before Benefit for State Income
 Taxes (Note 3).........................     454        179           (468)
Provision (Benefit) for State Income
 Taxes..................................     (80)        25              7
                                         -------     ------         ------
Net Income (Loss)....................... $   534     $  154         $ (475)
                                         =======     ======         ======


  The accompanying notes are an integral part of these consolidated financial statements.

                                XRE CORPORATION

                           CONSOLIDATED BALANCE SHEET

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                       DECEMBER 31,  MARCH 30,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
                        ASSETS
Current Assets:
  Cash and cash equivalents...........................   $   320      $    51
  Accounts receivable, less allowance of $37 and $55..     2,705        2,698
  Inventories.........................................     6,600        8,511
  Prepaid expenses....................................       223          361
  Deferred tax asset (Note 3) ........................       156          156
                                                         -------      -------
                                                          10,004       11,777
                                                         -------      -------
Property and Equipment, at Cost, Net..................     1,790        2,376
                                                         -------      -------
Other Assets..........................................       410          414
                                                         -------      -------
                                                         $12,204      $14,567
                                                         =======      =======
       LIABILITIES AND STOCKHOLDERS' INVESTMENT
Current Liabilities:
  Current maturities of long-term obligations.........   $   108      $   108
  Due to affiliate (Note 8)...........................       442           32
  Accounts and drafts payable.........................     1,389        3,227
  Accrued expenses....................................     2,412        2,622
  Deferred revenue ...................................     2,415        3,805
                                                         -------      -------
                                                           6,766        9,794
                                                         -------      -------
Long-term Obligations (Note 2)........................       266          236
                                                         -------      -------
Minority Interest.....................................        21           21
                                                         -------      -------
Commitment (Note 8)
Stockholders' Investment:
  Common stock, no par value, 500 shares authorized;
   240 shares issued..................................       608          608
  Capital in excess of par value......................     3,783        3,783
  Retained earnings...................................     1,126          491
  Treasury stock at cost, 17 shares...................      (366)        (366)
                                                         -------      -------
                                                           5,151        4,516
                                                         -------      -------
                                                         $12,204      $14,567
                                                         =======      =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                XRE CORPORATION

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (IN THOUSANDS)

                                                         THREE MONTHS ENDED
                                                    ----------------------------
                                            1995    APRIL 1, 1995 MARCH 30, 1996
                                           -------  ------------- --------------
                                                            (UNAUDITED)
OPERATING ACTIVITIES:
 Net income..............................  $   534     $   154       $  (475)
 Adjustments to reconcile net income to
  net cash
  provided by operating activities:
   Depreciation and amortization.........      546         123           109
   Minority interest income..............      (31)        --            --
   Deferred tax benefit..................     (156)        --            --
   Provision for doubtful accounts.......       37         --             18
   Compensation expense..................       76          58           (43)
   Changes in current accounts:
    Accounts receivable..................    1,994        (190)          (11)
    Inventories..........................    1,071        (637)       (1,911)
    Other current assets.................        8        (127)         (137)
    Accounts and drafts payable..........     (579)        618         1,839
    Accrued expenses.....................       88         986           252
    Deferred revenue.....................     (345)       (540)        1,390
                                           -------     -------       -------
     Net cash provided by operating ac-
      tivities...........................    3,243         445         1,031
                                           -------     -------       -------
INVESTING ACTIVITIES:
 Purchases of property and equipment.....     (977)        (39)         (695)
 Increase in other assets................      (32)         (8)           (4)
                                           -------     -------       -------
     Net cash used in investing
      activities.........................   (1,009)        (47)         (699)
                                           -------     -------       -------
FINANCING ACTIVITIES:
 Net borrowing (repayments) under note
  payable to a bank......................     (560)        827           --
 Borrowings from affiliate...............      903          80           255
 Repayment of borrowings from affiliate..   (2,616)     (1,830)         (665)
 Borrowings under an equipment line of
  credit.................................      205         --            --
 Capital contribution by stockholders....      600         600           --
 S corporation cash distributions........     (407)        (60)         (160)
 Repayment of long-term obligations......      (94)        (24)          (31)
                                           -------     -------       -------
     Net cash used in financing activi-
      ties...............................   (1,969)       (407)         (601)
                                           -------     -------       -------
Increase (Decrease) in Cash and Cash
 Equivalents.............................      265          (9)         (269)
Cash and Cash Equivalents at Beginning of
 Period..................................       55          55           320
                                           -------     -------       -------
Cash and Cash Equivalents at End of Peri-
 od......................................  $   320     $    46       $    51
                                           =======     =======       =======
CASH PAID FOR:
 Interest................................  $   138     $    16       $     8
                                           =======     =======       =======
 Income taxes............................  $    18     $    18       $    36
                                           =======     =======       =======

  The accompanying notes are an integral part of these consolidated financial statements.

                                XRE CORPORATION

               CONSOLIDATED STATEMENT OF STOCKHOLDERS' INVESTMENT

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                            COMMON STOCK                        TREASURY STOCK
                          ----------------                     ----------------
                                           CAPITAL IN
                          NUMBER OF        EXCESS OF  RETAINED NUMBER OF
                           SHARES   AMOUNT PAR VALUE  EARNINGS  SHARES   AMOUNT
                          --------- ------ ---------- -------- --------- ------
BALANCE DECEMBER 31,
 1994...................     240     $608    $3,183     $ 999      17    $(366)
S corporation cash dis-
 tributions.............     --       --        --       (407)    --       --
Capital contribution by
 stockholders...........     --       --        600       --      --       --
Net income..............     --       --        --        534     --       --
                             ---     ----    ------    ------     ---    -----
BALANCE DECEMBER 31,
 1995...................     240     $608    $3,783    $1,126      17    $(366)
                             ===     ====    ======    ======     ===    =====
                                               (UNAUDITED)
S corporation cash
 distributions..........     --       --        --       (160)    --       --
Net loss................     --       --        --       (475)    --       --
                             ---     ----    ------    ------     ---    -----
BALANCE MARCH 30, 1996..     240     $608    $3,783    $  491      17    $(366)
                             ===     ====    ======    ======     ===    =====



  The accompanying notes are an integral part of these consolidated financial statements.

                                XRE CORPORATION

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1995

1. NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Nature of Operations

  XRE Corporation (the "Company") designs, manufactures and sells specialized X-ray systems used in the diagnosis and treatment of coronary artery disease and other vascular conditions to OEM customers and hospitals.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Principles of Consolidation

  The Company owns 51% of Angiographic Devices Corp. Ohio ("ADCO"), a Massachusetts corporation which sells and services the Company's equipment. The accompanying consolidated financial statements reflect the consolidation of ADCO after elimination of all significant intercompany transactions. The amount in minority interest at December 31, 1995 represents the 49% ownership of ADCO's net book value held by the minority stockholders of ADCO. On April 30, 1996, the Company sold its 51% ownership in ADCO. This transaction had an immaterial effect on the financial position of the Company. The estimated fair value of the Company's financial instruments, which include cash equivalents, accounts receivable and long-term debt, approximates their carrying value.

  A real estate partnership of the principal officers/stockholders of the Company owns the land and building in which the Company operates, as further discussed in Note 8. The partnership's financial position and results of operations are not included in these consolidated financial statements.

 Interim Financial Statements

  In the opinion of management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments (consisting of normal recurring adjustments) which management considers necessary for a fair presentation of the results for such periods. The results of operations for the period ended March 30, 1996 are not necessarily indicative of the results of operations for the full year.

 Revenue Recognition

  The Company recognizes product revenues upon shipment and recognizes service revenues upon completion of services rendered. Warranty costs related to products are accrued at the date of shipment. The Company has recognized approximately $313,000 of revenue in 1995 for a system that was completed and ready to ship but which was physically being stored at the Company's facility at the customer's request. This system will be shipped in 1996.

 Cash and Cash Equivalents

  The Company considers liquid investments with original maturities of three months or less when purchased to be cash equivalents.

                                XRE CORPORATION

 Inventories

  Inventories, which include material, labor and manufacturing overhead, are stated at the lower of cost (on a last-in, first-out ("LIFO") basis) or market. Inventories consist of the following at December 31, 1995 (In thousands):

      Raw materials...................................................... $4,378
      Work-in-process and finished goods.................................  2,222
                                                                          ------
                                                                          $6,600
                                                                          ======

  If the first-in, first-out ("FIFO") method of inventory costing had been used instead of LIFO, inventory would have been reported as follows (In thousands):

      Inventory on FIFO basis............................................ $6,861
      Less: LIFO reserve.................................................    261
                                                                          ------
        Inventory on a LIFO basis........................................ $6,600
                                                                          ======

 Property and Equipment

  The Company provides for depreciation and amortization using the straight-line method to allocate the cost of property and equipment over their estimated useful lives as follows (In thousands):

                                                               ESTIMATED
      CLASSIFICATION                                          USEFUL LIFE
      --------------                                          -----------
      Equipment..............................................  3-8 Years  $8,326
      Motor vehicles.........................................    3 Years     275
      Leasehold improvements.................................    5 Years     565
                                                                          ------
                                                                           9,166
      Less: Accumulated depreciation and amortization........              7,376
                                                                          ------
                                                                          $1,790
                                                                          ======

 Accrued Expenses

  At December 31, 1995, accrued expenses consist of the following (In thousands):

      Accrued warranty................................................... $1,115
      Accrued payroll costs..............................................    371
      Accrued professional fees..........................................    350
      Accrued other......................................................    576
                                                                          ------
                                                                          $2,412
                                                                          ======

2. LONG-TERM OBLIGATIONS AND OTHER FINANCING ARRANGEMENTS

  In May 1995, the Company entered into a $1,000,000 equipment line of credit agreement (the "Agreement") with a bank. Under the terms of the Agreement, the Company may make borrowings from time to time for the sole purpose of purchasing equipment. Each borrowing will be evidenced by a secured term note. Borrowings bear interest at the prime rate (8.5% at December 31, 1995) plus 50 basis points. Principal is payable in 36 equal monthly installments. Borrowings may not exceed 75% of the purchase price of the equipment. The Company's ability to make additional borrowings under this equipment line of credit expires on June 30, 1996. The Company had $176,000 outstanding under the Agreement at December 31, 1995.

  During 1994, the Company entered into three capital leases for the purchase of certain equipment. Monthly payments are $5,879 including interest at varying rates from 9.4% to 10.2%. There was approximately $192,000 outstanding on these leases as of December 31, 1995. The leases are secured by the equipment and expire through August 1999.

                                XRE CORPORATION

  Future minimum payments, as of December 31, 1995, under the equipment line of credit and capital leases are as follows (In thousands):

  1996................................................................... $ 145
  1997...................................................................   139
  1998...................................................................   110
  1999...................................................................    31
                                                                          -----
                                                                            425
  Less: Amount representing interest.....................................    51
                                                                          -----
  Long-term obligations and present value of minimum lease payments......   374
  Less: Current maturities of long-term obligations .....................   108
                                                                          -----
                                                                          $ 266
                                                                          =====

  The Company has a $5,000,000 revolving line of credit with a bank. Borrowings are permitted up to 80% of qualified accounts receivable, as defined, plus the lesser of $1,500,000 or 20% of the value of qualified inventory, as defined, plus $899,000. The line bears interest at the prime rate (8.5% at December 31, 1995) for borrowings up to $2,000,000, and prime plus 50 basis points for borrowings in excess of $2,000,000. Borrowings are secured by substantially all of the Company's assets and mature on June 30, 1996. In addition, the Company has approximately $450,000 outstanding under letters of credit as of December 31, 1995. The revolving line of credit contains certain covenants that, among other things, require certain financial ratios and balances, limit the annual purchases of capital equipment and limit additional indebtedness. As of December 31, 1995 and March 30, 1996 the Company had received waivers or was in compliance with all covenants.

3. INCOME TAXES

  The Company has elected to be taxed as an S corporation for federal and state income tax purposes. As an S corporation, taxable income of the Company is reported on the individual income tax returns of its stockholders, although certain states require a corporate-level tax. The Company provides for state income taxes in accordance with Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes."

  Under SFAS No. 109, deferred tax assets or liabilities are computed based on the differences between the financial reporting basis and income tax basis of assets and liabilities as measured by the enacted tax laws and rates expected to be applicable when the differences reverse.

  The principal differences between assets and liabilities for financial reporting and tax return purposes result primarily from depreciation and expenses not currently deductible for tax return purposes.

  The components of the benefit for state income taxes at December 31, 1995 are as follows (In thousands):

  Current............................................................... $  76
  Deferred..............................................................  (156)
                                                                         -----
                                                                         $ (80)
                                                                         =====

  Due to the uncertainty surrounding the timing of realizing the benefits of its favorable tax attributes in future income tax returns, the Company had placed a valuation allowance against its otherwise recognizable deferred tax asset prior to 1995. During 1995, the management of the Company evaluated its deferred tax asset in conjunction with its historical and projected operating performance and determined that the deferred tax asset was fully realizable. Accordingly, the Company reversed its tax valuation allowance during 1995.

4. STOCK REPURCHASE AGREEMENTS

  Under the terms of an agreement with its stockholders, the Company must purchase all of the shares owned by either stockholder upon the occurrence of certain events, with payments to be made over a 10-year period.

                                XRE CORPORATION

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)
The price to be paid under the agreement is book value per share, as defined. To partially fund its obligations under this agreement, the Company has purchased two life insurance policies, each in the amount of $1,000,000, on the lives of each of the stockholders of the Company. The cash surrender values of these life insurance policies, which total approximately $406,000 at December 31, 1995, are included in other assets in the accompanying consolidated balance sheet.

5. PROFIT SHARING PLAN

  The Company has a qualified profit sharing plan that covers all employees who meet certain employment requirements. The Company's contribution is determined each year by the Board of Directors. In 1995, the Company contributed and charged to expense $100,000 for the profit sharing plan.

6. SIGNIFICANT CUSTOMER

  One customer, under an exclusive distributorship agreement with the Company, accounted for approximately 45% of revenues in 1995. The Company's exclusive distribution agreement expired at the end of 1995. The Company and this customer are presently in negotiations to extend this contract.

7.  PHANTOM STOCK PLAN

  In November 1994, the Company adopted a Phantom Stock Plan (the "Plan") for a key officer/employee of the Company. Under the terms of the Plan, this officer/employee earns compensation equal to 5.26% of certain corporate distributions, as well as for increases in the net book value of the Company. Upon the occurrence of certain events, including the sale of the Company, the Plan will be terminated and the officer/employee shall receive a final Plan payment. The Company is accounting for the Plan in accordance with Financial Accounting Standards Board Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans." Accordingly, compensation is measured based on the increase in value as determined under the Agreement. During 1995, approximately $76,000 in compensation expense was recorded under this Plan based upon the increase in the value due to the officer/employee.

8. RELATED PARTY TRANSACTION

  On February 28, 1995, the Company entered into a 17-year facility lease with an affiliated real estate partnership, Concord Associates ("Concord"), which expires on February 28, 2012. Future minimum lease payments under this lease are as follows (In thousands):

      1996.............................................................. $   631
      1997..............................................................     631
      1998..............................................................     631
      1999..............................................................     631
      2000..............................................................     631
      2001 and thereafter...............................................   7,046
                                                                         -------
                                                                         $10,201
                                                                         =======

  Rental expense paid to Concord was approximately $792,000 in 1995. Due to affiliate in the accompanying consolidated balance sheet represents non-interest-bearing advances from Concord.

9. PROPOSED SALE OF THE COMPANY

  On February 16, 1996, the Company entered into a letter of intent with Trex Medical Corporation ("Trex Medical") whereby Trex Medical will purchase assets and assume certain liabilities from the Company for approximately $17.0 million.

                 REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Continental Group Broadview, Illinois

  We have audited the accompanying combined balance sheet of the Continental Group as of December 31, 1994 and 1995, and the related combined statements of income, cash flows and stockholders' equity for the years then ended. These combined financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Continental Group as of December 31, 1994 and 1995 and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

                                          Topel Forman L.L.C.

Chicago, Illinois March 15, 1996

                             CONTINENTAL GROUP

                       COMBINED STATEMENT OF INCOME

                              (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                           -------------------
                                                           MARCH 31, MARCH 31,
                                          1994     1995       1995      1996
                                         -------  -------  --------- ---------
                                                               (UNAUDITED)
Sales................................... $21,699  $25,037   $6,595    $6,630
                                         -------  -------   ------    ------
Costs and Operating Expenses:
  Cost of sales.........................  15,558   17,913    4,453     4,375
  Operating expenses....................   5,621    5,670    1,647     1,798
                                         -------  -------   ------    ------
                                          21,179   23,583    6,100     6,173
                                         -------  -------   ------    ------
Operating Income........................     520    1,454      495       457
Interest Expense........................    (432)    (513)    (123)     (128)
Other Income (Expense), Net.............       7     (302)     (76)      (76)
                                         -------  -------   ------    ------
Income Before Provision for Income
 Taxes..................................      95      639      296       253
Provision for Income Taxes..............       4       11        7         6
                                         -------  -------   ------    ------
Net Income.............................. $    91  $   628   $  289    $  247
                                         =======  =======   ======    ======

    The accompanying notes are an integral part of these combined financial statements.

                             CONTINENTAL GROUP

                          COMBINED BALANCE SHEET

                              (IN THOUSANDS)

                                                  1994    1995   MARCH 31, 1996
                                                 ------- ------- --------------
                                                                  (UNAUDITED)
                     ASSETS
Current Assets:
  Cash.......................................... $   163 $    23    $    36
  Accounts receivable, less allowance of $36,
   $36 and $36..................................   3,265   4,378      4,335
  Inventories...................................   5,353   5,974      5,910
  Prepaid expenses..............................      89      91         59
                                                 ------- -------    -------
                                                   8,870  10,466     10,340
                                                 ------- -------    -------
Property, Plant and Equipment, at Cost, Net.....   2,054   1,922      1,905
                                                 ------- -------    -------
Other Assets....................................      78      64         60
                                                 ------- -------    -------
                                                 $11,002 $12,452    $12,305
                                                 ======= =======    =======
    LIABILITIES AND SHAREHOLDERS' INVESTMENT
Current Liabilities:
  Notes payable................................. $ 3,122 $ 3,991    $ 3,637
  Current maturities of long-term obligations...     255     254        263
  Accounts payable..............................   2,655   2,878      2,838
  Accrued expenses..............................     518     625        631
                                                 ------- -------    -------
                                                   6,550   7,748      7,369
                                                 ------- -------    -------
Long-term Obligations, Net of Current
 Maturities.....................................   2,029   1,780      1,773
                                                 ------- -------    -------
Contingencies
Stockholders' Equity:
  Common stock..................................     416   1,093      1,093
  Additional paid-in capital....................      64      64         64
  Retained earnings.............................   1,943   1,767      2,006
                                                 ------- -------    -------
                                                   2,423   2,924      3,163
                                                 ------- -------    -------
                                                 $11,002 $12,452    $12,305
                                                 ======= =======    =======

    The accompanying notes are an integral part of these combined financial statements.

                             CONTINENTAL GROUP

                     COMBINED STATEMENT OF CASH FLOWS

                              (IN THOUSANDS)

                                                            THREE MONTHS ENDED
                                                            -------------------
                                                            MARCH 31, MARCH 31,
                                           1994     1995      1995      1996
                                          -------  -------  --------- ---------
                                                                (UNAUDITED)
OPERATING ACTIVITIES:
 Net income.............................. $    91  $   628    $ 289     $ 247
 Adjustments to reconcile net income to
  net cash provided by (used in)
  operating activities:
  Depreciation and amortization..........     316      298       78        71
  Provision for losses on accounts
   receivable............................       4      --       --        --
  Loss on sale of property, plant and
   equipment.............................     --        12      --        --
  Changes in current accounts:
   Accounts receivable...................  (2,663)  (1,113)    (564)       43
   Inventories...........................    (442)    (621)    (325)       64
   Prepaid expenses......................      98       (2)      56        32
   Accounts payable......................   2,525      223      226       (40)
   Other current liabilities.............      85      107      125         6
                                          -------  -------    -----     -----
    Net cash provided by (used in)
     operating activities................      14     (468)    (115)      423
                                          -------  -------    -----     -----
INVESTING ACTIVITIES:
 Purchases of property, plant and
  equipment..............................    (149)    (164)     (24)      (50)
                                          -------  -------    -----     -----
    Net cash used in investing
     activities..........................    (149)    (164)     (24)      (50)
                                          -------  -------    -----     -----
FINANCING ACTIVITIES:
 Net cash received (paid) under line of
  credit.................................     249      705       42      (381)
 Net cash received (paid) on notes
  payable................................    (184)     164       16        27
 Payments of long-term obligations.......    (214)    (250)     (64)      (62)
 Proceeds from long-term obligations.....     400      --       --         64
 Dividends paid..........................     (29)    (128)     --         (8)
 Decrease in cash overdraft..............     (86)     --       --        --
 Payment of loan fees....................      (9)     --       --        --
 Net proceeds from issuance of common
  stock..................................     --         1      --        --
                                          -------  -------    -----     -----
    Net cash provided by (used in)
     financing activities................     127      492       (6)     (360)
                                          -------  -------    -----     -----
Increase (Decrease) in Cash..............      (8)    (140)    (145)       13
Cash at Beginning of Period..............     171      163      163        23
                                          -------  -------    -----     -----
Cash at End of Period.................... $   163  $    23    $  18     $  36
                                          =======  =======    =====     =====
CASH PAID FOR:
 Interest................................ $   446  $   513    $ 115     $ 128
                                          =======  =======    =====     =====
 Income taxes............................ $     1  $     5    $   5     $  10
                                          =======  =======    =====     =====

    The accompanying notes are an integral part of these combined financial statements.

                             CONTINENTAL GROUP

                COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                              (IN THOUSANDS)

                                                           ADDITIONAL
                                                    COMMON  PAID-IN   RETAINED
                                                    STOCK   CAPITAL   EARNINGS
                                                    ------ ---------- --------
BALANCE DECEMBER 31, 1993.......................... $  416    $64      $1,881
Net income.........................................    --     --           91
Dividends paid.....................................    --     --          (29)
                                                    ------    ---      ------
BALANCE DECEMBER 31, 1994..........................    416     64       1,943
Net income.........................................    --     --          628
Issuance of common stock...........................      1    --          --
Dividends paid.....................................    --     --         (128)
Reclass of retained earnings upon merger of Allied
 Fabrication Corporation into Continental X-Ray
 Corporation.......................................    676    --         (676)
                                                    ------    ---      ------
BALANCE DECEMBER 31, 1995..........................  1,093     64       1,767
                                                           (UNAUDITED)
Net income.........................................    --     --          247
Dividends paid.....................................    --     --           (8)
                                                    ------    ---      ------
BALANCE MARCH 31, 1996............................. $1,093    $64      $2,006
                                                    ======    ===      ======

    The accompanying notes are an integral part of these combined financial statements.

                            CONTINENTAL GROUP

                  NOTES TO COMBINED FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Principles of Combination

  The combined financial statements include the accounts of Continental X-Ray Corporation ("Continental"), Allied Fabrication Corporation ("Allied"), Alphatek Corporation ("Alphatek"), Broadview Manufacturing Corporation ("Broadview"), Haymarket Square Associates ("Haymarket"), Advanced Medical Imaging, Inc. ("AMI") and Trans-Continental X-Ray Corporation ("Trans-Continental"). The companies share common management. Certain stockholders of Continental own 100% of the stock of Trans-Continental and AMI, 66.67% of the stock of Alphatek, and 60% of the stock of Broadview. Haymarket is owned 66.67% by Continental and 33.33% by Alphatek.

  Continental merged with Allied on March 31, 1995. The stockholders of Continental owned 100% of the issued and outstanding stock of Allied. Continental issued 1,727 shares of common stock for the net assets of Allied. The net assets were recorded at historical book value at the date of the merger. The accompanying financial statements are based on the assumption that the companies were merged for the full year.

  All intercompany transactions have been eliminated in combination.

 Revenue Recognition

  The Company recognizes revenues upon shipment of its products.

 Income Taxes

  The stockholders of Continental, Allied, Broadview, Alphatek and AMI have elected to be treated as "S" Corporations under provisions of the Internal Revenue Code. In addition, Haymarket is a partnership. Accordingly, each stockholder and partner will report his pro-rata share of the taxable income or loss of the companies and partnership on their respective individual or corporate income tax returns. Income taxes represent Illinois Replacement Tax.

 Advertising Costs

  Advertising costs are charged to operations when incurred (when the advertising first takes place). Advertising costs during the year ended December 31, 1995 amounted to $124,000.

 Inventories

  Inventories are valued at the lower of cost (on a first-in, first-out basis) or market.


 Property, Plant and Equipment

  The costs of additions and improvements are capitalized, while maintenance and repairs are charged to expense as incurred. The Company provides for depreciation and amortization using the straight-line and accelerated methods over the estimated useful lives of the property as follows: building and building improvements, 19 years; office furniture and equipment, 5 years; and equipment, 7 years.

                            CONTINENTAL GROUP

  Property, plant and equipment consist of the following:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
   Land........................................................ $   194 $   194
   Building and building improvements..........................   2,343   2,343
   Office furniture and fixtures...............................     493     518
   Equipment...................................................   2,572   2,683
                                                                ------- -------
                                                                  5,602   5,738
   Less: Accumulated depreciation .............................   3,548   3,816
                                                                ------- -------
                                                                $ 2,054 $ 1,922
                                                                ======= =======

  Depreciation expense was $302,000 and $284,000 for 1994 and 1995, respectively.

 Fair Value of Financial Instruments

  Based upon the borrowing rates currently available for bank loans with similar terms and average maturities, the fair value of the Company's notes payable and long-term debt, inclusive of current maturities, approximated its carrying value at December 31, 1994 and 1995.

 Use of Estimates

  The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

 Interim Financial Statements

  The financial statements as of and for the three-month periods ended March 31, 1995 and 1996 are unaudited but, in the opinion of management, reflect all adjustments of a normal recurring nature necessary for a fair presentation of results for these interim periods. The results of operations for the three-month period ended March 31, 1996 are not necessarily indicative of the results to be expected for the entire year.

2. NOTES PAYABLE

  Notes payable consist of the following:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
   Borrowings under lines of credit............................ $ 2,621 $ 3,326
   Notes payable to officers and related individuals...........     501     665
                                                                ------- -------
                                                                $ 3,122 $ 3,991
                                                                ======= =======

                            CONTINENTAL GROUP

  Continental and Alphatek have established lines of credit providing for borrowings of up to $3,250,000 and $350,000, respectively, with interest computed at the prime rate plus 3/4%. At December 31, 1994, Continental and Alphatek had borrowings outstanding of $2,541,000 and $80,000 respectively, under these lines of credit. At December 31, 1995, Continental and Alphatek had borrowings outstanding of $3,246,000 and $80,000 respectively, under these lines of credit. Borrowings under the lines of credit are secured by substantially all assets of the companies and are guaranteed by certain officers of the companies.

  Notes payable to officers and related individuals bear interest at the prime rate plus 2%.

3. LONG-TERM OBLIGATIONS

  Long-term obligations consist of the following:

                                                                 1994    1995
                                                                ------- -------
                                                                (IN THOUSANDS)
Note payable to bank, payable in monthly installments of
 $1,933 plus interest at the prime rate plus 3/4%. (9.25% at
 December 31, 1995). Final payment is due in December 1998.
 The note is secured by substantially all assets of
 Continental and is guaranteed by certain officers of
 Continental..................................................  $    93 $    70
Note payable to bank, payable in monthly installments of
 $3,333 plus interest at the prime rate plus 3/4%. Final pay-
 ment is due in April 1997. The note is secured by substan-
 tially all assets of Continental and is guaranteed by certain
 officers of Continental......................................       93      53
Note payable due October 2007, with interest payable monthly
 at the rate of 12%...........................................      120     120
Note payable to bank, payable in monthly installments of
 $3,833 plus interest at the prime rate plus 3/4%. Final pay-
 ment is due in April 1997. The note is secured by substan-
 tially all assets of Continental and is guaranteed by certain
 officers of Continental......................................      107      62
Note payable to bank, payable in monthly installments of
 $5,000 plus interest at the prime rate plus 3/4%. Final pay-
 ment is due in August 1999. The note is secured by substan-
 tially all assets of Continental and is guaranteed by certain
 officers of Continental......................................      280     220
Mortgage payable in monthly payments of $6,667 plus interest at 7.85%. Final payment in the amount of $1,280,000 is due in
 December 1998. The mortgage is secured by real estate and is guaranteed by Continental, Alphatek and certain officers of
 the companies................................................    1,520   1,440
Note payable in monthly installments of $463 including inter-
 est at 10.5%. Final payment is due in March 1995. The note is
 secured by the related automobile............................        2     --
Present value of settlement agreement with former employee due in monthly payments of $800 for remaining life expectancy.
 Discounted at 10%............................................       69      69
                                                                ------- -------
                                                                  2,284   2,034
Less: Current maturities......................................      255     254
                                                                ------- -------
                                                                $ 2,029 $ 1,780
                                                                ======= =======

                             CONTINENTAL GROUP

            NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)

  Maturities of long-term obligations, as of December 31, 1995, are as follows (In thousands):

   1996.................................................................. $  254
   1997..................................................................    197
   1998..................................................................  1,369
   1999..................................................................     46
   2000..................................................................      6
   Thereafter............................................................    162
                                                                          ------
                                                                          $2,034
                                                                          ======

4. CONTINGENCIES

  Continental Group is a party to various claims, legal actions and complaints arising out of the normal course of business. Management is of the opinion that the resolution of these matters will not have a significant effect on the Group's financial position or results of operations.

                           TREX MEDICAL CORPORATION

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                                  (UNAUDITED)

  On September 15, 1995, ThermoTrex Corporation ("ThermoTrex") acquired all of the outstanding capital stock of Bennett X-Ray Corporation ("Bennett") for $42.9 million in cash. On October 2, 1995, ThermoTrex transferred to the Company all of the outstanding capital stock of Bennett in exchange for a $42.0 million principal amount 4.2% subordinated convertible note, due 2000, convertible into shares of the Company's common stock at $11.79 per share. This acquisition has been accounted for using the purchase method of accounting. Subsequent to September 30, 1995, ThermoTrex converted $3.0 million principal amount of the subordinated convertible note into 254,452 shares of the Company's common stock. On October 16, 1995, ThermoTrex transferred to the Company the assets, liabilities and businesses of ThermoTrex's Lorad division ("Lorad") and ThermoTrex's research and development activities pertaining to its Sonic CT system, in exchange for 20,000,000 shares of the Company's common stock.

  In February 1996, the Company signed a letter of intent to acquire XRE Corporation ("XRE") for approximately $17.0 million in cash. If the acquisition of XRE is completed, the Company assumes that the purchase price will be funded from cash on hand. The Company will account for this acquisition using the purchase method of accounting.

  In April 1996, the Company signed a letter of intent to acquire Continental X-Ray Corporation and affiliates ("Continental") for approximately $18.2 million in cash, including the repayment of $5.7 million in debt. If the acquisition of Continental is completed, the Company assumes that the purchase price will be funded with borrowings from Thermo Electron Corporaton ("Thermo Electron") which are assumed to be repaid with the proceeds of the Company's proposed Underwritten Public Offering. The Company will account for this acquisition using the purchase method of accounting.

                            TREX MEDICAL CORPORATION

                PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
                      Nine Months Ended September 30, 1995
                                  (Unaudited)

  The following unaudited pro forma combined condensed statement of income sets forth the results of operations for the nine months ended September 30, 1995, as if the issuance of 1,862,000 shares of the Company's common stock in its November 1995 private placement, the acquisition of XRE, which is assumed to be financed by the private placement proceeds, the acquisition of Continental, which is assumed to be financed through borrowings of $18.2 million from Thermo Electron, which are assumed to be repaid with the proceeds of the Company's proposed Underwritten Public Offering, and the acquisition of Bennett had occurred on January 1, 1995. Bennett, XRE and Continental have fiscal years which differ from the Company's fiscal year-end. The historical results of operations for Bennett, XRE and Continental presented below have been adjusted to conform to the Company's fiscal year-end for purposes of the pro forma combined condensed statement of income. The pro forma historical results of operations for Bennett presented below include compensation expense and related party rent expense in excess of amounts that will be paid in the future, pursuant to agreements executed in connection with the acquisition, totaling $2.5 million for the nine months ended September 30, 1995. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisitions of Bennett, XRE and Continental been made on January 1, 1995. This statement should be read in conjunction with the accompanying notes, the pro forma combined condensed balance sheet and the respective historical financial statements and related notes of the Company, Bennett, XRE and Continental appearing elsewhere in this Prospectus.

                                                    Historical                       Pro Forma
                                     ----------------------------------------- ---------------------
                                     Trex Medical Bennett   XRE    Continental Adjustments Combined
                                     ------------ ------- -------- ----------- ----------- ---------
                                                (In thousands, except per share amounts)
Revenues............................      $55,291 $30,458 $21,900     $18,536         $-   $126,185
                                     ------------ ------- -------- ----------- ----------- ---------
Costs and Operating Expenses:
Cost of revenues....................       28,180  19,379  15,365      13,582       1,896    78,402
Selling, general and administrative
expenses............................       12,174   8,638   3,390       3,488       1,898    29,588
Research and development expenses...        8,595   2,062   2,519         742          -     13,918
                                     ------------ ------- -------- ----------- ----------- ---------
                                           48,949  30,079  21,274      17,812       3,794   121,908
                                     ------------ ------- -------- ----------- ----------- ---------
Operating Income....................        6,342     379     626         724      (3,794)    4,277
Interest Income.....................           -       -       -           -           -         -
Interest Expense....................           -       -     (116)       (368)     (1,228)   (1,712)
Other Income (Expense), Net.........           22      90      -         (209)         -        (97)
                                     ------------ ------- -------- ----------- ----------- ---------
Income Before Income Taxes..........        6,364     469     510         147      (5,022)    2,468
Income Tax Provision (Benefit)......        2,881     236      76           4      (1,327)    1,870
                                     ------------ ------- -------- ----------- ----------- ---------
Net Income..........................       $3,483    $233    $434        $143     $(3,695)     $598
                                     ============ ======= ======== =========== =========== =========
Earnings per Share..................         $.17                                              $.02
                                     ============                                          =========
Weighted Average Shares ............       20,151                                   4,516    24,667
                                     ============                              =========== =========

                                      F-42

                           TREX MEDICAL CORPORATION

               PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME

                     SIX MONTHS ENDED MARCH 30, 1996
                                  (UNAUDITED)

  The following unaudited pro forma combined condensed statement of income sets forth the results of operations for the six months ended March 30, 1996, as if the issuance of 1,862,000 shares of the Company's common stock in its November 1995 private placement, the acquisition of XRE, which is assumed to be financed by the private placement proceeds, the acquisition of Continental, which is assumed to be financed through borrowings from Thermo Electron, which borrowings are assumed to be repaid with the proceeds of the Company's proposed Underwritten Public Offering, and the acquisition of Bennett had occurred on January 1, 1995. XRE and Continental have fiscal years which differ from the Company's fiscal year-end. The historical results of operations for XRE and Continental presented below have been adjusted to conform to the Company's fiscal year-end for purposes of the pro forma combined condensed statement of income. The pro forma results of operations are not necessarily indicative of future operations or the actual results that would have occurred had the acquisitions of Bennett, XRE and Continental been made on January 1, 1995. This statement should be read in conjunction with the accompanying notes, the pro forma combined condensed balance sheet and the respective historical financial statements and related notes of the Company, XRE, and Continental appearing elsewhere in this Prospectus.

                                     HISTORICAL                  PRO FORMA
                          --------------------------------- --------------------
                          TREX MEDICAL   XRE    CONTINENTAL ADJUSTMENTS COMBINED
                          ------------ -------  ----------- ----------- --------
                                (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues................    $66,829    $12,999    $13,131     $  --     $92,959
                            -------    -------    -------     ------    -------
Costs and Operating Ex-
 penses:
 Cost of revenues.......     37,592      8,518      8,706       (479)    54,337
 Selling, general and
  administrative ex-
  penses................     13,695      2,901      2,705        544     19,845
 Research and develop-
  ment expenses.........      8,170      2,122        533        --      10,825
                            -------    -------    -------     ------    -------
                             59,457     13,541     11,944         65     85,007
                            -------    -------    -------     ------    -------
Operating Income
 (Loss).................      7,372       (542)     1,187        (65)     7,952
Interest Income.........        440          5        --        (369)        76
Interest Expense........       (872)       (26)      (273)        63     (1,108)
Other Income (Expense),
 Net....................         35         39       (169)       --         (95)
                            -------    -------    -------     ------    -------
Income (Loss) Before In-
 come Taxes.............      6,975       (524)       745       (371)     6,825
Income Tax Provision
 (Benefit) .............      3,241       (149)        13         42      3,147
                            -------    -------    -------     ------    -------
Net Income (Loss).......    $ 3,734    $  (375)   $   732     $ (413)   $ 3,678
                            =======    =======    =======     ======    =======
Earnings per Share......    $   .17                                     $   .15
                            =======                                     =======
Weighted Average
 Shares.................     21,547                            3,153     24,700
                            =======                           ======    =======

                           TREX MEDICAL CORPORATION

                  PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              MARCH 30, 1996
                                  (UNAUDITED)

  The following unaudited pro forma combined condensed balance sheet sets forth the financial position as of March 30, 1996, to reflect the acquisitions of XRE and Continental as if the acquisitions had occurred on March 30, 1996. This statement should be read in conjunction with the accompanying notes, the pro forma combined condensed statements of income and the respective historical financial statements and related notes of the Company, XRE and Continental appearing elsewhere in this Prospectus.

                                    HISTORICAL                  PRO FORMA
                         --------------------------------- --------------------
                         TREX MEDICAL   XRE    CONTINENTAL ADJUSTMENTS COMBINED
                         ------------ -------  ----------- ----------- --------
                                            (IN THOUSANDS)
         ASSETS
Current Assets:
 Cash and cash equiva-
  lents.................   $ 19,245   $    51    $    36    $(17,000)  $  2,332
 Accounts receivable,
  net...................     18,936     2,698      4,335         --      25,969
 Inventories............     18,615     8,511      5,910       1,417     34,453
 Other current assets...      5,813       517         59         --       6,389
                           --------   -------    -------    --------   --------
                             62,609    11,777     10,340     (15,583)    69,143
                           --------   -------    -------    --------   --------
Property, Plant and
 Equipment, at Cost,
 Net....................      8,628     2,376      1,905         --      12,909
                           --------   -------    -------    --------   --------
Other Assets............        --        414         60         --         474
                           --------   -------    -------    --------   --------
Cost in Excess of Net
 Assets of Acquired
 Companies..............     58,338       --         --       20,431     78,769
                           --------   -------    -------    --------   --------
                           $129,575   $14,567    $12,305    $  4,848   $161,295
                           ========   =======    =======    ========   ========
LIABILITIES AND SHAREHOLDERS' INVEST-
                 MENT
Current Liabilities:
 Notes payable..........   $    --    $   --     $ 3,637    $ (3,637)  $    --
 Note payable to Thermo
  Electron Corpora-
  tion .................        --        --         --       18,200     18,200
 Current maturities of
  long-term obliga-
  tions.................        --        108        263        (263)       108
 Accounts payable.......      7,671     3,227      2,838         --      13,736
 Other accrued ex-
  penses................     19,383     2,622        631         --      22,636
 Due to affiliates......        --         32        --          --          32
 Deferred revenue.......        --      3,805        --          --       3,805
                           --------   -------    -------    --------   --------
                             27,054     9,794      7,369      14,300     58,517
                           --------   -------    -------    --------   --------
Deferred Income Taxes...         89       --         --          --          89
                           --------   -------    -------    --------   --------
Long-term Obligations:
 Subordinated
  convertible note, due
  to parent company.....     39,000       --         --          --      39,000
 Other..................        --        236      1,773      (1,773)       236
                           --------   -------    -------    --------   --------
                             39,000       236      1,773      (1,773)    39,236
                           --------   -------    -------    --------   --------
Minority Interest.......        --         21        --          --          21
                           --------   -------    -------    --------   --------
Shareholders' Invest-
 ment:
 Common stock...........        222       608      1,093      (1,701)       222
 Capital in excess of
  par value.............     59,476     3,783         64      (3,847)    59,476
 Retained earnings......      3,734       491      2,006      (2,497)     3,734
 Treasury stock.........        --       (366)       --          366        --
                           --------   -------    -------    --------   --------
                             63,432     4,516      3,163      (7,679)    63,432
                           --------   -------    -------    --------   --------
                           $129,575   $14,567    $12,305    $  4,848   $161,295
                           ========   =======    =======    ========   ========

                            TREX MEDICAL CORPORATION

           NOTES TO PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1--PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995 (IN THOUSANDS, EXCEPT IN TEXT)

                                                                 DEBIT (CREDIT)
                                                                 --------------
COST OF REVENUES
Increase of $479,000, $1,150,000 and $267,000 in the work in process and finished goods inventories of Bennett, XRE and
 Continental, respectively, to the estimated selling price,
 less the sum of the costs of disposal and a reasonable profit
 allowance for the Company's selling efforts...................     $ 1,896
                                                                    -------
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Service fee of 1.20% of the revenues of Bennett, XRE and Conti-
 nental for services provided under a services agreement be-
 tween the Company and Thermo Electron.........................         851
Amortization over 40 years of $37,496,000, $11,334,000 and
 $9,097,000 of cost in excess of net assets of acquired compa-
 nies created by the acquisitions of Bennett, XRE and Continen-
 tal, respectively.............................................       1,047
                                                                    -------
                                                                      1,898
                                                                    -------
INTEREST EXPENSE
Record interest expense on the $42,000,000 principal amount
 4.2% subordinated convertible note issued to ThermoTrex, net of $3,000,000 principal amount converted into common stock by
 ThermoTrex....................................................       1,228
                                                                    -------
INCOME TAX PROVISION (BENEFIT)
Income tax benefit associated with the adjustments above
 (excluding amortization of cost in excess of net assets of
 acquired companies), calculated at the Company's statutory
 income tax rate of 40%........................................      (1,590)
Income tax provision associated with XRE's and Continental's earnings, calculated at the Company's statutory income tax
 rate of 40%...................................................         263
                                                                    -------
                                                                     (1,327)
                                                                    -------
WEIGHTED AVERAGE SHARES
Increase in weighted average shares outstanding due to the
 assumed issuance on January 1, 1995 of 1,862,000, 2,400,000 and 254,452 shares of the Company's common stock from its
 November 1995 private placement, its proposed Underwritten
 Public Offering and the assumed conversion of $3,000,000
 principal amount of the 4.2% subordinated convertible note by
 ThermoTrex, respectively

                            TREX MEDICAL CORPORATION

                                  (UNAUDITED)

NOTE 2--PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME FOR THE SIX MONTHS ENDED MARCH 30, 1996 (IN THOUSANDS, EXCEPT IN
      TEXT)

                                                                 DEBIT (CREDIT)
                                                                 --------------
COST OF REVENUES
Reversal of the adjustment to record Bennett's inventory at
 estimated selling price, less the sum of the costs of disposal and a reasonable profit allowance for the Company's selling
 efforts.......................................................      $(479)
                                                                     -----
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
Service fee of 1.20% for the three month period ended December
 30, 1995 and 1.0% for the three month period ended March 30,
 1996 of the revenues of XRE and Continental for services
 provided under a services agreement between the Company and
 Thermo Electron...............................................        289
Amortization over 40 years of cost in excess of net assets of acquired companies created by the acquisitions of XRE and
 Continental...................................................        255
                                                                     -----
                                                                       544
                                                                     -----
INTEREST INCOME
Decrease in interest income due to the $17,000,000 cash payment to acquire XRE, calculated at an average interest rate of
 5.94%.........................................................        369
                                                                     -----
INTEREST EXPENSE
Decrease in interest expense on the $42,000,000 principal
 amount 4.2% subordinated convertible note issued to
 ThermoTrex, due to the assumed conversion by ThermoTrex on
 January 1, 1995 of $3,000,000 principal amount into common
 stock.........................................................        (63)
                                                                     -----
INCOME TAX PROVISION (BENEFIT)
Income tax benefit associated with the adjustments above
 (excluding amortization of cost in excess of net assets of
 acquired companies), calculated at the Company's statutory
 income tax rate of 40%........................................        (46)
Net income tax provision associated with XRE's loss and
 Continental's earnings, calculated at the Company's statutory
 income tax rate of 40%........................................         88
                                                                     -----
                                                                        42
                                                                     -----
WEIGHTED AVERAGE SHARES
Increase in weighted average shares outstanding due to the
 assumed issuance on January 1,
 1995 of 1,862,000, 2,400,000, and 254,452 shares of the
 Company's common stock from
 its November 1995 private placement, its proposed Underwritten
 Public Offering and the
 assumed conversion of $3,000,000 principal amount of the 4.2%
 subordinated convertible
 note by ThermoTrex, respectively

                         TREX MEDICAL CORPORATION

      NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS--(CONCLUDED)

                                (UNAUDITED)

NOTE 3--PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED BALANCE SHEET (IN THOUSANDS, EXCEPT IN TEXT)

                                                                  DEBIT (CREDIT)
                                                                  --------------
CASH AND CASH EQUIVALENTS
Cash payments to acquire XRE and Continental....................     $(35,200)
Proceeds from the issuance of note payable to Thermo Electron
 Corporation....................................................       18,200
                                                                     --------
                                                                      (17,000)
                                                                     --------
INVENTORIES
Increase of $1,150,000 and $267,000 in the work in process and finished goods inventories of XRE and Continental,
 respectively, to the estimated selling price, less the sum of the costs of disposal and a reasonable profit allowance for the
 Company's selling efforts......................................        1,417
                                                                     --------
COST IN EXCESS OF NET ASSETS OF ACQUIRED COMPANIES
Excess of $11,334,000 and $9,097,000 of cost over the fair value of the net assets acquired of XRE and Continental, respective-
 ly.............................................................       20,431
                                                                     --------
NOTES PAYABLE
Decrease in notes payable due to the repayment of Continental
 debt by the Company............................................        3,637
                                                                     --------
NOTE PAYABLE TO THERMO ELECTRON CORPORATION
Record note payable to Thermo Electron Corporation to finance
 the acquisition of Continental.................................      (18,200)
                                                                     --------
CURRENT MATURITIES OF LONG-TERM OBLIGATIONS
Decrease in current maturities of long-term obligations due to
 the repayment of Continental debt by the Company...............          263
                                                                     --------
LONG-TERM OBLIGATIONS
Decrease in other long-term obligations due to the repayment of
 Continental debt by the Company................................        1,773
                                                                     --------
SHAREHOLDERS' INVESTMENT
Elimination of XRE's and Continental's equity accounts..........        7,679
                                                                     --------

     The picture at the upper right-hand side of the page illustrates two seated laboratory technicians with their hands at the controls of the Company's Lorad Sterotactic Needle Biopsy System, which consists of a vertical floor-mounted platform supporting the rotatable needle-biopsy apparatus, as well as a horizontal platform which sits above the apparatus, upon which a patient lays in a prone position.

     The picture at the middle left-hand side of the page illustrates two X-ray systems that are attached to vertical, floor-mounted bases. A patient is standing up against the X-ray apparatus on the left-hand side of the photograph, and a patient table with the Bennett logo is shown in the foreground in front of the X-ray apparatus on the right-hand side of the page.

     The picture at the lower right-hand side of the page illustrates a patient table, above which is a moveable, rotatable X-ray apparatus suspended from a platform which is mounted to the ceiling. Two large, flexible tubes are shown running from the X-ray apparatus toward the wall, and another system component is shown between the patient table and the wall.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

 NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFOR-MATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDIC-TION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIV-ERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUM-STANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS COR-RECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                               ----------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
Prospectus Summary.......................................................    3
Risk Factors.............................................................    9
The Company..............................................................   15
The Rights Offering......................................................   15
Use of Proceeds..........................................................   20
Dividend Policy..........................................................   20
Capitalization...........................................................   21
Dilution.................................................................   22
Selected Financial Information...........................................   24
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   25
Business.................................................................   28
Relationship and Potential Conflicts of Interest with Thermo Electron and
 ThermoTrex..............................................................   42
Management...............................................................   46
Security Ownership of Certain Beneficial Owners and Management...........   53
Description of Capital Stock.............................................   55
Shares Eligible for Future Sale..........................................   55
Legal Opinions...........................................................   57
Experts..................................................................   57
Additional Information...................................................   57
Reports to Security Holders..............................................   57
Index to Consolidated Financial Statements...............................  F-1

                               ----------------
 UNTIL , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EF-FECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDI-TION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDER-WRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                1,250,000 Shares

                            TREX MEDICAL CORPORATION

                                  Common Stock


                               ----------------

                                   PROSPECTUS
                                       , 1996
                               ----------------


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimates except for the Securities and Exchange Commission (the "Commission") registration fee.

   Securities and Exchange Commission registration fee................. $ 6,897
   Legal fees and expenses.............................................   5,000
   Accounting fees and expenses........................................   1,000
   Printing and engraving expenses.....................................  10,000
   Subscription agent fees.............................................   5,000
   Miscellaneous.......................................................   2,103
                                                                        -------
     Total............................................................. $30,000
                                                                        =======

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Delaware General Corporation Law and the Registrant's Certificate of Incorporation and By-Laws limit the monetary liability of directors to the Registrant and to its shareholders and provide for indemnification of the Registrant's officers and directors for liabilities and expenses that they may incur in such capacities. In general, officers and directors are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. The Registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law. Reference is made to the Registrant's Certificate of Incorporation, By-Laws and form of Indemnification Agreement for Officers and Directors incorporated by reference as Exhibits 3.1, 3.2 and 10.18 hereto, respectively.

  Thermo Electron has an insurance policy which insures the directors and officers of Thermo Electron and its subsidiaries, including the Registrant, against certain liabilities which might be incurred in connection with the performance of their duties.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  On October 2, 1995, ThermoTrex transferred to the Registrant all outstanding capital stock of its Bennett X-Ray Corporation subsidiary in exchange for a $42,000,000 principal amount subordinated convertible note due 2000. Exemption from registration for this transaction is claimed under Section 4(2) of the Securities Act.

  On October 16, 1995, ThermoTrex contributed all of the assets and liabilities relating to its Lorad division and its Sonic CT system to the Registrant in exchange for 20,000,000 shares of Common Stock. Exemption for registration for this transaction is claimed under Section 4(2) of the Securities Act.

  On November 22, 1995 and November 30, 1995 the Registrant sold an aggregate of 1,862,000 shares of Common Stock to 159 accredited investors pursuant to Regulation D of the Commission promulgated under the Securities Act.

  On January 31, 1996, the Registrant sold 100,000 shares of Common Stock to an accredited investor pursuant to Regulation D of the Commission promulgated under the Securities Act.

  From September 27, 1995 (the date of the Registrant's incorporation) through March 27, 1996, the Registrant granted options under its stock-based compensation plans to purchase an aggregate of 1,161,000 shares of Common Stock at a weighted average exercise price of $10.96 per share. None of these options have been exercised. Exemption from registration for these grants is claimed under Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

  (A) EXHIBITS

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
   *3.1      Certificate of Incorporation, as amended, of the Registrant.
   *3.2      By-Laws of the Registrant.
    4.1      Specimen Common Stock Certificate.
   *4.2      $42,000,000 Subordinated Convertible Note due 2000 of the
             Registrant issued to ThermoTrex.
    4.3      Specimen Rights Certificate.
    5        Opinion of Seth H. Hoogasian, Esq. with respect to the validity of the securities being offered.
  *10.1      Corporate Services Agreement dated as of September 27, 1995 between Thermo Electron Corporation ("Thermo Electron") and the
             Registrant.
   10.2      Thermo Electron Corporate Charter, as amended and restated
             effective January 3, 1993 (incorporated by reference herein form
             Exhibit 10.1 to Thermo Electron's Annual Report on form 10-K for the fiscal year ended January 2, 1993 (File No. 1-8002)).
  *10.3      Tax Allocation Agreement dated as of September 27, 1995 between
             Thermo Electron and the Registrant.
  *10.4      Master Repurchase Agreement dated as of September 27, 1995 between
             Thermo Electron and the Registrant.
  *10.5      Master Guarantee Reimbursement Agreement dated as of September 27,
             1995 between Thermo Electron and the Registrant.
  *10.6      Master Guarantee Reimbursement Agreement dated as of September 27,
             1995 between ThermoTrex and the Registrant.
 *+10.7      OEM Agreement between Philips Medical Systems North American
             Company and Lorad dated as of November 2, 1993.
 *+10.8      OEM Agreement between Philips Medical Systems North American
             Company and ThermoTrex dated November 17, 1993.
 *+10.9      Purchase Agreement between General Electric Company and Bennett dated November 17, 1994.
 *+10.10     Agreement between Philips Medizin Systeme Unternehmensbereich der
             Philips GmbH and Bennett dated February 12, 1992.
 *+10.11     Distributor Agreement between ThermoTrex and US Surgical
             Corporation dated October 20, 1995, as amended.
  *10.12     Note Purchase and Sale Agreement dated as of October 2, 1995 between ThermoTrex and the Registrant.
   10.13     Lease dated as of September 15, 1995, by and among ThermoTrex and
             BK Realty Associates, L.P. and Calrob Realty Associates (filed as
             Exhibit 10.26 to ThermoTrex's Annual Report on Form
             10-K for the fiscal year ended September 30, 1995 [File No. 1-
             10791] and incorporated herein by reference).
  *10.14     Lease dated as of December 20, 1995, between Melvyn J. Powers and
             Mary P. Powers D/B/A M&M Realty and Lorad, as amended.
  *10.15     Equity Incentive Plan of the Registrant.
  *10.16     Deferred Compensation Plan for Directors of the Registrant.
  *10.17     Directors Stock Option Plan of the Registrant.

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 *10.18      Form of Indemnification Agreement for Officers and Directors.
             In addition to the stock-based compensation plans of the
             Registrant, the executive officers of the Registrant may be granted awards under stock-based compensation plans of the
             Registrant's parent, Thermo Electron Corporation, and its
             subsidiaries, for services rendered to the Registrant or to such affiliated corporations. Such plans are listed under Exhibits
             10.19-10.74.
  10.19      Thermo Electron Corporation Incentive Stock Option Plan (filed as
             Exhibit 4(d) to Thermo Electron's Registration Statement on Form
             S-8 [Reg. No. 33-8993] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the Thermo Electron Nonqualified Stock Option Plan is
             9,035,156 shares, after adjustment to reflect share increases approved in 1984 and 1986, share decrease approved in 1989, and 3-
             for-2 stock splits effected in October 1986, October 1993 and May
             1995).
  10.20      Thermo Electron Corporation Nonqualified Stock Option Plan (filed as Exhibit 4(e) to Thermo Electron's Registration Statement on
             Form S-8 [Reg. No. 33-8993] and incorporated herein by reference).
             (Plan amended in 1984 to extend expiration date to December 14,
             1994; maximum number of shares issuable in the aggregate under this plan and the Thermo Electron Incentive Stock Option Plan is
             9,035,156 shares, after adjustment to reflect share increases approved in 1984 and 1986, share decrease approved in 1989, and 3-
             for-2 stock splits effected in October 1986, October 1993 and May
             1995).
  10.21      Thermo Electron Corporation Equity Incentive Plan (filed as
             Exhibit 10.1 to Thermo Electron's Quarterly Report on Form 10-Q
             for the quarter ended July 2, 1994 [File No. 1-8002] and
             incorporated herein by reference). (Plan amended in 1989 to restrict exercise price for SEC reporting persons to not less than
             50% of fair market value or par value; maximum number of shares issuable is 7,050,000 shares, after adjustment to reflect 3-for-2 stock splits effected in October 1993 and May 1995 and share increase approved in 1994).
  10.22      Thermo Electron Corporation--Thermedics Inc. Nonqualified Stock
             Option Plan (filed as Exhibit 4 to a Registration Statement on
             Form S-8 of Thermedics [Reg. No. 2-93747] and incorporated herein by reference). (Maximum number of shares issuable is 450,000 shares, after adjustment to reflect share increase approved in
             1988, 5-for-4 stock split effected in January 1985, 4-for-3 stock split effected in September 1985, and 3-for-2 stock splits effected in October 1986 and November 1993).
  10.23      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified Stock
             Option Plan (filed as Exhibit 4(c) to a Registration Statement on
             Form S-8 of Thermo Instrument [Reg. No. 33-8034] and incorporated herein by reference). (Maximum number of shares issuable is
             421,875 shares, after adjustment to reflect 3-for-2 stock splits effected in July 1993 and April 1995 and a 5-for-4 stock split effected in December 1995).
  10.24      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified Stock
             Option Plan (filed as Exhibit 10.12 to Thermo Electron's Annual
             Report on Form 10-K for the fiscal year ended January 3, 1987
             [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 600,285 shares, after adjustment to reflect share increase approved in 1988 and 3-for-2 stock splits effected in January 1988, July 1993 and April 1995 and a 5-for-4
             stock split effected in December 1995).
  10.25      Thermo Electron Corporation--Thermo Terra Tech Inc. (formerly
             Thermo Process Systems Inc.) Nonqualified Stock Option Plan (filed as Exhibit 10.13 to Thermo Electron's Annual Report on Form 10-K
             for the fiscal year ended January 3, 1987 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 108,000 shares, after adjustment to reflect 6-for-5 stock splits effected in July 1988 and March 1989, and 3-for-2 stock split effected in September 1989).
  10.26      Thermo Electron Corporation--Thermo Power Corporation (formerly
             Tecogen Inc.) Nonqualified Stock Option Plan (filed as Exhibit
             10.14 to Thermo Electron's Annual Report on Form 10-K for the
             fiscal year ended January 3, 1987 [File No. 1-8002] and
             incorporated herein by reference). (Amended in September 1995 to extend the plan expiration date to December 31, 2005).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.27       Thermo Electron Corporation--Thermo Cardiosystems Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.11 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year ended
             December 29, 1990 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 130,500 shares, after adjustment to reflect share increases approved in 1990 and
             1992, 3-for-2 stock split effected in January 1990, 5-for-4 stock split effected in May 1990 and 2-for-1 stock split effected in
             November 1993).
 10.28       Thermo Electron Corporation--Thermo Ecotek Corporation (formerly
             Thermo Energy Systems Corporation) Nonqualified Stock Option Plan
             (filed as Exhibit 10.12 to Thermo Electron's Annual Report on Form
             10-K for the fiscal year ended December 29, 1990 [File No. 1-8002]
             and incorporated hereby by reference).
 10.29       Thermo Electron Corporation--ThermoTrex Corporation (formerly
             Thermo Electron Technologies Corporation) Nonqualified Stock
             Option Plan (filed as Exhibit 10.13 to Thermo Electron's Annual
             Report on Form 10-K for the fiscal year ended December 29, 1990
             [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 180,000 shares, after adjustment to reflect 3-for-2 stock split effected in October 1993).
 10.30       Thermo Electron Corporation--Thermo Fibertek Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.14 to Thermo Electron's
             Annual Report on Form 10-K for the fiscal year ended December 28,
             1991 [File No. 1-8002] and incorporated herein by reference).
             (Maximum number of shares issuable is 600,000 shares, after adjustment to reflect 2-for-1 stock split effected in September
             1992 and 3-for-2 stock split effected in September 1995).
 10.31       Thermo Electron Corporation--Thermo Voltek Corp. (formerly
             Universal Voltronics Corp.) Nonqualified Stock Option Plan (filed as Exhibit 10.17 to Thermo Electron's Annual Report on Form 10-K
             for the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable is 57,500 shares after adjustment to reflect 3-for-2 stock split effected in November 1993 and share increase approved in September 1995).
 10.32       Thermo Electron Corporation--Thermo BioAnalysis Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.31 to Thermo
             Power's Annual Report on Form 10-K for the fiscal year ended
             September 30, 1995 [File No. 1-10573] incorporated herein by reference).
 10.33       Thermo Electron Corporation--ThermoLyte Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.32 to Thermo Power's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1995
             [File No. 1-10573] and incorporated herein by reference).
 10.34       Thermo Electron Corporation--Thermo Remediation Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.33 to Thermo Power's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1995
             [File No. 1-10573] and incorporated herein by reference).
 10.35       Thermo Electron Corporation--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.34 to Thermo
             Power's Annual Report on Form 10-K for the fiscal year ended
             September 30, 1995 [File No. 1-10573] and incorporated herein by reference).
 10.36       Thermo Electron Corporation--ThermoLase Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.35 to Thermo Power's Annual
             Report on Form 10-K for the fiscal year ended September 30, 1995
             [File No. 1-10573] and incorporated herein by reference).
 10.37       Thermo Electron Corporation--ThermoQuest Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.41 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.38       Thermo Electron Corporation--Thermo Optek Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.42 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.39       Thermo Electron Corporation--Thermo Sentron Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.43 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.40       Thermo Electron Corporation--Trex Medical Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.44 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.41       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Incentive Stock Option Plan (filed as Exhibit 10.18 to Thermo Electron's Annual Report on Form 10-K for the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Ecotek Nonqualified Stock
             Option Plan is 900,000 shares, after adjustment to reflect share increase approved in December 1993).
 10.42       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Nonqualified Stock Option Plan (filed as Exhibit
             10.19 to Thermo Electron's Annual Report on Form 10-K for the
             fiscal year ended January 2, 1993 [File No. 1-8001] and
             incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Ecotek
             Incentive Stock Option Plan is 900,000 shares, after adjustment to reflect share increase approved in December 1993).
 10.43       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Equity Incentive Plan (filed as Exhibit 10.39 to
             Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference).
 10.44       Thermedics Inc. Incentive Stock Option Plan (filed as Exhibit
             10(d) to Thermedics' Registration Statement on Form S-1 [Reg. No.
             33-84380) and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             Thermedics Nonqualified Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and
             1992, 5-for-4 stock split effected in January 1985, 4-for-3 stock split effected in September 1985, and 3-for-2 stock splits effected in October 1986 and November 1993).
 10.45       Thermedics Inc. Nonqualified Stock Option Plan (filed as Exhibit
             10(e) to Thermedics' Registration Statement on Form S-1 [Reg. No.
             33-84380) and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             Thermedics Incentive Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and 1992,
             5-for-4 stock split effected in January 1985, 4-for-3 stock split effected in September 1985, and 3-for-2 stock splits effected in
             October 1986 and November 1993).
 10.46       Thermedics Inc. Equity Incentive Plan (filed as Appendix A to the
             Proxy Statement dated May 10, 1993 of Thermedics [File No. 1-9567]
             and incorporated herein by reference). (Maximum number of shares issuable is 1,500,000, after adjustment to reflect 3-for-2 stock split effected in November 1993).
 10.47       Thermedics Inc.--Thermo Sentron Inc. Nonqualified Stock Option
             Plan (filed as Exhibit 10.51 to Thermo Cardiosystems Annual Report on Form 10-K for the fiscal year ended December 30, 1995 [File No.
             1-10114] and incorporated herein by reference).
 10.48       Thermedics Inc.--Thermedics Detection Inc. Nonqualified Stock
             Option Plan (filed as Exhibit 10.20 to Thermo Electron's Annual
             Report on Form 10-K for the fiscal year ended January 2, 1993
             [File No. 1-8002] and incorporated herein by reference).
 10.49       Thermedics Detection Inc.--Equity Incentive Plan (fiuled as
             Exhibit 10.69 to Thermo Instrument's Annual Report on Form 10-K
             for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.50       Thermo Cardiosystems Inc. Incentive Stock Option Plan (filed as
             Exhibit 10(f) to Thermo Cardiosystems' Registration Statement on
             Form S-1 [Reg. No. 33-25144] and incorporated herein by
             reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Cardiosystems Nonqualified Stock
             Option Plan is 1,143,750 shares, after adjustment to reflect share increase approved in 1992, 3-for-2 stock split effected in January
             1990, 5-for-4 stock split effected in May 1990 and 2-for-1 stock split effected in November 1993).
 10.51       Thermo Cardiosystems Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(g) to Thermo Cardiosystems' Registration Statement on
             Form S-1 [Reg. No. 33-25144] and incorporated herein by
             reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Cardiosystems Incentive Stock
             Option Plan is 1,143,750 shares, after adjustment to reflect share increase approved in 1992, 3-for-2 stock split effected in January
             1990, 5-for-4 stock split effected in May 1990 and 2-for-1 stock split effected in November 1993).
 10.52       Thermo Cardiosystems Inc. Equity Incentive Plan (filed as Exhibit
             10.46 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference).
 10.53       Thermo Voltek Corp. (formerly Universal Voltronics Corp.) 1985
             Stock Option Plan (filed as Exhibit 10.14 to Thermo Voltek's
             Annual Report on Form 10-K for the fiscal year ended June 30, 1985
             [File No. 0-8245] and incorporated herein by reference). (Maximum number of shares issuable is 200,000 shares, after adjustment to reflect 1-for-3 reverse stock split effected in November 1992 and
             3-for-2 stock split effected in November 1993).
 10.54       Thermo Voltek Corp. (formerly Universal Voltronics Corp.) 1990
             Stock Option Plan (filed as Exhibit 10.2 to Thermo Voltek's Annual
             Report on Form 10-K for the fiscal year ended June 30, 1990 [File
             No. 1-10574] and incorporated herein by reference). (Maximum number of shares issuable is 400,000 shares, after adjustment to reflect share increases in 1993 and 1994. 1-for-3 reverse stock split effected in November 1992, and 3-for-2 stock split effected in November 1993).
 10.55       Thermo Voltek Corp. Equity Incentive Plan (filed as Exhibit 10.49 to Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference).
 10.56       Thermo Instrument Systems Inc. Incentive Stock Option Plan (filed as Exhibit 10(c) to Thermo Instrument's Registration Statement on
             Form S-1 [Reg. No. 33-6762] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the Thermo Instrument Nonqualified Stock Option Plan is
             2,812,500 shares, after adjustment to reflect share increase approved in 1990 and 3-for-2 stock splits effected in January
             1988, July 1993 and April 1995 and 5-for-4 stock split effected in
             December 1995).
 10.57       Thermo Instrument Systems Inc. Nonqualified Stock Option Plan
             (filed as Exhibit 10(d) to Thermo Instrument's Registration
             Statement on Form S-1 [Reg. No. 33-6762] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Instrument Incentive Stock Option
             Plan is 2,812,500 shares, after adjustment to reflect share increase approved in 1990 and 3-for-2 stock splits effected in
             January 1988, July 1993 and April 1995 and 5-for-4 stock split effected in December 1995).
 10.58       Thermo Instrument Systems Inc. Equity Incentive Plan (filed as
             Appendix A to the Proxy Statement dated April 27, 1993 of Thermo
             Instrument [File No. 1-9786] and incorporated herein by
             reference). (Maximum number of shares issuable is 4,031,250 shares, after adjustment to reflect share increase approved in
             December 1993 and 3-for-2 stock split effected in July 1993 and
             April 1995 and 5-for-4 stock split effected in December 1995).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.59       Thermo Instrument Systems Inc. (formerly Thermo Environmental
             Corporation) Incentive Stock Option Plan (filed as Exhibit 10(d)
             to Thermo Environmental's Registration Statement on Form S-1 [Reg.
             No. 33-329] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo
             Instrument (formerly Thermo Environmental Corporation)
             Nonqualified Stock Option Plan is 1,160,156 shares, after
             adjustment to reflect share increase approved in 1987 and 3-for-2 stock splits effected in July 1993 and April 1995 and 5-for-4 stock split effected in December 1995).
 10.60       Thermo Instrument Systems Inc. (formerly Thermo Environmental
             Corporation) Nonqualified Stock Option Plan (filed as Exhibit
             10(e) to Thermo Environmental's Registration Statement on Form S-1
             [Reg. No. 33-329] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             Thermo Instrument (formerly Thermo Environmental Corporation)
             Incentive Stock Option Plan is 1,160,156 shares, after adjustment to reflect share increase approved in 1987 and 3-for-2 splits effected in July 1993 and April 1995 and 5-for-4 stock split effected in December 1995).
 10.61       Thermo Instrument Systems Inc.--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.51 to Thermo
             Instrument's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1994 [File No. 1-9786] and incorporated herein by reference).
 10.62       Thermo Instrument Systems Inc.--Thermo BioAnalysis Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.64 to Thermo
             Cardiosystems' Annual Report on Form 10-K for the fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.63       Thermo Instrument Systems Inc.--ThermoQuest Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.65 to Thermo
             Cardiosystems' Annual Report on Form 10-K for the fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.64       ThermoSpectra Corporation Equity Incentive Plan (filed as Exhibit
             10.52 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference).
 10.65       Thermo BioAnalysis Corporation Equity Incentive Plan (filed as
             Exhibit 10.67 to Thermo Cardiosystems' Annual Report on Form 10-K
             for the fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.66       Thermo Optek Corporation Equity Incentive Plan (filed as Exhibit
             10.68 to Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.67       ThermoQuest Corporation Equity Incentive Plan (filed as Exhibit
             10.69 to Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference).
 10.68       ThermoTrex Corporation (formerly Thermo Electron Technologies
             Corporation) Incentive Stock Option Plan (filed as Exhibit 10(h)
             to ThermoTrex's Registration Statement on Form S-1 [Reg. No. 33-
             40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the
             ThermoTrex Nonqualified Stock Option Plan is 1,945,000 shares, after adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993).
 10.69       ThermoTrex Corporation (formerly Thermo Electron Technologies
             Corporation) Nonqualified Stock Option Plan (filed as Exhibit
             10(i) to ThermoTrex's Registration Statement on Form S-1 [Reg. No.
             33-40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the
             ThermoTrex Nonqualified Stock Option Plan is 1,945,000 shares, after adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
 10.70       ThermoTrex Corporation-ThermoLase Corporation (formerly ThermoLase
             Inc.) Nonqualified Stock Option Plan (filed on Exhibit 10.53 to
             ThermoTrex Corporation's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 [File No. 1-10791] and incorporated herein by reference.
 10.71       ThermoTrex Corporation--Trex Medical Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.73 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).
 10.72       ThermoLase Corporation (formerly ThermoLase Inc.) Nonqualified
             Stock Option Plan (filed as Exhibit 10.54 to ThermoTrex's Annual
             Report on Form 10-K for the fiscal year ended January 1, 1994
             [File No. 1-10791] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the
             ThermoLase Incentive Stock Option Plan is 2,800,000 shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock splits effected in March 1994 and June 1995).
 10.73       ThermoLase Corporation (formerly ThermoLase Inc.) Incentive Stock
             Option Plan (filed as Exhibit 10.55 to ThermoTrex Corporation's
             Annual Report on Form 10-K for the fiscal year ended January 1,
             1994 [File No. 1-10791] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the ThermoLase Nonqualified Stock Option Plan is
             2,800,000 shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock splits effected in March 1994 and June 1995).
 10.74       ThermoLase Corporation Equity Incentive Plan (filed as Exhibit
             10.81 to Thermo TerraTech's Annual Report on Form 10-K for the
             fiscal year ended April 1, 1995 [File No. 1-9549] and incorporated herein by reference).
 10.75       Thermo Fibertek Inc. Incentive Stock Option Plan (filed as Exhibit
             10(k) to Thermo Fibertek's Registration Statement on Form S-1
             [Reg. No. 33-51172] and incorporated herein by reference.
 10.76       Thermo Fibertek Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(l) to Thermo Fibertek's Registration Statement on Form
             S-1 [Reg. No. 33-51172] and incorporated herein by reference.
 10.77       Thermo Fibertek Inc. Equity Incentive Plan (filed as Exhibit 10.60 to Thermo Instrument's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 [File No. 1-9786] and incorporated herein by reference.
 10.78       Thermo Power Corporation (formerly Tecogen Inc.) Incentive Stock
             Option Plan (filed as Exhibit 10(h) to Thermo Power's Quarterly
             Report on Form 10-Q for the quarter ended April 3, 1993 [Reg. No.
             33-10573] and incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo
             Power Nonqualified Stock Option Plan is 950,000 shares, after adjustment to reflect share increases approved in 1990, 1992 and
             1993).
 10.79       Thermo Power Corporation (formerly Tecogen Inc.) Nonqualified
             Stock Option Plan (filed as Exhibit 10(i) to Thermo Power's
             Quarterly Report on Form 10-Q for the quarter ended April 3, 1993
             [Reg. No. 33-10573] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under this plan and the Thermo Power Incentive Stock Option Plan is 950,000
             shares, after adjustment to reflect share increases approved in
             1990, 1992 and 1993).
 10.80       Thermo Power Corporation Equity Incentive Plan (filed as Exhibit
             10.63 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference).
 10.81       Thermo Power Corporation--ThermoLyte Corporation Nonqualified
             Stock Option Plan (filed as Exhibit 10.84 to Thermo Cardiosystems'
             Annual Report on Form 10-K for the fiscal year ended December 30,
             1995 [File No. 1-10114] and incorporated herein by reference).

 EXHIBIT NO.                       DESCRIPTION OF EXHIBIT
 -----------                       ----------------------
  10.82      ThermoLyte Corporation Equity Incentive Plan (filed as Exhibit
             10.71 to Thermo Power's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 [File No. 1-10573] and incorporated herein by reference).
  10.83      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)
             Incentive Stock Option Plan (filed as Exhibit 10(h) to Thermo
             Process' Registration Statement on Form S-1 [Reg. No. 33-6763] and
             incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo TerraTech
             Nonqualified Stock Option Plan is 1,850,000 shares, after
             adjustment to reflect share increases approved in 1987, 1989 and
             1992, 6-for-5 stock splits effected in July 1988 and March 1989 and 3-for-2 stock split effected in September 1989).
  10.84      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)
             Nonqualified Stock Option Plan (filed as Exhibit 10(i) to Thermo
             Process' Registration Statement on Form S-1 [Reg. No. 33-6763] and
             incorporated herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo TerraTech
             Incentive Stock Option Plan is 1,850,000 shares, after adjustment to reflect share increases approved in 1987, 1989 and 1992, 6-for-
             5 stock splits effected in July 1988 and March 1989 and 3-for-2 stock split effected in September 1989).
  10.85      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)
             Equity Incentive Plan (filed as Exhibit 10.63 to Thermedics'
             Annual Report on Form 10-K for the fiscal year ended January 1,
             1994 [File No. 1-9567] and incorporated herein by reference).
             (Maximum number of shares issuable is 1,750,000 shares, after adjustment to reflect share increase approved in 1994).
  10.86      Thermo TerraTech Inc. (formerly Thermo Process Systems Inc.)--
             Thermo Remediation Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(l) to Thermo Process' Quarterly Report on Form 10-Q for
             the fiscal quarter ended January 1, 1994 [File No. 1-9549] and incorporated herein by reference).
  10.87      Thermo Remediation Inc. Equity Incentive Plan (filed as Exhibit
             10.7 to Thermo Remediation's Registration Statement on Form S-1
             [Reg. No. 33-70544] and incorporated herein by reference).
  11         Computation of Earnings per Share
 *21         Subsidiaries of the Registrant
  23.1       Consent of Arthur Andersen LLP
  23.2       Consent of Arthur Andersen LLP
  23.3       Consent of Arthur Andersen LLP
  23.4       Consent of Topel Forman L.L.C.
  23.5       Consent of Seth H. Hoogasian, Esq. (included in Exhibit 5)
 *24         Power of Attorney
  27         Financial Data Schedule
  99.1       Form of Subscription Agency Agreement.
  99.2       Instructions as to use of Trex Medical Corporation Subscription
             Certificates and International Holder Subscription Forms.
  99.3       International Holder Subscription Form.
  99.4       Form of Letter to Trex Medical stockholders.
  99.5       Form of Letter to ThermoTrex stockholders.

- --------

* Previously filed.

+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.

  (B) FINANCIAL STATEMENT SCHEDULE

  The financial Statement Schedule as of September 30, 1995 and the Report of Independent Public Accountants on such schedule are included in this Registration Statement. All other schedules are omitted because they are not applicable or are not required under Regulation S-X.

ITEM 17. UNDERTAKINGS


  (a) The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Certificate of Incorporation and By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Danbury, Connecticut, on this 7th day of May, 1996.

                                          TREX MEDICAL CORPORATION

                                                          *
                                            By:________________________________
                                                  Hal Kirshner
                                                  Chief Executive Officer,
                                                  President and Director

                                SIGNATURES

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                        TITLE                 DATE
                                       Chief Executive
               *                        Officer, President       May 7, 1996
_____________________________________   and Director
            HAL KIRSHNER                (Principal
                                        Executive Officer)

                                       Vice President, Chief
               *                        Accounting Officer       May 7, 1996
_____________________________________   and Director
         JOHN N. HATSOPOULOS            (Principal
                                        Financial Officer)

                                       Chief Accounting
               *                        Officer (Principal       May 7, 1996
_____________________________________   Accounting Officer)
          PAUL F. KELLEHER

                                       Director
               *                                                 May 7, 1996
_____________________________________
      DR. ELIAS P. GYFTOPOULOS


                                       Director
               *                                                 May 7, 1996
_____________________________________
          ROBERT C. HOWARD


              SIGNATURE                         TITLE                DATE
                                        Director
               *                                                 May 7, 1996
_____________________________________
            EARL R. LEWIS

                                        Director
               *                                                 May 7, 1996
_____________________________________
        DR. JAMES W. MAY JR.

                                        Director
               *                                                 May 7, 1996
_____________________________________
          HUTHAM S. OLAYAN

                                        Director
               *                                                 May 7, 1996
_____________________________________
        ANTHONY J. PELLEGRINO

                                        Director
               *                                                 May 7, 1996
_____________________________________
            FIROOZ RUFEH

                                        Director
               *                                                 May 7, 1996
_____________________________________
           KENNETH Y. TANG

                                        Director and
               *                         Chairman of the         May 7, 1996
_____________________________________    Board
          GARY S. WEINSTEIN

    /s/ Jonathan W. Painter

*By:____________________________
      Jonathan W. Painter

        Attorney-in-Fact


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Trex Medical Corporation:

  We have audited in accordance with generally accepted auditing standards the consolidated balance sheet of Trex Medical Corporation and subsidiaries as of December 31, 1994 and September 30, 1995, and the related consolidated statements of income, cash flows and shareholders' investment for the years ended January 1, 1994 and December 31, 1994 and for the nine months ended September 30, 1995. These financial statements have been included in Trex Medical Corporation's Form S-1 and we have issued our report thereon dated March 26, 1996 (except with respect to certain matters discussed in Note 9, as to which the date is May 6, 1996). Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Trex Medical Corporation's schedule of Valuation and Qualifying Accounts, included in Schedule II on page S-2, is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

                                          Arthur Andersen LLP

Boston, Massachusetts
March 26, 1996

                                                                    SCHEDULE II
                           TREX MEDICAL CORPORATION

                       VALUATION AND QUALIFYING ACCOUNTS
                                (IN THOUSANDS)

                                      BALANCE AT CHARGES TO            BALANCE
                                      BEGINNING  COSTS AND             AT END
                                      OF PERIOD   EXPENSES  OTHER (A) OF PERIOD
                                      ---------- ---------- --------- ---------
NINE MONTHS ENDED SEPTEMBER 30, 1995
  Allowance for Doubtful Accounts....    $525       $ 25      $320      $870
YEAR ENDED DECEMBER 31, 1994
  Allowance for Doubtful Accounts....    $350       $175      $--       $525
YEAR ENDED JANUARY 1, 1994
  Allowance for Doubtful Accounts....    $350       $--       $--       $350

- --------
(a) Allowance of business acquired during the year as described in Note 2 to Consolidated Financial Statements of the Company.

                                 EXHIBIT INDEX

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  *3.1       Certificate of Incorporation, as amended, of the
             Registrant.................................................
  *3.2       By-Laws of the Registrant..................................
   4.1       Specimen Common Stock Certificate..........................
  *4.2       $42,000,000 Subordinated Convertible Note due 2000 of the
             Registrant issued to ThermoTrex............................
   4.3       Specimen Rights Certificate................................
   5         Opinion of Seth H. Hoogasian, Esq. with respect to the
             validity of the securities being offered...................
  *10.1      Corporate Services Agreement dated as of September 27, 1995 between Thermo Electron Corporation ("Thermo Electron") and the Registrant.............................................
  10.2       Thermo Electron Corporate Charter, as amended and restated
             effective January 3, 1993 (incorporated by reference herein form Exhibit 10.1 to Thermo Electron's Annual Report on
             form 10-K for the fiscal year ended January 2, 1993 (File
             No. 1-8002))...............................................
  *10.3      Tax Allocation Agreement dated as of September 27, 1995
             between Thermo Electron and the Registrant.................
  *10.4      Master Repurchase Agreement dated as of September 27, 1995 between Thermo Electron and the Registrant.................
  *10.5      Master Guarantee Reimbursement Agreement dated as of
             September 27, 1995 between Thermo Electron and the
             Registrant.................................................
  *10.6      Master Guarantee Reimbursement Agreement dated as of
             September 27, 1995 between ThermoTrex and the Registrant...
 *+10.7      OEM Agreement between Philips Medical Systems North
             American Company and Lorad dated as of November 2, 1993....
 *+10.8      OEM Agreement between Philips Medical Systems North
             American Company and ThermoTrex dated November 17, 1993....
 *+10.9      Purchase Agreement between General Electric Company and
             Bennett dated November 17, 1994............................
 *+10.10     Agreement between Philips Medizin Systeme
             Unternehmensbereich der Philips GmbH and Bennett dated
             February 12, 1992..........................................
 *+10.11     Distributor Agreement between ThermoTrex and US Surgical
             Corporation dated October 20, 1995, as amended.............
  *10.12     Note Purchase and Sale Agreement dated as of October 2,
             1995 between ThermoTrex and the Registrant.................
  10.13      Lease dated as of September 15, 1995, by and among
             ThermoTrex and BK Realty Associates, L.P. and Calrob Realty
             Associates (filed as Exhibit 10.26 to ThermoTrex's Annual
             Report on Form 10-K for the fiscal year ended September 30,
             1995 [File No. 1-10791] and incorporated herein by
             reference).................................................
  *10.14     Lease dated as of December 20, 1995, between Melvyn J.
             Powers and Mary P. Powers D/B/A M&M Realty and Lorad, as
             amended....................................................
  *10.15     Equity Incentive Plan of the Registrant....................
  *10.16     Deferred Compensation Plan for Directors of the
             Registrant.................................................
  *10.17     Directors Stock Option Plan of the Registrant..............

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  *10.18     Form of Indemnification Agreement for Officers and
             Directors.
             In addition to the stock-based compensation plans of the
             Registrant, the executive officers of the Registrant may be granted awards under stock-based compensation plans of the
             Registrant's parent, Thermo Electron Corporation, and its
             subsidiaries, for services rendered to the Registrant or to such affiliated corporations. Such plans are listed under
             Exhibits 10.19-10.74 ......................................
  10.19      Thermo Electron Corporation Incentive Stock Option Plan
             (filed as Exhibit 4(d) to Thermo Electron's Registration
             Statement on Form S-8 [Reg. No. 33-8993] and incorporated
             herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Electron
             Nonqualified Stock Option Plan is 9,035,156 shares, after
             adjustment to reflect share increases approved in 1984 and
             1986, share decrease approved in 1989, and 3-for-2 stock
             splits effected in October 1986, October 1993 and May
             1995) .....................................................
  10.20      Thermo Electron Corporation Nonqualified Stock Option Plan
             (filed as Exhibit 4(e) to Thermo Electron's Registration
             Statement on Form S-8 [Reg. No. 33-8993] and incorporated
             herein by reference). (Plan amended in 1984 to extend
             expiration date to December 14, 1994; maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Electron Incentive Stock Option Plan is 9,035,156
             shares, after adjustment to reflect share increases
             approved in 1984 and 1986, share decrease approved in 1989, and 3-for-2 stock splits effected in October 1986, October
             1993 and May 1995) ........................................
  10.21      Thermo Electron Corporation Equity Incentive Plan (filed as
             Exhibit 10.1 to Thermo Electron's Quarterly Report on Form
             10-Q for the quarter ended July 2, 1994 [File No. 1-8002]
             and incorporated herein by reference). (Plan amended in
             1989 to restrict exercise price for SEC reporting persons
             to not less than 50% of fair market value or par value;
             maximum number of shares issuable is 7,050,000 shares,
             after adjustment to reflect 3-for-2 stock splits effected
             in October 1993 and May 1995 and share increase approved in
             1994) .....................................................
  10.22      Thermo Electron Corporation--Thermedics Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 4 to a Registration
             Statement on Form S-8 of Thermedics [Reg. No. 2-93747] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 450,000 shares, after adjustment to
             reflect share increase approved in 1988, 5-for-4 stock
             split effected in January 1985, 4-for-3 stock split
             effected in September 1985, and 3-for-2 stock splits
             effected in October 1986 and November 1993) ...............
  10.23      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified
             Stock Option Plan (filed as Exhibit 4(c) to a Registration
             Statement on Form S-8 of Thermo Instrument [Reg. No. 33-
             8034] and incorporated herein by reference). (Maximum
             number of shares issuable is 421,875 shares, after
             adjustment to reflect 3-for-2 stock splits effected in July
             1993 and April 1995 and a 5-for-4 stock split effected in
             December 1995) ............................................
  10.24      Thermo Electron Corporation--Thermo Instrument Systems Inc.
             (formerly Thermo Environmental Corporation) Nonqualified
             Stock Option Plan (filed as Exhibit 10.12 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year
             ended January 3, 1987 [File No. 1-8002] and incorporated
             herein by reference). (Maximum number of shares issuable is
             600,285 shares, after adjustment to reflect share increase approved in 1988 and  -for-2 stock splits effected in
             January 1988, July 1993 and April 1995 and a 5-for-4 stock split effected in December 1995)...........................
  10.25      Thermo Electron Corporation--Thermo Terra Tech Inc.
             (formerly Thermo Process Systems Inc.) Nonqualified Stock
             Option Plan (filed as Exhibit 10.13 to Thermo Electron's
             Annual Report on Form 10-K for the fiscal year ended
             January 3, 1987 [File No. 1-8002] and incorporated herein
             by reference). (Maximum number of shares issuable is
             108,000 shares, after adjustment to reflect 6-for-5 stock
             splits effected in July 1988 and March 1989, and 3-for-2
             stock split effected in September 1989) ...................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.26      Thermo Electron Corporation--Thermo Power Corporation
             (formerly Tecogen Inc.) Nonqualified Stock Option Plan
             (filed as Exhibit 10.14 to Thermo Electron's Annual Report on Form 10-K for the fiscal year ended January 3, 1987
             [File No. 1-8002] and incorporated herein by reference).
             (Amended in September 1995 to extend the plan expiration
             date to December 31, 2005) ................................
  10.27      Thermo Electron Corporation--Thermo Cardiosystems Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.11 to
             Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 29, 1990 [File No. 1-8002] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 130,500 shares, after adjustment to
             reflect share increases approved in 1990 and 1992, 3-for-2 stock split effected in January 1990, 5-for-4 stock split
             effected in May 1990 and 2-for-1 stock split effected in
             November 1993).............................................
  10.28      Thermo Electron Corporation--Thermo Ecotek Corporation
             (formerly Thermo Energy Systems Corporation) Nonqualified
             Stock Option Plan (filed as Exhibit 10.12 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year
             ended December 29, 1990 [File No. 1-8002] and incorporated hereby by reference) ......................................
  10.29      Thermo Electron Corporation--ThermoTrex Corporation
             (formerly Thermo Electron Technologies Corporation)
             Nonqualified Stock Option Plan (filed as Exhibit 10.13 to
             Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 29, 1990 [File No. 1-8002] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 180,000 shares, after adjustment to
             reflect 3-for-2 stock split effected in October 1993) .....
  10.30      Thermo Electron Corporation--Thermo Fibertek Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.14 to
             Thermo Electron's Annual Report on Form 10-K for the fiscal year ended December 28, 1991 [File No. 1-8002] and
             incorporated herein by reference). (Maximum number of
             shares issuable is 600,000 shares, after adjustment to
             reflect 2-for-1 stock split effected in September 1992 and
             3-for-2 stock split effected in September 1995) ...........
  10.31      Thermo Electron Corporation--Thermo Voltek Corp. (formerly
             Universal Voltronics Corp.) Nonqualified Stock Option Plan
             (filed as Exhibit 10.17 to Thermo Electron's Annual Report on Form 10-K for the fiscal year ended January 2, 1993
             [File No. 1-8002] and incorporated herein by reference).
             (Maximum number of shares issuable is 57,500 shares after
             adjustment to reflect 3-for-2 stock split effected in
             November 1993 and share increase approved in September
             1995) .....................................................
  10.32      Thermo Electron Corporation--Thermo BioAnalysis Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.31 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573]
             incorporated herein by reference) .........................
  10.33      Thermo Electron Corporation--ThermoLyte Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.32 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.34      Thermo Electron Corporation--Thermo Remediation Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.33 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.35      Thermo Electron Corporation--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.34 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.36      Thermo Electron Corporation--ThermoLase Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.35 to
             Thermo Power's Annual Report on Form 10-K for the fiscal
             year ended September 30, 1995 [File No. 1-10573] and
             incorporated herein by reference) .........................
  10.37      Thermo Electron Corporation--ThermoQuest Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.41 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
 10.38       Thermo Electron Corporation--Thermo Optek Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.42 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
 10.39       Thermo Electron Corporation--Thermo Sentron Inc.
             Nonqualified Stock Option Plan (filed as Exhibit 10.43 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
 10.40       Thermo Electron Corporation--Trex Medical Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.44 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
 10.41       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Incentive Stock Option Plan (filed as Exhibit
             10.18 to Thermo Electron's Annual Report on Form 10-K for
             the fiscal year ended January 2, 1993 [File No. 1-8002] and incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Ecotek Nonqualified Stock Option Plan is 900,000
             shares, after adjustment to reflect share increase approved in December 1993) .........................................
 10.42       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Nonqualified Stock Option Plan (filed as
             Exhibit 10.19 to Thermo Electron's Annual Report on Form
             10-K for the fiscal year ended January 2, 1993 [File No. 1-
             8001] and incorporated herein by reference). (Maximum
             number of shares issuable in the aggregate under this plan and the Thermo Ecotek Incentive Stock Option Plan is
             900,000 shares, after adjustment to reflect share increase approved in December 1993) ................................
 10.43       Thermo Ecotek Corporation (formerly Thermo Energy Systems
             Corporation) Equity Incentive Plan (filed as Exhibit 10.39 to Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference) .........................
 10.44       Thermedics Inc. Incentive Stock Option Plan (filed as
             Exhibit 10(d) to Thermedics' Registration Statement on Form
             S-1 [Reg. No. 33-84380) and incorporated herein by
             reference). (Maximum number of shares issuable in the
             aggregate under this plan and the Thermedics Nonqualified
             Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and 1992, 5-for-4 stock split effected in January 1985, 4-for-3 stock split
             effected in September 1985, and 3-for-2 stock splits
             effected in October 1986 and November 1993) ...............
 10.45       Thermedics Inc. Nonqualified Stock Option Plan (filed as
             Exhibit 10(e) to Thermedics' Registration Statement on Form
             S-1 [Reg. No. 33-84380) and incorporated herein by
             reference). (Maximum number of shares issuable in the
             aggregate under this plan and the Thermedics Incentive
             Stock Option Plan is 1,931,923 shares, after adjustment to reflect share increases approved in 1986 and 1992, 5-for-4 stock split effected in January 1985, 4-for-3 stock split
             effected in September 1985, and 3-for-2 stock splits
             effected in October 1986 and November 1993) ...............
 10.46       Thermedics Inc. Equity Incentive Plan (filed as Appendix A to the Proxy Statement dated May 10, 1993 of Thermedics
             [File No. 1-9567] and incorporated herein by reference).
             (Maximum number of shares issuable is 1,500,000, after
             adjustment to reflect 3-for-2 stock split effected in
             November 1993) ............................................
 10.47       Thermedics Inc.--Thermo Sentron Inc. Nonqualified Stock
             Option Plan (filed as Exhibit 10.51 to Thermo Cardiosystems
             Annual Report on Form 10-K for the fiscal year ended
             December 30, 1995 [File No. 1-10114] and incorporated
             herein by reference) ......................................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.48      Thermedics Inc.--Thermedics Detection Inc. Nonqualified
             Stock Option Plan (filed as Exhibit 10.20 to Thermo
             Electron's Annual Report on Form 10-K for the fiscal year
             ended January 2, 1993 [File No. 1-8002] and incorporated
             herein by reference) ......................................
  10.49      Thermedics Detection Inc.--Equity Incentive Plan (fiuled as
             Exhibit 10.69 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.50      Thermo Cardiosystems Inc. Incentive Stock Option Plan
             (filed as Exhibit 10(f) to Thermo Cardiosystems'
             Registration Statement on Form S-1 [Reg. No. 33-25144] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Cardiosystems Nonqualified Stock Option Plan is
             1,143,750 shares, after adjustment to reflect share
             increase approved in 1992, 3-for-2 stock split effected in
             January 1990, 5-for-4 stock split effected in May 1990 and
             2-for-1 stock split effected in November 1993) ............
  10.51      Thermo Cardiosystems Inc. Nonqualified Stock Option Plan
             (filed as Exhibit 10(g) to Thermo Cardiosystems'
             Registration Statement on Form S-1 [Reg. No. 33-25144] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Cardiosystems Incentive Stock Option Plan is
             1,143,750 shares, after adjustment to reflect share
             increase approved in 1992, 3-for-2 stock split effected in
             January 1990, 5-for-4 stock split effected in May 1990 and
             2-for-1 stock split effected in November 1993) ............
  10.52      Thermo Cardiosystems Inc. Equity Incentive Plan (filed as
             Exhibit 10.46 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.53      Thermo Voltek Corp. (formerly Universal Voltronics Corp.)
             1985 Stock Option Plan (filed as Exhibit 10.14 to Thermo
             Voltek's Annual Report on Form 10-K for the fiscal year
             ended June 30, 1985 [File No. 0-8245] and incorporated
             herein by reference). (Maximum number of shares issuable is
             200,000 shares, after adjustment to reflect 1-for-3 reverse stock split effected in November 1992 and 3-for-2 stock
             split effected in November 1993) ..........................
  10.54      Thermo Voltek Corp. (formerly Universal Voltronics Corp.)
             1990 Stock Option Plan (filed as Exhibit 10.2 to Thermo
             Voltek's Annual Report on Form 10-K for the fiscal year
             ended June 30, 1990 [File No. 1-10574] and incorporated
             herein by reference). (Maximum number of shares issuable is
             400,000 shares, after adjustment to reflect share increases in 1993 and 1994. 1-for-3 reverse stock split effected in
             November 1992, and 3-for-2 stock split effected in November
             1993) .....................................................
  10.55      Thermo Voltek Corp. Equity Incentive Plan (filed as Exhibit
             10.49 to Thermo Instrument's Annual Report on Form 10-K for
             the fiscal year ended December 31, 1994 [File No. 1-9786]
             and incorporated herein by reference) .....................
  10.56      Thermo Instrument Systems Inc. Incentive Stock Option Plan
             (filed as Exhibit 10(c) to Thermo Instrument's Registration
             Statement on Form S-1 [Reg. No. 33-6762] and incorporated
             herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the Thermo Instrument
             Nonqualified Stock Option Plan is 2,812,500 shares, after
             adjustment to reflect share increase approved in 1990 and
             3-for-2 stock splits effected in January 1988, July 1993
             and April 1995 and 5-for-4 stock split effected in December
             1995) .....................................................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.57      Thermo Instrument Systems Inc. Nonqualified Stock Option
             Plan (filed as Exhibit 10(d) to Thermo Instrument's
             Registration Statement on Form S-1 [Reg. No. 33-6762] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Instrument Incentive Stock Option Plan is 2,812,500
             shares, after adjustment to reflect share increase approved in 1990 and 3-for-2 stock splits effected in January 1988,
             July 1993 and April 1995 and 5-for-4 stock split effected
             in December 1995) .........................................
  10.58      Thermo Instrument Systems Inc. Equity Incentive Plan (filed as Appendix A to the Proxy Statement dated April 27, 1993
             of Thermo Instrument [File No. 1-9786] and incorporated
             herein by reference). (Maximum number of shares issuable is
             4,031,250 shares, after adjustment to reflect share
             increase approved in December 1993 and 3-for-2 stock split effected in July 1993 and April 1995 and 5-for-4 stock
             split effected in December 1995) ..........................
  10.59      Thermo Instrument Systems Inc. (formerly Thermo
             Environmental Corporation) Incentive Stock Option Plan
             (filed as Exhibit 10(d) to Thermo Environmental's
             Registration Statement on Form S-1 [Reg. No. 33-329] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Instrument (formerly Thermo Environmental
             Corporation) Nonqualified Stock Option Plan is 1,160,156
             shares, after adjustment to reflect share increase approved in 1987 and 3-for-2 stock splits effected in July 1993 and
             April 1995 and 5-for-4 stock split effected in December
             1995) .....................................................
  10.60      Thermo Instrument Systems Inc. (formerly Thermo
             Environmental Corporation) Nonqualified Stock Option Plan
             (filed as Exhibit 10(e) to Thermo Environmental's
             Registration Statement on Form S-1 [Reg. No. 33-329] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Instrument (formerly Thermo Environmental
             Corporation) Incentive Stock Option Plan is 1,160,156
             shares, after adjustment to reflect share increase approved in 1987 and 3-for-2 splits effected in July 1993 and April
             1995 and 5-for-4 stock split effected in December 1995) ...
  10.61      Thermo Instrument Systems Inc.--ThermoSpectra Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.51 to
             Thermo Instrument's Annual Report on Form 10-K for the
             fiscal year ended December 31, 1994 [File No. 1-9786] and
             incorporated herein by reference) .........................
  10.62      Thermo Instrument Systems Inc.--Thermo BioAnalysis
             Corporation Nonqualified Stock Option Plan (filed as
             Exhibit 10.64 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........
  10.63      Thermo Instrument Systems Inc.--ThermoQuest Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.65 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
  10.64      ThermoSpectra Corporation Equity Incentive Plan (filed as
             Exhibit 10.52 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.65      Thermo BioAnalysis Corporation Equity Incentive Plan (filed as Exhibit 10.67 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........
  10.66      Thermo Optek Corporation Equity Incentive Plan (filed as
             Exhibit 10.68 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.67      ThermoQuest Corporation Equity Incentive Plan (filed as
             Exhibit 10.69 to Thermo Cardiosystems' Annual Report on
             Form 10-K for the fiscal year ended December 30, 1995 [File
             No. 1-10114] and incorporated herein by reference) ........
  10.68      ThermoTrex Corporation (formerly Thermo Electron
             Technologies Corporation) Incentive Stock Option Plan
             (filed as Exhibit 10(h) to ThermoTrex's Registration
             Statement on Form S-1 [Reg. No. 33-40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the ThermoTrex
             Nonqualified Stock Option Plan is 1,945,000 shares, after
             adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993) ....
  10.69      ThermoTrex Corporation (formerly Thermo Electron
             Technologies Corporation) Nonqualified Stock Option Plan
             (filed as Exhibit 10(i) to ThermoTrex's Registration
             Statement on Form S-1 [Reg. No. 33-40972] and incorporated herein by reference) (Maximum number of shares issuable in the aggregate under this plan and the ThermoTrex
             Nonqualified Stock Option Plan is 1,945,000 shares, after
             adjustment to reflect share increases approved in 1992 and
             1993 and 3-for-2 stock split effected in October 1993) ....
  10.70      ThermoTrex Corporation-ThermoLase Corporation (formerly
             ThermoLase Inc.) Nonqualified Stock Option Plan (filed on
             Exhibit 10.53 to ThermoTrex Corporation's Annual Report on
             Form 10-K for the fiscal year ended January 1, 1994 [File
             No. 1-10791] and incorporated herein by reference .........
  10.71      ThermoTrex Corporation--Trex Medical Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.73 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
  10.72      ThermoLase Corporation (formerly ThermoLase Inc.)
             Nonqualified Stock Option Plan (filed as Exhibit 10.54 to
             ThermoTrex's Annual Report on Form 10-K for the fiscal year ended January 1, 1994 [File No. 1-10791] and incorporated
             herein by reference). (Maximum number of shares issuable in the aggregate under this plan and the ThermoLase Incentive
             Stock Option Plan is 2,800,000 shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock
             splits effected in March 1994 and June 1995) ..............
  10.73      ThermoLase Corporation (formerly ThermoLase Inc.) Incentive
             Stock Option Plan (filed as Exhibit 10.55 to ThermoTrex
             Corporation's Annual Report on Form 10-K for the fiscal
             year ended January 1, 1994 [File No. 1-10791] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             ThermoLase Nonqualified Stock Option Plan is 2,800,000
             shares, after adjustment to reflect share increase approved in 1993 and 2-for-1 stock splits effected in March 1994 and
             June 1995) ................................................
  10.74      ThermoLase Corporation Equity Incentive Plan (filed as
             Exhibit 10.81 to Thermo TerraTech's Annual Report on Form
             10-K for the fiscal year ended April 1, 1995 [File No. 1-
             9549] and incorporated herein by reference) ...............
  10.75      Thermo Fibertek Inc. Incentive Stock Option Plan (filed as
             Exhibit 10(k) to Thermo Fibertek's Registration Statement
             on Form S-1 [Reg. No. 33-51172] and incorporated herein by reference .................................................
  10.76      Thermo Fibertek Inc. Nonqualified Stock Option Plan (filed as Exhibit 10(l) to Thermo Fibertek's Registration
             Statement on Form S-1 [Reg. No. 33-51172] and incorporated herein by reference .......................................
  10.77      Thermo Fibertek Inc. Equity Incentive Plan (filed as
             Exhibit 10.60 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference ..............

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                     PAGE
 -----------                    ----------------------                     ----
  10.78      Thermo Power Corporation (formerly Tecogen Inc.) Incentive
             Stock Option Plan (filed as Exhibit 10(h) to Thermo Power's
             Quarterly Report on Form 10-Q for the quarter ended April
             3, 1993 [Reg. No. 33-10573] and incorporated herein by
             reference). (Maximum number of shares issuable in the
             aggregate under this plan and the Thermo Power Nonqualified
             Stock Option Plan is 950,000 shares, after adjustment to
             reflect share increases approved in 1990, 1992 and 1993) ..
  10.79      Thermo Power Corporation (formerly Tecogen Inc.)
             Nonqualified Stock Option Plan (filed as Exhibit 10(i) to
             Thermo Power's Quarterly Report on Form 10-Q for the
             quarter ended April 3, 1993 [Reg. No. 33-10573] and
             incorporated herein by reference). (Maximum number of
             shares issuable in the aggregate under this plan and the
             Thermo Power Incentive Stock Option Plan is 950,000 shares, after adjustment to reflect share increases approved in
             1990, 1992 and 1993) ......................................
  10.80      Thermo Power Corporation Equity Incentive Plan (filed as
             Exhibit 10.63 to Thermo Instrument's Annual Report on Form
             10-K for the fiscal year ended December 31, 1994 [File No.
             1-9786] and incorporated herein by reference) .............
  10.81      Thermo Power Corporation--ThermoLyte Corporation
             Nonqualified Stock Option Plan (filed as Exhibit 10.84 to
             Thermo Cardiosystems' Annual Report on Form 10-K for the
             fiscal year ended December 30, 1995 [File No. 1-10114] and incorporated herein by reference) .........................
  10.82      ThermoLyte Corporation Equity Incentive Plan (filed as
             Exhibit 10.71 to Thermo Power's Annual Report on Form 10-K
             for the fiscal year ended September 30, 1995 [File No. 1-
             10573] and incorporated herein by reference) ..............
  10.83      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.) Incentive Stock Option Plan (filed as Exhibit 10(h)
             to Thermo Process' Registration Statement on Form S-1 [Reg.
             No. 33-6763] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under
             this plan and the Thermo TerraTech Nonqualified Stock
             Option Plan is 1,850,000 shares, after adjustment to
             reflect share increases approved in 1987, 1989 and 1992, 6-
             for-5 stock splits effected in July 1988 and March 1989 and
             3-for-2 stock split effected in September 1989) ...........
  10.84      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.) Nonqualified Stock Option Plan (filed as Exhibit
             10(i) to Thermo Process' Registration Statement on Form S-1
             [Reg. No. 33-6763] and incorporated herein by reference).
             (Maximum number of shares issuable in the aggregate under
             this plan and the Thermo TerraTech Incentive Stock Option
             Plan is 1,850,000 shares, after adjustment to reflect share increases approved in 1987, 1989 and 1992, 6-for-5 stock
             splits effected in July 1988 and March 1989 and 3-for-2
             stock split effected in September 1989) ...................
  10.85      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.) Equity Incentive Plan (filed as Exhibit 10.63 to
             Thermedics' Annual Report on Form 10-K for the fiscal year ended January 1, 1994 [File No. 1-9567] and incorporated
             herein by reference). (Maximum number of shares issuable is
             1,750,000 shares, after adjustment to reflect share
             increase approved in 1994) ................................
  10.86      Thermo TerraTech Inc. (formerly Thermo Process Systems
             Inc.)--Thermo Remediation Inc. Nonqualified Stock Option
             Plan (filed as Exhibit 10(l) to Thermo Process' Quarterly
             Report on Form 10-Q for the fiscal quarter ended January 1,
             1994 [File No. 1-9549] and incorporated herein by
             reference) ................................................
  10.87      Thermo Remediation Inc. Equity Incentive Plan (filed as
             Exhibit 10.7 to Thermo Remediation's Registration Statement
             on Form S-1 [Reg. No. 33-70544] and incorporated herein by reference) ................................................
  11         Computation of Earnings per Share..........................

 EXHIBIT NO.                    DESCRIPTION OF EXHIBIT                      PAGE
 -----------                    ----------------------                      ----
 *21         Subsidiaries of the Registrant..............................
  23.1       Consent of Arthur Andersen LLP..............................
  23.2       Consent of Arthur Andersen LLP..............................
  23.3       Consent of Arthur Andersen LLP..............................
  23.4       Consent of Topel Forman L.L.C. .............................
  23.5       Consent of Seth H. Hoogasian, Esq. (included in Exhibit 5)..
 *24         Power of Attorney...........................................
  27         Financial Data Schedule.....................................
  99.1       Form of Subscription Agency Agreement.......................
  99.2       Instructions as to use of Trex Medical Corporation
             Subscription Certificates and International Holder
             Subscription Forms..........................................
  99.3       International Holder Subscription Form......................
  99.4       Form of Letter to Trex Medical stockholders.................
  99.5       Form of Letter to ThermoTrex stockholders...................

- --------

* Previously filed.

+ Confidential treatment requested as to certain portions, which portions are omitted and filed separately with the Commission.